                                                                 EXECUTION
                                                                 COPY




                   ASSET PURCHASE AND CONTRIBUTION AGREEMENT



                                  by and among



                     MASTERCARD INTERNATIONAL INCORPORATED
                                  ("Seller"),



                           NATIONAL DATA CORPORATION
                                  ("Parent"),



                                      and


                          POS ACQUISITION COMPANY LLC
                                   ("Newco")



                         DATED AS OF FEBRUARY 22, 1996

                               TABLE OF CONTENTS




                                                                               Page
                                                                               ----
ARTICLE I   CONTRIBUTION AND SALE OF ASSETS ..................................    2

     1.1    Contribution and Sale of Assets by Seller ........................    2
     1.2    Excluded Assets ..................................................    5
     1.3    Contribution of Assets by Parent .................................    6
     1.4    Excluded Assets ..................................................    9

ARTICLE 2   ASSUMPTION OF LIABILITIES AND MISCELLANEOUS ......................   10

     2.1    Assumption of Seller's Liabilities ...............................   10
     2.2    Excluded Liabilities of Seller ...................................   11
     2.3    Assumption of Parent's Liabilities ...............................   12
     2.4    Excluded Liabilities of Parent ...................................   12
     2.5    Licenses, Subleases and Other Agreements .........................   14

ARTICLE 3   PAYMENT OF PURCHASE PRICE ........................................   14

     3.1    The Purchase Price ...............................................   14
     3.2    Allocation of Purchase Price .....................................   14

ARTICLE 4   MEMBERSHIP INTERESTS .............................................   15

     4.1    Issuance of Membership Interests .................................   15
     4.2    Operating Agreement ..............................................   15
     4.3    Payment of Transfer Expenses .....................................   15

ARTICLE 5   PROCEDURE FOR CLOSING ............................................   15

     5.1    Time and Place of Closing ........................................   15
     5.2    Certain Consents .................................................   16
     5.3    Further Assurances ...............................................   17

ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF SELLER .........................   18

     6.1    Organization and Qualification ...................................   18
     6.2    Authority ........................................................   18
     6.3    Subsidiaries; Joint Ventures .....................................   19
     6.4    Financial Statements .............................................   19



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
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
     6.5    Personal Property ................................................   20
     6.6    Real Property; Leased Real Property ..............................   20
     6.7    Contracts ........................................................   21
     6.8    Intellectual Property ............................................   22
     6.9    Insurance ........................................................   23
     6.10   Environmental Matters and OSHA ...................................   23
     6.11   Litigation .......................................................   25
     6.12   Absence of Changes ...............................................   25
     6.13   Brokers and Finders ..............................................   27
     6.14   Labor Matters ....................................................   27
     6.15   Governmental Approval and Consents ...............................   28
     6.16   Taxes ............................................................   28
     6.17   Employee Benefit Plans ...........................................   29
     6.18   Compliance with Laws .............................................   29
     6.19   Governmental Approval and Consents ...............................   29
     6.20   Adequacy of Acquired Assets ......................................   30
     6.21   Title to Assets ..................................................   30

ARTICLE 7   REPRESENTATIONS AND WARRANTIES OF PARENT .........................   30

     7.1    Organization and Qualification ...................................   30
     7.2    Authority ........................................................   30
     7.3    Subsidiaries; Joint Ventures .....................................   31
     7.4    Financial Statements .............................................   31
     7.5    Personal Property ................................................   32
     7.6    Real Property; Leased Real Property ..............................   32
     7.7    Contracts ........................................................   33
     7.8    Intellectual Property ............................................   34
     7.9    Insurance ........................................................   35
     7.10   Environmental Matters and OSHA ...................................   35
     7.11   Litigation .......................................................   37
     7.12   Absence of Changes ...............................................   37
     7.13   Brokers and Finders ..............................................   39
     7.14   Labor Matters ....................................................   39
     7.15   Governmental Approval and Consents ...............................   39
     7.16   Taxes ............................................................   39
     7.17   Employee Benefit Plans ...........................................   41
     7.18   Compliance with Laws .............................................   41
     7.19   Governmental Approval and Consents ...............................   41
     7.20   Adequacy of Acquired Assets ......................................   41
     7.21   Title to Assets ..................................................   42



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

                                                                                 Page
                                                                                 ----
ARTICLE 8   COVENANTS OF SELLER ..............................................   42

     8.1    Conduct of Business Prior to Closing .............................   42
     8.2    Notification of Changes ..........................................   43
     8.3    Other Transactions ...............................................   43
     8.4    Additional Reports ...............................................   43
     8.5    Conditions Precedent .............................................   44
     8.6    Preparation of Financial Statements ..............................   44

ARTICLE 9   COVENANTS OF PARENT ..............................................   44

     9.1    Conduct of Business Prior to Closing .............................   44
     9.2    Notification of Changes ..........................................   45
     9.3    Additional Reports ...............................................   45
     9.4    Conditions Precedent .............................................   45

ARTICLE 10  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND NEWCO ..........   45

     10.1   Certificate Regarding Schedules and Representations and
              Warranties......................................................   45
     10.2   Compliance by Seller .............................................   46
     10.3   No Injunction, Etc. ..............................................   46
     10.4   Consents .........................................................   46
     10.5   Incumbency .......................................................   47
     10.6   Certified Resolutions ............................................   47
     10.7   Release of Certain Liens .........................................   47
     10.8   No Adverse Change ................................................   47
     10.9   Instruments of Transfer ..........................................   47
     10.10  Opinion of Counsel for Seller ....................................   47
     10.11  Leased Real Property Certificates ................................   48
     10.12  Condition of Acquired Assets .....................................   48
     10.13  Hart-Scott-Rodino ................................................   48
     10.14  Subleases ........................................................   48
     10.15  Seller Transition Services Agreement .............................   48
     10.16  Operating Agreement ..............................................   48
     10.17  Assumption of Contracts and Leases ...............................   48

ARTICLE 11  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER ....................   48

     11.1   Certificate Regarding Schedules and Representations and
              Warranties......................................................   49
     11.2   Compliance by Parent and Newco ...................................   49
     11.3   Certified Resolutions ............................................   49

                                                                                Page
                                                                                ----
     11.4   Consents .........................................................   50
     11.5   No Injunction; Etc. ..............................................   50
     11.6   Incumbency .......................................................   50
     11.7   Opinion of Parent's Counsel ......................................   50
     11.8   Release of Certain Liens .........................................   50
     11.9   Instruments of Transfer ..........................................   50
     11.10  Leased Real Property Certificates ................................   51
     11.12  Condition of Acquired Assets .....................................   51
     11.13  No Adverse Change ................................................   51
     11.14  Hart-Scott-Rodino ................................................   51
     11.15  Transition Services Agreement and Registration Rights Agreement...   51
     11.16  Operating Agreement and Parent Services Agreement ................   51
     11.17  Offers of Employment .............................................   51
     11.18  Assumption of Contracts and Leases ...............................   52

ARTICLE 12  MUTUAL COVENANTS .................................................   52

     12.1   Governmental Filings .............................................   52
     12.2   Further Mutual Covenants .........................................   52
     12.3   Prorations .......................................................   52
     12.4   Access and Information ...........................................   54
     12.5   Confidentiality ..................................................   54

ARTICLE 13  POST CLOSING MATTERS .............................................   55

     13.1   Employment of Employees ..........................................   55
     13.2   Seller's Benefit Plans ...........................................   56
     13.3   Vacation Pay .....................................................   57
     13.4   Newco's Benefit Plans ............................................   57
     13.5   Non-Solicitation .................................................   59
     13.6   Discharge of Business Obligations ................................   59
     13.7   Maintenance of Books and Records .................................   59
     13.8   Payments Received ................................................   60
     13.9   Covenants Not to Compete; Confidentiality ........................   61
     13.10  Cooperation ......................................................   63
     13.11  Delivery of Documents ............................................   63
     13.12  Cooperation and Marketing ........................................   64

ARTICLE 14  TERMINATION ......................................................   65

     14.1   Termination ......................................................   65
     14.2   Effect of Termination ............................................   66



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

Page

                                                                                 Page
                                                                                 ----
ARTICLE 15  INDEMNIFICATION ..................................................   66

     15.1   Definitions ......................................................   66
     15.2   Agreement of Sellers to Indemnity ................................   66
     15.3   Agreement of Parent to Indemnify .................................   67
     15.4   Procedures for Indemnification ...................................   68
     15.5   Third Party Claims ...............................................   68
     15.6   Remedies .........................................................   71
     15.7   Survival .........................................................   71
     15.8   Time Limitations .................................................   71
     15.9   Amount Limitations ...............................................   71
     15.10  Subrogation ......................................................   72
     15.11  Tax Neutralization ...............................................   72

ARTICLE 16  GENERAL PROVISIONS ...............................................   72

     16.1   Fees and Expenses ................................................   72
     16.2   Notices ..........................................................   73
     16.3   Assignment; Binding Effect .......................................   74
     16.4   No Benefit to Others .............................................   75
     16.5   Headings, Gender, and 'Person' ...................................   75
     16.6   Counterparts .....................................................   75
     16.7   Integration of Agreement .........................................   75
     16.8   Time of Essence ..................................................   75
     16.9   Governing Law ....................................................   75
     16.10  Partial Invalidity ...............................................   75
     16.11  Investigation ....................................................   75
     16.12  Public Announcements .............................................   76
     16.13  Arbitration ......................................................   76
     16.14  Waiver ...........................................................   77
     16.15  Partnership ......................................................   77




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




                               TABLE OF EXHIBITS



          Exhibit A  Form of Newco Sublease
          Exhibit B  Form of Seller Transition Services Agreement
          Exhibit C  Form of Parent Services Agreement
          Exhibit D  Form of Operating Agreement
          Exhibit E  Form of Opinion of Counsel to Seller
          Exhibit F  Form of Assignment and Assumption Agreement
          Exhibit G  Form of Opinion of Counsel to Parent
          Exhibit H  Form of Registration Rights Agreement
          Exhibit I  Form of Newco Assignment and Assumption Agreement



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




                       CROSS REFERENCES TO DEFINED TERMS


     TERM                                         SECTION IN WHICH DEFINED
     AAA                                          Section 16.13(a)
     Acquired Asset(s)                            Section 1.1
     Acquisition Documents                        Section 6.2
     Acquisition Proposal                         Section 8.4
     Affiliate                                    Section 6.8(a)
     Agreement                                    Preamble
     Ambassador Disclosure Memorandum             Section 1.1
     Assignment and Assumption Agreement          Section 10.19
     Assumed Liabilities                          Section 2.1
     Beneficiary                                  Section 12.3(d)
     benefit liabilities                          Section 6.19(c) (iv)
     Books and Records                            Section 1.1(b)(vi)
     Business of Newco                            Section 13.9(a)
     CERCLA                                       Section 6.11(a)
     Closing                                      Section 5.1(a)
     Closing Date                                 Section 5.1(a)
     Competitive Activity                         Section 13.9(a)
     Consent                                      Section 5.2
     Contract(s)                                  Section 1.1(b)(iii)
     controlled group                             Section 6.19(c)(ii)
     Credit Cards                                 Preamble
     Deferred Acquired Assets                     Section 5.2
     Effective Time                               Section 5.1(a)
     eligible retirement plan                     Section 13.2(b)
     Employees                                    Section 6.16
     employee benefit plan                        Section 2.2(a)
     Environmental Permits                        Section 6.11(a) (v)
     Equipment Charges                            Section 12.3(b)(iii)
     ERISA                                        Section 2.2(a)
     ERISA Pension Plan                           Section 6.19(c)
     Excluded Assets                              Section 1.2
     Excluded Contracts                           Section 1.1(b)(iii)
     Excluded Liabilities                         Section 2.2
     GAAP                                         Section 6.4
     Hazardous Materials                          Section 6.11(a)
     Hazardous Substances                         Section 6.11(a)
     HSR Act                                      Section 10.14
     Indemnification Claim                        Section 15.1(a)
     Indemnitees                                  Section 15.1(b)
     Indemnitor                                   Section 15.1(c)
     known to Parent                              Section 7.25
     known to Seller                              Section 6.25
     Labor Claims                                 Section 6.16
     License Agreement                            Section 1.2(i)



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



     Losses                                       Section 15.1(d)
     Merchants                                    Preamble
     multiemployer plan                           Section 6.19(d)(iii)
     Newco                                        Preamble
     Newco Assignment and Assumption Agreement    Section 11.15
     Newco Assumed Liabilities                    Section 2.3
     Newco Confidential Information               Section 13.9(b)
     Not Actively Employed                        Section 13.1(a)
     Notice to Contest                            Section 15.5(c)
     Notice of Settlement                         Section 15.5(c)
     obligation to contribute                     Section 6.19(d)(ii)
     Operating Agreement                          Section 4.3
     MAPP                                         Preamble
     Parent                                       Preamble
     Parent Benefit Plans                         Section 7.19(a)
     Parent Contributed Assets                    Section 1.3
     Parent Excluded Liabilities                  Section 2.4
     Parent Financial Statements                  Section 7.4
     Parent Inventory                             Section 1.3(e)
     Parent's Accounts Receivable                 Section 1.3(g)
     Parent's 401(k) Plan                         Section 13.2(b)
     Parent's Contracts                           Section 1.3(d)
     Parent's Direct Merchant Network Business    Preamble
     Parent's Employees                           Section 7.19(a)
     Parent's Equipment                           Section 1.3(c)
     Parent's Indirect Merchant Network Business  Preamble
     Parent's Intellectual Property               Section 1.3(f)
     Parent's Leased Real Property                Section 1.3(b)
     Parent's Real Property Leases                Section 1.3(b)
     Parent Services Agreement                    Section 2.5(f)
     Parent's Trustee                             Section 13.4(b)
     Payor                                        Section 12.3(d)
     Payee                                        Section 12.3(d)
     Permitted Encumbrances                       Section 6.13
     person                                       Section 16.5
     Personal Property Taxes                      Section 12.3(b)(v)
     present value                                Section 6.19(c)(iii)
     MasterCard                                   Section 1.2(i)
     MasterCard Automated Point-of-Sale Program   Section 1.2(i)
     MasterCard Disclosure Memorandum             Section 1.1
     Proration Items                              Section 12.3(a)
     Purchased Assets                             Section 1.1(a)
     Purchase Price                               Section 3.1
     qualified beneficiaries                      Section 6.19(b)
     qualifying event                             Section 6.19(b)
     qualified plan                               Section 15.2(f)
     RCRA                                         Section 6.11(a)
     Real Property Taxes                          Section 12.3(b)(iv)



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



     Recipient                                    Section 12.3(d)
     Rental Charges                               Section 12.3(b)(ii)
     Rules                                        Section 16.13(a)
     Seller                                       Preamble
     Seller Benefit Plans                         Section 6.19(a)
     Seller Confidential Information              Section 13.9(c)
     Seller Contributed Assets                    Section 1.1(a)
     Seller Disclosure Memorandum                 Section 1.1
     Seller Financial Statements                  Section 6.4
     Seller's Accounts Receivable                 Section 1.1(b)(ix)
     Seller's Equipment                           Section 1.1(b)(ii)
     Seller's Indirect Merchant Network Business  Preamble
     Seller's Intellectual Property               Section 1.1(b)(v)
     Seller Inventory                             Section 1.1(b)(iv)
     Seller's Leased Real Property                Section 1.1(b)(i)
     Seller's Network                             Preamble
     Seller's Permits                             Section 1.1(b)(vii)
     Seller's Real Property Leases                Section 1.1(b)(i)
     Seller's Retirement Plan                     Section 13.2(b)
     Seller Transition Services Agreement         Section 2.5(d)
     Seller's Trustee                             Section 13.4(b)
     single employee                              Section 2.2(a)
     Sublease                                     Section 2.5(b)
     Taxes                                        Section 2.2(i)
     Territory                                    Section 13.9(a)
     Third Party Claim                            Section 15.1(e)
     Threshold Amount                             Section 15.9
     to the knowledge of Parent                   Section 7.25
     to the knowledge of Seller                   Section 6.25
     Toxic Substances                             Section 6.11(a)
     Transfer                                     Section 5.2
     Transferred Employees                        Section 13.1(a)
     Utility Charges                              Section 12.3(b)(i)

                   ASSET PURCHASE AND CONTRIBUTION AGREEMENT


     THIS ASSET PURCHASE AND CONTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of this 22nd day of February, 1996, among NATIONAL DATA CORPORATION, a Delaware corporation ("Parent"), MASTERCARD INTERNATIONAL INCORPORATED, a Delaware corporation ("Seller"), and POS ACQUISITION COMPANY LLC ("Newco"), a Georgia limited liability company;

                              W I T N E S S E T H:

     WHEREAS, Seller is engaged, through the MasterCard Automated Point-of-Sale Program ("MAPP"), in the business of providing transaction processing services involving the authorization (including voice authorization) and capture of transactions involving credit, debit and similar cards ("Credit Cards") through utilization of an electronic telecommunications and computer network ("Seller's Network") indirectly to persons or entities that honor credit, debit and similar cards ("Merchants") through banks and other associations and institutions that participate in the handling of transactions involving Credit Cards throughout the United States ("Seller's Indirect Merchant Network Business");

     WHEREAS, Parent is currently engaged in the business of providing electronic transaction processing services involving the authorization (including voice authorization), capture, settlement and clearing of transactions involving Credit Cards, check verification, cash management, electronic data interchange, electronic tax payment and filing, and other ancillary services directly ("Parent's Direct Merchant Network Business") and indirectly (including through Modular Data, Inc., a wholly owned subsidiary of Parent ("Subsidiary")) ("Parent's Indirect Merchant Network Business") to Merchants through utilization of an electronic telecommunications and computer network;

     WHEREAS, in anticipation of entering into this Agreement Parent and Seller have formed Newco and intend to contribute certain of their assets to Newco, and have Newco assume certain of their liabilities, related to Parent's Indirect Merchant Network Business and Seller's Indirect Merchant Network Business, on the terms and conditions set forth in this Agreement;

     WHEREAS, certain assets utilized in providing support services to Parent's Direct and Indirect Merchant Network Business will be included in the assets to be contributed by Parent;

     WHEREAS, the parties contemplate that Newco will purchase certain assets of Seller's Indirect Merchant Network Business on the terms and conditions set forth hereunder;

     WHEREAS, it is contemplated that Parent will receive a ninety-two and one-half percent (92.5%) membership interest in Newco and Seller will receive a seven and one-half percent (7.5%) membership interest in Newco;

     WHEREAS, the parties hereto desire to provide for the securing of loaned funds by Newco as set forth herein;

     WHEREAS, the parties hereto desire to make arrangement for the provision of transition services to Newco by Seller;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                        CONTRIBUTION AND SALE OF ASSETS

     1.1 Contribution and Sale of Assets by Seller.

     (a) At the Closing (as hereinafter defined), on and subject to the terms and conditions of this Agreement, Seller shall sell, assign, transfer, convey, and deliver to Newco, and Newco shall purchase, acquire, and accept from Seller, all of the right, title, and interest of Seller in and to the Acquired Assets (as hereinafter defined) other than the Excluded Assets (as hereinafter defined). The portion of the Acquired Assets described in SECTION 1.1(A) OF THE SELLER DISCLOSURE MEMORANDUM (the "Purchased Assets") shall be purchased by Newco for the Purchase Price and the remainder of the Acquired Assets (the "Seller Contributed Assets") shall be contributed to Newco by Seller in exchange for a membership interest in Newco, all as hereinafter described.

     (b) Subject to the limitations on use of Seller's name and mark set forth in Section 13.12(e), the Acquired Assets shall consist of all of the right, title, and interest of Seller in and to all of the following assets, properties, contracts, and rights of Seller, as the same shall exist at the Closing Date (as hereinafter defined), which shall be delivered free and clear of any and all liens, encumbrances, security interests, options and other adverse claims whatsoever, except only for Permitted Encumbrances (as hereinafter defined):

         (i) All of Seller's rights in, to and under all real estate leases (including, without limitation, any assignment of a real estate lease or sublease) to which Seller is a party and which are identified in SECTION 1.1(B)(I) OF THE SELLER DISCLOSURE MEMORANDUM ("Seller's Real Property Leases"), together with all of Seller's right, title, and interest pursuant to Seller's Real Property Leases in the buildings, fixtures and improvements, including construction-in-progress and appurtenances thereto located on the real property subject to such real estate leases, and any and all assignable warranties of third parties with respect thereto ("Seller's Leased Real Property");

         (ii) Except as provided in Section 1.2, all equipment, tools, computers, terminals, point of sale terminals, computer equipment, office equipment, furniture, business machines, telephones and telephone systems, parts, accessories and the like owned by Seller and permanently or normally located on Seller's Leased Real Property or on the real property that is to be subleased to Newco by Seller pursuant to this Agreement ("Seller's Subleased Real Property") or owned and held by Seller principally for nonincidental and active use in the day-to-day operations of Seller's Indirect Merchant Network Business, wherever located, and any and all assignable warranties of third parties with respect thereto ("Seller's Equipment");

         (iii) All of Seller's rights and interests under the terms of the contracts, agreements, personal property leases, license agreements, warranties, commitments, arrangements, credit guaranties and purchase and sales orders to which it is a party which principally relate to Seller's Indirect Merchant Network Business, whether oral or written, and pursuant to which Seller enjoys any right or benefit, including the assignment of telephone numbers for nonincidental and active use in the day-to-day operations of Seller's Indirect Merchant Network Business and any agreements pursuant to which Seller has received any revenues reflected in the Seller Financial Statements (as hereinafter defined) or will receive any revenues through the Closing Date that would be reflected in financial statements prepared for Seller's Indirect Merchant Network Business using the accounting principles and conventions employed in preparing the Seller Financial Statements, together with the right of Seller to receive income in respect of such contracts, agreements, license agreements, warranties, commitments, arrangements, (individually, a "Contract" and collectively, the "Contracts"), except (x) those Contracts identified in SECTION 1.1(B)(III) OF THE SELLER DISCLOSURE MEMORANDUM and (y) those Contracts or rights under the Contracts that relate solely to Excluded Assets or Excluded Liabilities (the Contracts described in
(x) and (y) are hereinafter collectively referred to as the "Excluded
Contracts");

         (iv) All goods owned and held by Seller for active and nonincidental use in Seller's Indirect Merchant Network Business wherever located, including, without limitation, supplies held by Seller for active and nonincidental use in the day-to-day operations of Seller's Indirect Merchant Network Business and which do not bear the Seller's trademarks or service marks (other than the "MAPP" Mark) (the "Seller Inventory"), together, subject to Section 15.10, with all rights of Seller against suppliers of the Seller Inventory, including, without limitation, Seller's rights under express or implied warranties with respect to the Seller Inventory;

         (v) Except as set forth in Section 1.2(i) and SECTION 1.2 OF THE SELLER DISCLOSURE MEMORANDUM, (a) all rights to and goodwill associated with the "MAPP" mark, including all designs, art work, designs in progress and other derivatives thereof including the "MAPP" mark; (b) all registrations and applications therefor owned or belonging to Seller, both registered and unregistered, foreign and domestic;
(c) all trade secrets owned by or belonging to Seller used actively and nonincidentally in the day-to-day operations of Seller's Indirect Merchant Network Business; (d) subject to the rights of third-party licensors pursuant to license agreements included in the Contracts, if any, all computer software (including documentation and related object and, if applicable, source codes) owned by, licensed by or belonging to Seller and used actively and nonincidentally in the day-to-day operations of Seller's Indirect Merchant Network Business; and (e) all confidential or proprietary information used actively and nonincidentally in the day-to-day operations of Seller's Indirect Merchant Network Business that is either owned by Seller or as to which Seller has rights as licensee, including all know-how that is actively and nonincidentally utilized in the day-to-day operations of Seller's Indirect Merchant Network Business (collectively, "Seller's Intellectual Property");

         (vi) All existing data, data bases, books, records, correspondence, business plans and projections, records of sales, customer and vendor lists, files and papers owned by or belonging to Seller and held for nonincidental and active use in the day-to-day operations of Seller's Indirect Merchant Network Business (Seller acknowledging that Parent and Newco shall have the right of access for the period specified in Section 13.7(a) to all records used or held for use in Seller's Indirect Merchant Network Business), and, to the extent permitted under applicable law or regulation, copies of historical personnel payroll records of each of the Transferred Employees (as defined in Section
13.1 hereof) belonging to and in the possession of Seller, including without limitation, employment applications, notices of transfer, notices of rate changes, other similar documents and any summaries of such documents regularly prepared by Seller; a summary, not specifically identifying any Transferred Employee individually, of all reported medical claims made for the Transferred Employees and their covered beneficiaries from January 1, 1995 through the Closing Date (Seller agreeing to deliver such summary as soon as reasonably practicable after the Closing Date, but in no event more than forty-five (45) days thereafter); and all manuals and printed instructions of Seller relating to the Acquired Assets (as hereinafter defined), other than manuals and instructions retained by Seller to perform services under the Seller Transition Services Agreement (as hereinafter defined), or to the operation of Seller's Indirect Merchant Network Business ("Seller's Books and Records");

         (vii) All licenses, permits, certificates and governmental authorizations of Seller reasonably necessary for the conduct of Seller's Indirect Merchant Network Business consistent with past practice ("Seller's Permits"), if any, to the extent transferable;

         (viii) All other personal property owned by or belonging to Seller and held by Seller principally for nonincidental and active use in the day-to-day operations of Seller's Indirect Merchant Network Business; and

         (ix) All rights of Seller, if any, to, and the goodwill associated with, the "Merchants Automated Point-of-Sale Program" mark, including all designs, art work, designs in progress and other derivations thereof.

     For purposes of this Agreement, "Permitted Encumbrances" shall mean (i) liens, security interests, deposits or pledges to secure obligations to be expressly assumed by Newco pursuant to this Agreement; (ii) any item specifically described in either the Seller Disclosure Memorandum, in the case of any Acquired Asset, or the Parent Disclosure Memorandum, in the case of a Parent Contributed Asset, as an encumbrance upon or claim against any Acquired Asset or Parent Contributed Asset, respectively that is to survive the Closing;
(iii) with respect to any leased or licensed Acquired Asset or Parent Contributed Asset, any rights of the lessor or licensor or any person claiming rights through them in accordance with the terms of the lease or license, as applicable, included in the Contracts or Parent Contracts, as applicable; (iv) with respect to any Acquired Asset, any Assumed Liability and, with respect to any Contributed Asset, any Newco Assumed Liability; (v) any encumbrance otherwise specifically permitted under this Agreement; and (vi) such encumbrances, if any (other than liens, security interests and other encumbrances securing existing or future indebtedness of, or other extensions of credit to, any person other than Newco), that in the aggregate do not materially adversely detract from the value or materially adversely interfere with the present use of any of the Acquired Assets or the Parent Contributed Assets, as applicable.

     For purposes of this Agreement, Seller Disclosure Memorandum shall mean the written information entitled "MasterCard Disclosure Memorandum" delivered prior to the date of this Agreement by Seller to Parent describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. For purposes of this Agreement, Parent Disclosure Memorandum shall mean the written information entitled "National Data Disclosure Memorandum" delivered prior to the date of this Agreement by Parent to Seller describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     1.2 Excluded Assets. Seller shall not sell or contribute, Newco shall not purchase or acquire, and the Acquired Assets shall not include:

        (a) The assets of any employee benefit plan, program, policy or arrangement maintained by or covering any employees of Seller or to which Seller has made any contribution, including the Seller Benefit Plans (as hereinafter defined);

        (b) All Excluded Contracts;

        (c) The assets and properties of Seller related to Seller's Indirect Merchant Network Business that are disposed of after the date of this Agreement, provided such disposition is permitted under and has been made in accordance with the terms of this Agreement;

        (d) Seller's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders, tax returns and records, books of account and ledgers, and such other records having to do with Seller's organization or stock capitalization and any other books and records not utilized in Seller's Indirect Merchant Network Business;

        (e) Any rights that accrue or will accrue to Seller under this Agreement;

        (f) Any rights to any of Seller's insurance policies, premiums, or proceeds from insurance coverages (except as provided in Section 10.12 hereof );

        (g) Any rights to any of Seller's claims for any federal, state, local, or foreign tax refund relating to any period ending prior to the Closing Date;

        (h) Cash and cash equivalents, bank accounts and intracompany obligations;

        (i) Subject to the provisions of Section 13.12, the "MasterCard" and "MasterCard Automated Point-of-Sale Program" tradenames and any trademarks or logos incorporating such tradenames and any other tradenames, trade styles, trademarks or service marks of Seller, including any logos, designs, art work, designs in progress and other derivatives thereof; and

        (j) The assets, properties, and rights specifically listed and described in SECTION 1.2 OF THE SELLER DISCLOSURE MEMORANDUM.

        (k) All prepaid expenses of Seller's Indirect Merchant Network Business; subject to Section 15.10, all causes of action, claims and demands of Seller principally related to Seller's Indirect Merchant Network Business, including without limitation, rights to returned or repossessed goods and rights as an unpaid vendor; all security deposits and utility deposits of Seller principally relating to Seller's Indirect Merchant Network Business; and

        (l) All accounts, notes and other receivables of Seller relating to Seller's Indirect Merchant Network Business ("Seller's Accounts Receivable").

     All of the assets described in this Section 1.2 are hereinafter collectively referred to as the "Excluded Assets."

     1.3 Contribution of Assets by Parent. Subject to the terms of this Agreement, at the Closing, Parent shall assign, transfer, convey, and deliver to Newco, and Newco shall acquire and accept from Parent, all of the right, title, and interest of Parent in and to all of the following assets, properties, contracts, and rights, as the same shall exist at the Closing Date (the "Parent Contributed Assets") free and clear of any and all liens, encumbrances, security interests, options and other adverse claims whatsoever, except only for Permitted
Encumbrances:

        (a) Sixty Million Dollars ($60,000,000) in immediately available funds;

        (b) All of Parent's and any subsidiary's of Parent rights in, to and under all real estate leases (including, without limitation, any assignment of a real estate lease or sublease) to which Parent or a subsidiary of Parent is a party and which are identified in SECTION 1.3(B) OF THE PARENT DISCLOSURE MEMORANDUM ("Parent's Real Property Leases"), together with all of Parent's or any such subsidiary's right, title, and interest pursuant to Parent's Real Property Leases in the buildings, fixtures and improvements, including construction-in-progress and appurtenances thereto located on the real property subject to such real estate leases, and any and all assignable warranties of third parties with respect thereto (the "Parent's Leased Real Property");

        (c) Except as provided in Section 1.4, all equipment, tools, computers, terminals, point of sale terminals, computer equipment, office equipment, furniture, business machines, telephones and telephone systems, parts, accessories and the like owned by Parent or Subsidiary and permanently or normally located on Parent's Leased Real Property or owned and held by Parent or Subsidiary principally for nonincidental and active use in the day-to-day operations of Parent's Indirect Merchant Network Business, wherever located, and any and all assignable warranties with respect thereto ("Parent's Equipment");

        (d) All of Parent's and Subsidiary's rights and interests under the terms of the contracts, agreements, personal property leases, license agreements, warranties, commitments, arrangements, credit guaranties and purchase and sales orders to which it is a party which principally relate to Parent's Indirect Merchant Network Business, whether oral or written, and pursuant to which Parent or Subsidiary enjoys any right or benefit, including the assignment of telephone numbers identified in SECTION 1.3(D) OF THE PARENT DISCLOSURE MEMORANDUM and any agreements pursuant to which Parent or Subsidiary has received any revenues reflected in the Parent Financial Statements (as hereinafter defined) or will receive any revenues through the Closing Date that would be reflected in financial statements prepared for Parent's Indirect Merchant Network Business using the accounting principles and conventions employed in preparing the Parent Financial Statements, together with the rights of Parent and Subsidiary to receive income in respect of such contracts, agreements, license agreements, warranties, commitments, arrangements (individually, a "Parent Contract" and collectively, the "Parent Contracts"), except (i) those Contracts identified in SECTION 1.3(D) OF THE PARENT DISCLOSURE MEMORANDUM, (ii) Parent's or Subsidiary's lease and usage agreements for telecommunication services, and (iii) those Parent Contracts or rights under the Parent Contracts that relate solely to Parent Excluded Assets or Parent Excluded Liabilities (the

Contracts described in (i), (ii) and (iii) are hereinafter collectively referred to as the "Parent Excluded Contracts");

        (e) All goods owned and held by Parent or Subsidiary for active and nonincidental use in Parent's Indirect Merchant Network Business wherever located, including, without limitation, any point of sale terminals and supplies held by Parent or Subsidiary for active and nonincidental use in the day-to-day operations of Parent's Indirect Merchant Network Business (the "Parent Inventory"), together, subject to Section 15.10, with all rights of Parent or Subsidiary against suppliers of the Parent Inventory, including, without limitation, Parent's or Subsidiary's rights under express or implied warranties with respect to the Parent Inventory;

        (f) All existing data, data bases, books, records, correspondence, business plans and projections, records of sales, customer and vendor lists, files and papers owned by or belonging to Parent and Subsidiary and held for nonincidental and active use in the day-to-day operations of Parent's Indirect Merchant Network Business (Parent and Subsidiary acknowledging that Seller shall have the right of access for the period specified in Section 13.7(a) to all records used or held for use in Parent's Indirect Merchant Network Business), and, to the extent permitted under applicable law or regulation, copies of historical personnel payroll records of each of the employees transferred from Parent and Subsidiary to Newco belonging to and in the possession of Parent and Subsidiary, including without limitation, employment applications, notices of transfer, notices of rate changes, other similar documents and any summaries of such documents regularly prepared by Parent or Subsidiary; a summary, not specifically identifying any transferred employee individually, of all reported medical claims made for the transferred employees and their covered beneficiaries from January 1, 1995 through the Closing Date (Parent and Subsidiary agreeing to deliver such summary as soon as reasonably practicable after the Closing Date, but in no event more than forty-five (45) days thereafter); and all manuals and printed instructions of Parent and Subsidiary relating to the Parent Contributed Assets (as hereinafter defined), other than manuals and instructions retained by Parent to perform services under the Parent Services Agreement (as hereinafter defined), or to the operation of Parent's Indirect Merchant Network Business ("Parent's Books and Records");

        (g) Except as set forth in Section 1.4(i) and SECTION 1.3(G) OF THE PARENT DISCLOSURE MEMORANDUM, (i) all rights to and goodwill associated with the trade names, trade styles, and service marks listed in SECTION 1.3(G)(I) OF THE PARENT DISCLOSURE MEMORANDUM, including all designs, art work, designs in progress and other derivatives thereof incorporating such trade names, trade styles and service marks; (ii) all trade secrets owned by or belonging to Parent or Subsidiary used actively and nonincidentally in the day-to-day operations of Parent's Indirect Merchant Network Business; (iii) subject to the rights of third-party licensors pursuant to license agreements included in the Parent Contracts, all computer software (including documentation and related object and, if applicable, source codes) owned by, licensed by or belonging to Parent or Subsidiary and used actively and nonincidentally in the day-to-day operations of Parent's Indirect Merchant Network Business; and (iv) all confidential or proprietary information used actively and nonincidentally in the day-to-day operations of Parent's Indirect Merchant Network Business and that is either owned by Parent or Subsidiary or as to which Parent or Subsidiary has rights as licensee, including all know-how used actively and nonincidentally in the conduct of Parent's
Indirect Merchant Network Business ("Parent's Intellectual Property"); and

         (h) All licenses, permits, certificates and governmental authorizations of Parent and Subsidiary reasonably necessary for the conduct of Parent's Indirect Merchant Network Business consistent with past practice ("Parent's Permits"), if any, to the extent transferable;

         (i) All other personal property owned by or belonging to Parent or Subsidiary and held by Parent or Subsidiary principally for nonincidental and active use in the day-to-day operations of Parent's Indirect Merchant Network Business; and

         (j) The outstanding common stock of Subsidiary.

     1.4 Excluded Assets. Neither Parent nor Subsidiary shall sell or contribute, Newco shall not purchase or acquire, and the Parent Contributed Assets shall not include:

         (a) The assets of any employee benefit plan, program, policy or arrangement maintained by or covering any employees of Parent or Subsidiary or to which Parent and Subsidiary has made any contribution as they exist as of the Closing Date, including the Parent Benefit Plans (as hereinafter defined);

         (b) All Parent Excluded Contracts;

         (c) The assets and properties of Parent or Subsidiary related to Parent's Indirect Merchant Network Business that have been disposed of since the date of this Agreement, provided such disposition is permitted under and has been made in accordance with the terms of this Agreement;

         (d) Parent's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders, tax returns and records, books of account and ledgers, and such other records having to do with Parent's organization or stock capitalization and any other books and records not exclusively utilized in Parent's Indirect Merchant Network Business;

         (e) Any rights that accrue or will accrue to Parent under this Agreement;

         (f) Any rights to any of Parent's insurance policies, premiums, or proceeds from insurance coverages relating to the Parent Contributed Assets (except as provided in Section 11.12 hereof);

         (g) Any rights to any of Parent's or Subsidiary's claims for any federal, state, local, or foreign tax refund relating to any period ending prior to the Closing Date;

         (h) Cash and cash equivalents, bank accounts and intracompany obligations;

         (i) All of Parent's tradenames, trademarks, trade styles and service marks and any logos, designs, artwork, designs in progress and other derivatives thereof incorporating such trade names, trade styles, trade marks or servicemarks which are not listed in SECTION 1.3(G)(I) OF THE PARENT DISCLOSURE MEMORANDUM;

         (j) The assets, properties, and rights specifically listed and described in SECTION 1.4 OF THE PARENT DISCLOSURE MEMORANDUM.

         (k) All prepaid expenses of Subsidiary and of Parent's Indirect Merchant Network Business; subject to Section 15.10, all causes of action, claims and demands of Parent and Subsidiary principally related to Parent's Indirect Merchant Network Business and Subsidiary, including without limitation, rights to returned or repossessed goods and rights as an unpaid vendor; all security deposits and utility deposits of Parent principally relating to Parent's Indirect Merchant Network Business and of Subsidiary; and

         (l) All accounts, notes and other receivables of Parent relating to Parent's Indirect Merchant Network Business and of Subsidiary ("Parent's Accounts Receivable").

     All of the assets described in this Section 1.2 are hereinafter collectively referred to as the "Parent Excluded Assets."


                                   ARTICLE 2
                  ASSUMPTION OF LIABILITIES AND MISCELLANEOUS

     2.1 Assumption of Seller's Liabilities. Subject to Section 2.2 hereof, as of the Effective Time, and as partial consideration for the contribution of the Seller Contributed Assets, Newco shall assume responsibility for the performance and satisfaction of the following, and only the following, liabilities of Seller relating to Seller's Indirect Merchant Network Business (collectively, the "Assumed Liabilities" and individually, an "Assumed Liability"): all of the executory obligations of Seller relating to Seller's Indirect Merchant Network Business arising from and after the Closing Date pursuant to (i) the terms of Seller's Real Property Leases identified in
SECTION 1.1(B)(I) OF THE SELLER DISCLOSURE MEMORANDUM, and (ii) the Contracts, but excluding any obligations or liabilities arising from or relating to the Excluded Contracts or any breach or violation of Seller's Real Property Leases or Contracts by Seller or default under Seller's Real Property Leases or Contracts by Seller prior to the Closing.

     2.2 Excluded Liabilities of Seller. Neither Parent nor Newco shall assume or become liable for any debts, obligations, commitments, or liabilities of Seller, whether known or unknown, absolute, contingent, or otherwise, whether accrued or unaccrued and whether or not related to the Acquired Assets, except for the Assumed Liabilities that will be assumed by Newco but not by Parent (the obligations and liabilities of Seller not assumed by Newco or Parent are hereinafter referred to as the "Excluded Liabilities"). Except for the Assumed Liabilities, without limiting the generality of the preceding sentence, neither Newco nor Parent shall assume or become liable for any obligations and liabilities of Seller, including without limitation, the following:

         (a) Any liability or obligation arising out of any collective bargaining agreement, bonus, incentive, deferred compensation, insurance, severance, termination, retention, change of control, employment, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance, vacation, retiree benefit plan, program, agreement or arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored, maintained, contributed to by Seller or by any trade or business which together with Seller would be deemed a "single employee" within the meaning of Section 4001 of ERISA for the benefit of any current or former employee of Seller's Indirect Merchant Network Business or to which Seller could be subject to any liability;

         (b) Any liability or obligation arising out of any breach by Seller prior to the Effective Time of any provision of any Contract or Seller's Real Property Leases to which Seller is a party;

         (c) Any liability of Seller with respect to any claim or cause of action regardless of when made or asserted, which arises out of or in connection with the business and operations of Seller prior to the Effective Time (as hereinafter defined);

         (d) Any liability of Seller for any actual or alleged breach of or noncompliance with any federal, state, or local law, rule, regulation, order or decree applicable to Seller's Indirect Merchant Network Business arising out of the operation of Seller's Indirect Merchant Network Business prior to the Closing Date;

         (e) Any liabilities or obligations of Seller relating to the Excluded Assets;

         (f) Any liabilities or obligations of Seller relating to sales and use, transfer, documentary, income or other taxes levied on the transfer of the Acquired Assets;

         (g) Any liability or obligation, arising prior to, or (except to the extent such liability arises as a result of Closing on account of Newco's failure to perform its obligations under Section 13.1 of this Agreement) as a result of, the Closing, to any employee, agent, or independent contractor of Seller, whether or not employed by Newco after the Closing, or under any benefit arrangement with respect thereto;

         (h) Any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, fees and expenses of its counsel, accountants, and other experts;

         (i) Any liability or obligation for all taxes, charges, fees, levies or other assessments, net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, property or other taxes, duties, fees, assessments or charges of any kind whatsoever, including any interest, penalties or additional amounts attributable thereto imposed by any federal, state, local or foreign governmental authority ("Taxes") payable by Seller or any member of any Affiliated group (within the meaning of Section 1504(e) of the Internal Revenue Code of 1986) or any combined or consolidated group for state or other tax purposes of which the Seller is or has been a member, whenever incurred, for all periods through and including the period ending immediately prior to the Effective Time, including, without limitation, income arising as a result of the transactions contemplated herein; and

         (j) Any liability or obligation of Seller for any accounts payable relating to Seller's Indirect Merchant Network Business arising or incurred prior to the Effective Time.

     2.3 Assumption of Parent's Liabilities. Subject to Section 2.4 hereof, as of the Effective Time and as partial consideration for the Parent Contribution, Newco shall assume responsibility for the performance and satisfaction of the following, and only the following, liabilities of Parent and Subsidiary (collectively, the "Newco Assumed Liabilities" and individually, a "Newco Assumed Liability"): all of the executory obligations of Parent and Subsidiary arising from and after the Closing Date pursuant to (i) the terms of Parent's Real Property Leases identified in SECTION 1.3(B) OF THE PARENT DISCLOSURE MEMORANDUM, and (ii) the Parent Contracts, but excluding any obligations or liabilities arising from or relating to the Parent Excluded Contracts or any breach or violation of Parent's Real Property Leases or Parent Contracts by Parent or default under Parent's Real Property Leases or Contracts by Parent prior to the Closing.

     2.4 Excluded Liabilities of Parent. Neither Seller nor Newco shall assume or become liable for any debts, obligations, commitments, or liabilities of Parent or Subsidiary, whether known or unknown, absolute, contingent, or otherwise, whether accrued or unaccrued and whether or not related to the Parent Contributed Assets, except for the Newco Assumed Liabilities that will be assumed by Newco but not by Seller (the obligations and liabilities of Parent not assumed by Newco or Seller are hereinafter referred to as the "Parent Excluded Liabilities"). Except for the Newco Assumed

Liabilities, without limiting the generality of the preceding sentence, neither Newco nor Seller shall assume or become liable for any obligations and liabilities of Parent or Subsidiary, including without limitation, the following:

        (a) Any liability or obligation arising out of any breach by Parent or Subsidiary prior to the Effective Time of any provision of any Parent Contract or any of Parent's Real Property Leases;

        (b) Any liability of Parent or Subsidiary with respect to any claim or cause of action regardless of when made or asserted, which arises out of or in connection with the business and operations of Parent or Subsidiary prior to the Effective Time (as hereinafter defined);

        (c) Any liability of Parent or Subsidiary for any actual or alleged breach of or noncompliance with any federal, state, or local law, rule, regulation, order or decree applicable to Parent's Indirect Merchant Network Business arising out of the operation of Parent's Indirect Merchant Network Business prior to the Closing Date;

        (d) Any liabilities or obligations of Parent relating to sales and use, transfer, documentary, income or other taxes levied on the transfer of the Parent Contributed Assets;

        (e) Any liability or obligation of Parent or Subsidiary arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, fees and expenses of their counsel, accountants, and other experts;

        (f) Any liability or obligation, arising prior to, or as a result of, the Closing, to any employee, agent, or independent contractor of Parent or Subsidiary, whether or not employed by Newco after the Closing, or under any benefit arrangement with respect thereto;

        (g) Any liability or obligation for Taxes payable by Parent or Subsidiary or any member of any Affiliated group (within the meaning of Section 1504(e) of the Internal Revenue Code of 1986) or any combined or consolidated group for state or other tax purposes of which the Parent or Subsidiary is or has been a member, whenever incurred, for all periods through and including the period ending immediately prior to the Effective Time, including, without limitation, income arising as a result of the transactions contemplated herein;

        (h) Any liability or obligation of Parent or Subsidiary arising out of
(i) a failure of the fair market value of any ERISA Pension Plan (as hereinafter defined) of Parent or Subsidiary or any entity or person in a "controlled group" with the Parent or Subsidiary to equal or exceed the "present value" (as hereinafter defined) of all "benefit liabilities" (as hereinafter defined) accrued through the Closing Date by all present and former participants in any such ERISA Pension Plan; and (ii) an "obligation to contribute" (as hereinafter defined) to a "multiemployer plan" (as hereinafter defined) of Parent or Subisdiary or for any material liability incurred by Parent under Title IV of ERISA; and

         (i) Any liability or obligation of Parent or Subsidiary for any accounts payable relating to Parent's Indirect Merchant Network Business arising or incurred prior to the Effective Time.

     2.5 Licenses, Subleases and Other Agreements. Subject to the terms of this Agreement, at the Closing, the following actions shall be taken:

         (a) If permitted under the terms thereof, Newco shall grant Seller a non-exclusive license at Newco's cost to use the items described in Section 1.1(b)(v)(c), (b)(v)(d), and (b)(v)(e) to the extent such assets are currently used by Seller in a business other than Seller's Indirect Merchant Network Business;

         (b) Seller shall sublease to Newco for a two-year term the real property described in SECTION 2.5(C) OF THE SELLER DISCLOSURE MEMORANDUM pursuant to subleases substantially in the Form of Exhibit A hereto (the "Newco Subleases");

         (c) Seller and Newco shall enter into a transition services agreement substantially in the form of Exhibit B hereto (the "Seller Transition Services Agreement");

         (d) Parent shall loan funds to Newco or obtain other loans for Newco or secure funds for Newco through any combination of the foregoing so that Newco will have sufficient funds at the Closing Date to pay the Purchase Price; and

         (e) Parent and Newco will enter into services agreements substantially in the form of Exhibit C (the "Parent Services Agreement") governing the provision (i) by Parent of certain services, including telecommunications and general management and administrative services, and (ii) by Newco of certain support services required by Parent.


                                   ARTICLE 3
                           PAYMENT OF PURCHASE PRICE

     3.1 The Purchase Price. The aggregate consideration (the "Purchase Price") to be paid to Seller for the sale, transfer, and conveyance of the Purchased Assets and the covenant not to compete set forth in Section 13.9 hereof shall be an amount equal to One Hundred Ten Million Dollars ($110,000,000) in immediately available funds.

     3.2 Allocation of Purchase Price. The consideration paid for the covenant not to compete set forth in Section 13.9 hereof and for the Purchased Assets and the covenant not to compete shall be allocated among the Purchased Assets as set forth in SECTION 3.2 OF THE SELLER DISCLOSURE MEMORANDUM. The parties agree to be bound by such allocation and to report the transaction contemplated herein for federal income tax purposes in accordance with such allocation. In furtherance of the foregoing, the parties hereto agree to execute and deliver Internal Revenue Service Form 8594 reflecting such allocation.


                                   ARTICLE 4
                              MEMBERSHIP INTERESTS

     4.1 Issuance of Membership Interests. Subject to the provisions of this Agreement, at the Closing, Newco shall deliver (i) to Parent in exchange for the Parent Contributed Assets a certificate representing a ninety-two and one-half percent (92.5%) membership interest in Newco and (ii) to Seller in exchange for the Seller Contributed Assets, a certificate representing a seven and one-half percent (7.5%) membership interest in Newco.

     4.2 Operating Agreement. Subject to the terms of this Agreement, at the Closing, Parent and Seller will enter as the sole members of Newco into an Operating Agreement describing the term, management, termination and other provisions governing Newco and the authorities and duties of its members and managers, in substantially the form of Exhibit D hereto (the "Operating Agreement").

     4.3 Payment of Transfer Expenses. Parent shall pay any sales and use, transfer or recording, documentary, or other taxes, fees, expenses or other charges levied on or incurred in connection with the transfer (including any costs or expenses in connection with obtaining any consent required for such transfer) of the Parent Contributed Assets and Seller shall pay any sales and use, transfer or recording, documentary, or other taxes, fees, expenses or other charges levied on or incurred in connection with the transfer (including any costs or expenses in connection with obtaining any consent required for such transfer) of the Acquired Assets. The parties hereto agree to cooperate in attempting to reduce or minimize the taxes, fees and expenses to be incurred in connection with the transactions contemplated herein, provided that neither party shall be required to incur any out-of-pocket expense or liability in connection with such cooperative efforts.


                                   ARTICLE 5
                             PROCEDURE FOR CLOSING

     5.1 Time and Place of Closing. The closing for the purchase and sale of the Purchased Assets and the contribution of the Parent Contributed Assets and the Seller Contributed Assets contemplated by this Agreement (the "Closing") shall be held at the offices of Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, on April 1, 1996 or at such other time and place as the parties hereto may agree (the date on which the Closing actually occurs is hereinafter referred to as the "Closing Date"). Subject to the consummation of the Closing on the Closing Date, the sale, assignment, transfer, and conveyance to Newco of the Acquired Assets and the Parent Contributed Assets and the assumption of the Assumed Liabilities and the Newco Assumed Liabilities will be effective as of 11:59 P.M. local time on March 31, 1996 (the "Effective Time").

     5.2 Certain Consents.

         (a) If, on the Closing Date, (i) Seller has not obtained any authorization, approval or consent (a "Consent") required to transfer, assign or novate (a "Transfer") any of Seller's right, title or interest in or to any of the Acquired Assets after having used commercially reasonable efforts to obtain such Consent or an attempted Transfer of any of the Acquired Assets would be ineffective or the failure to have such Consent would adversely affect Seller's ability to convey any such Acquired Asset, (ii) the conditions precedent to the Closing set forth in Article 10 nevertheless have been satisfied, and (iii) the failure to Transfer such asset, either individually or in the aggregate, is not reasonably likely to have a material adverse effect on Seller's Indirect Merchant Network Business or the result of its operations as conducted by Newco, then such Acquired Assets shall constitute "Deferred Acquired Assets" and shall not be transferred to Newco at the Closing. After the Closing, (a) Seller will (I) continue to use commercially reasonable efforts to obtain the Consent and/or to remove any other impediments to the Transfer of each Deferred Acquired Asset and will Transfer each Deferred Acquired Asset to Newco within five (5) business days after the receipt of such Consent and/or removal of such impediment and (II) until the Transfer with respect to any Deferred Acquired Asset is accomplished, cooperate with Newco in any lawful arrangement that is not unduly economically burdensome (including performance by Seller as agent) to provide that Newco shall receive the benefits of such Deferred Acquired Asset to the same extent as if it were transferred to Newco at Closing, (III) until the Transfer with respect to any Deferred Acquired Asset is accomplished, enforce, at the request and for the account of Newco, any of Seller's rights thereto or interests therein against any other parties thereto (including the right to terminate any such Deferred Acquired Asset in accordance with its terms, provided that Newco pays any cancellation or other fee due upon such termination) and (b) if and only to the extent that Newco receives the benefits of a Deferred Acquired Asset, Newco shall perform the obligations of Seller arising with respect to such Deferred Acquired Asset to the extent that, by reason of consummation of the transactions contemplated by this Agreement, Newco has control over the resources necessary to perform such obligations or reimburse Seller for the reasonable cost of such performance. To the extent Newco performs the obligations of Seller with respect to any Deferred Acquired Asset, any account receivable created on account of such performance shall be deemed when created to be an Acquired Asset conveyed hereunder. Newco will act with reasonable diligence and use commercially reasonable efforts to assist, and cooperate with, Seller in obtaining such Consents and removing any such impediments to the transfer of the Deferred Acquired Assets.

         (b) If, on the Closing Date, (i) Parent has not obtained any Consent required to Transfer any of Parent's right, title or interest in or to any of the Parent

Contributed Assets after having used commercially reasonable efforts to obtain such Consent or an attempted Transfer of any of the Parent Contributed Assets would be ineffective or the failure to have such Consent would adversely affect Parent's ability to convey any such Parent Contributed Asset, (ii) the conditions precedent to the Closing set forth in Article 11 nevertheless have been satisfied, and (iii) the failure to Transfer such asset, either individually or in the aggregate, is not reasonably likely to have a material adverse effect on Parent's Indirect Merchant Network Business or the result of its operations as conducted by Newco, then such Parent Contributed Assets shall constitute "Deferred Contributed Assets" and shall not be transferred to Newco at the Closing. After the Closing, (a) Parent will (I) continue to use commercially reasonable efforts to obtain the Consent and/or to remove any other impediments to the Transfer of each Deferred Contributed Asset and will Transfer each Deferred Contributed Asset to Newco within five (5) business days after the receipt of such Consent and/or removal of such impediment and
(II) until the Transfer with respect to any Deferred Contributed Asset is accomplished, cooperate with Newco in any lawful arrangement that is not unduly economically burdensome (including performance by Parent as agent) to provide that the Newco shall receive the benefits of such Deferred Contributed Asset to the same extent as if it were transferred to Newco at Closing, (III) until the Transfer with respect to any Deferred Contributed Asset is accomplished, enforce, at the request and for the account of the Newco, any of Parent's rights thereto or interests therein against any other parties thereto (including the right to terminate any such Deferred Contributed Asset in accordance with its terms, provided that Newco pays any cancellation or other fee due upon such termination) and (b) if and only to the extent that Newco receives the benefits of a Deferred Contributed Asset, Newco shall perform the obligations of Parent arising with respect to such Deferred Contributed Asset to the extent that, by reason of consummation of the transactions contemplated by this Agreement, Newco has control over the resources necessary to perform such obligations or reimburse Parent for the reasonable cost of such performance. To the extent Newco performs the obligations of Parent with respect to any Deferred Contributed Asset, any account receivable created on account of such performance shall be deemed when created to be an Parent Contributed Asset conveyed hereunder. Newco will act with reasonable diligence and use commercially reasonable efforts to assist, and cooperate with, Parent in obtaining such Consents and removing any such impediments to the transfer of the Deferred Contributed Assets.

     5.3 Further Assurances.

         (a) Seller from time to time after the Closing Date, at Newco's request, will execute, acknowledge, and deliver to Newco such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as Newco may reasonably require in order to vest more effectively in Newco, or to put Newco more fully in possession of, any of the Acquired Assets, or to better enable Newco to complete, perform, or discharge any of the Assumed Liabilities. Further, if either party discovers that any Contract or other asset was omitted from the Seller Disclosure Memorandum such that it did not become an Acquired Asset, then such party shall give notice of such fact to the other; and, if Newco desires to acquire the same, Seller shall assign and convey it to Newco. To the extent that Consent is required to Transfer any such Contract, then such Contract shall be a Deferred Acquired Asset, and the provisions of Section
5.2 shall govern such Contract. Each of the Parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

         (b) Parent from time to time after the Closing Date, at Newco's request, will execute, acknowledge, and deliver to Newco such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as Newco may reasonably require in order to vest more effectively in Newco, or to put Newco more fully in possession of, any of the Parent Contributed Assets, or to better enable Newco to complete, perform, or discharge any of the Newco Assumed Liabilities. Further, if either party discovers that any Parent Contract or other asset was omitted from the Parent Disclosure Memorandum such that it did not become an Parent Contributed Asset, then such party shall give notice of such fact to the other; and, if Newco desires to acquire the same, Parent shall assign and convey it to Newco. To the extent that Consent is required to Transfer any such Parent Contract, then such Parent Contract shall be a Deferred Acquired Asset, and the provisions of Section 5.2 shall govern such Parent Contract. Each of the Parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.


                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Newco and Parent, jointly and severally, that:

     6.1 Organization and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets.

     6.2 Authority. Seller has full power and authority to enter into this Agreement and each of the other agreements contemplated hereby and executed or to be executed in connection herewith (collectively, this Agreement and such other agreements shall be referred to hereinafter as the "Acquisition Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of each of the Acquisition Documents has been duly and validly authorized and approved by all necessary corporate or other action on the part of Seller. Each of the Acquisition Documents is or will be the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable equitable principles (whether applied in an action at law or in equity) or by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors rights generally, to the exercise of judicial discretion in accordance with general equitable principles, and to equitable defenses that may be applied to the remedy of specific performance. Neither the execution and delivery by Seller of any of the Acquisition Documents nor, subject to obtaining the consents and approvals described in SECTIONS 6.6, 6.7, 6.8, 6.9 and 6.15 OF THE SELLER DISCLOSURE MEMORANDUM, the consummation by Seller of the transactions contemplated thereby will (i) violate the Certificate of Incorporation or Bylaws (or similar governing documents) of Seller, (ii) violate any provisions of law or any order of any court or any governmental entity to which Seller is subject, or by which the Acquired Assets may be bound, (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, material lease, material agreement, or other material instrument to which Seller is a party or by which it or any of the Acquired Assets may be bound, or (iv) result in the creation of any lien, charge, or encumbrance upon any of the Acquired Assets, or result in the acceleration of the maturity of any payment date of any of the Assumed Liabilities, or increase or adversely affect the obligations of Newco under any of the Assumed Liabilities. Except for the Assumed Liabilities and as disclosed in SECTION 6.2 OF THE SELLER DISCLOSURE MEMORANDUM, Newco will not be subject to any material restrictions as to the conduct of its business as of the Closing Date pursuant to any order, contract or other agreement or obligation binding on Seller or any of Seller's Affiliates.

     6.3 Subsidiaries; Joint Ventures. No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity is included in the Acquired Assets.

     6.4 Financial Statements. Attached as SECTION 6.4 OF THE SELLER DISCLOSURE MEMORANDUM are copies of the statement of income for Seller's Indirect Merchant Network Business for the years ended December 31, 1995, 1994 and 1993, a listing of all capital expenditures for Seller's Indirect Merchant Network Business for such periods and a listing of the amount of accounts receivables, reserves related thereto, and accounts payable outstanding as of December 31, 1995, 1994 and 1993 which would have been reflected in a balance sheet prepared for Seller's Indirect Merchant Network Business prepared as of such dates in accordance with generally accepted accounting principles ("GAAP"), consistently applied (collectively, the "Seller Financial Statements"). Except as described in SECTION 6.4 OF THE SELLER DISCLOSURE MEMORANDUM, the Seller Financial Statements have been prepared from the books and records of Seller, and present fairly in accordance with GAAP the items presented and the results of operation of Seller's Indirect Merchant Network Business as at and for the periods indicated. Except as set forth on SECTION
6.4 OF THE SELLER DISCLOSURE MEMORANDUM, Seller has not received any advice or notification from its independent certified public accountants that Seller has used any improper accounting practice that would have the effect in any material respect of not reflecting or incorrectly reflecting in the Seller Financial Statements any revenues or expenses. Except as set forth on SECTION 6.4 OF THE SELLER DISCLOSURE MEMORANDUM, the Seller Financial Statements do not contain any items of extraordinary income, or other income not earned in the ordinary course of business, individually in excess of $50,000 and in the aggregate in excess of $250,000.


     6.5 Personal Property.

         (a) SECTION 6.5(A) OF THE SELLER DISCLOSURE MEMORANDUM contains a substantially true and correct list of all Seller's Equipment (excluding items of Seller's Equipment having a value of less than $5,000 individually) as of the date hereof that, subject to additions and deletions permitted under this Agreement, will be included in the Acquired Assets. SECTION 6.5(A) OF THE SELLER DISCLOSURE MEMORANDUM contains a substantially true and correct description of all categories of equipment, tools, computers, terminals, point of sale terminals, computer equipment, office equipment, furniture, business machines, telephones and telephone systems, parts, accessories and other items of personal property (excluding items of equipment and other items of personal property having a value of less than $5,000 individually) owned or leased by Seller and utilized to a material extent in Seller's Indirect Merchant Network Business that will not be included in the Acquired Assets.

         (b) SECTION 6.5(B) OF THE SELLER DISCLOSURE MEMORANDUM contains a substantially true and correct list of all equipment, tools, computers, terminals, point of sale terminals, computer equipment, office equipment, furniture, business machines, telephones and telephone systems, parts, accessories and other items of personal property (except miscellaneous leases of property having a value of less than $5,000 individually) leased by Seller that, subject to additions and deletions permitted under this Agreement, will be included in the Acquired Assets. True and correct copies of each lease listed in SECTION 6.5(B) OF THE SELLER DISCLOSURE MEMORANDUM and any amendments, extensions, and renewals thereof have heretofore been furnished to Parent. Each of the leases described in SECTION 6.5(B) OF THE SELLER DISCLOSURE MEMORANDUM is in effect, and Seller has neither received nor sent written notice or other written correspondence that indicates the existence of a breach or default under any such lease, except for defaults subsequently cured or waived prior to the date of this Agreement. No rights of Seller under any of such leases have been assigned or otherwise transferred as security for any obligation of Seller other than to the lessor under a lease to secure Seller's obligations under such lease. Except as described in SECTION 6.5(B) OF THE SELLER DISCLOSURE MEMORANDUM, all such leases are fully assignable without the consent of any third party.

         (c) All tangible properties leased or owned by Seller that will be included in the Acquired Assets are in good condition, reasonable wear and use excepted, and are usable in the ordinary course of business consistent with Seller's past practices.

     6.6 Real Property; Leased Real Property.

         (a) Seller does not own any real property that is used in Seller's Indirect Merchant Network Business.

         (b) SECTION 6.6 OF THE SELLER DISCLOSURE MEMORANDUM contains a true and correct list of each parcel of Seller's Leased Real Property and a summary description of all offices and structures located on each parcel of Seller's Leased Real Property. SECTION 6.6 OF THE SELLER DISCLOSURE MEMORANDUM contains a true and correct list of all of Seller's real estate leases (including, without limitation, any assignment of a real estate lease or sublease) to which Seller is a party that relate to property utilized to any material extent in Seller's Indirect Merchant Network Business but which property is not principally used in such business. Attached to SECTION 6.6 OF THE SELLER DISCLOSURE MEMORANDUM is a true and correct copy of each lease pursuant to which Seller leases any of Seller's Leased Real Property and any amendments, extensions, and renewals thereof.

         (c) Seller does not have in its possession any studies or reports which indicate any defects in the design or construction of any of the improvements on Seller's Leased Real Property purported to be leased by Seller.

     6.7 Contracts.

         (a) SECTION 6.7 OF THE SELLER DISCLOSURE MEMORANDUM contains a true and correct list, and (if oral) summary description, of all Contracts (other than Excluded Contracts) not otherwise listed in SECTIONS 6.5, 6.6, 6.8 or 6.14 OF THE SELLER DISCLOSURE MEMORANDUM that (A) are between Seller and any customer of Seller that relate to the provision of transaction processing services; (B) contain any covenant not to compete in any line of business or with any other person or entity; (C) require or could require any party thereto to pay One Hundred Thousand Dollars ($100,000.00) or more, or (D) are between Seller and any officer, stockholder, director, employee, or Affiliate of Seller ("Affiliate" being hereby defined as any person controlling, controlled by or under common control with any other person) and thereof, and all modifications, amendments, renewals, or extensions thereof. A true, correct and complete copy of each Contract listed in SECTION 6.7 OF THE SELLER DISCLOSURE MEMORANDUM has heretofore been furnished to Parent. Except as described in SECTION 6.7 OF THE SELLER DISCLOSURE MEMORANDUM, all such Contracts are fully assignable without the consent of any party. Except as described in SECTION 6.7 OF THE SELLER DISCLOSURE MEMORANDUM, each of the Contracts entered into since January 1, 1995 (other than Excluded Contracts), was entered into in the ordinary course of business on terms substantially consistent with Seller's practice prior thereto.

         (b) SECTION 6.7 OF THE SELLER DISCLOSURE MEMORANDUM contains a true and correct list of all commitments for capital expenditures that have been approved or made in connection with Seller's Indirect Merchant Network Business prior to the date of this Agreement in excess of Fifty Thousand Dollars ($50,000.00) by Seller and that remain outstanding as of the date hereof and that will be included in the Assumed Liabilities.

         (c) Except as set forth in SECTION 6.7 OF THE SELLER DISCLOSURE MEMORANDUM, each of the Contracts is in effect, and Seller has neither sent nor received written notice or other written correspondence that indicates the existence of a breach or default under any Contract (other than any Excluded Contract) except for breaches subsequently waived or cured prior to the date of this Agreement.

         (d) Except as indicated in SECTION 6.7 OF THE SELLER DISCLOSURE MEMORANDUM, Seller has neither sent nor received written notice of or a written request for a termination, cancellation, or limitation of, or any material amendment, modification, or change to, any Contract (other than any Excluded Contract).

         (e) Except as set forth in SECTION 6.7 OF THE SELLER DISCLOSURE MEMORANDUM, no power of attorney given by Seller will be binding upon Newco after the Closing Date.

     6.8 Intellectual Property.   Except for property included in the Excluded
Assets, SECTION 6.8 OF THE SELLER DISCLOSURE MEMORANDUM contains a substantially true and correct list of all trademarks, trade names, telephone numbers, computer software (except computer software with an initial purchase price of less than $1,000) and computer databases, owned by Seller and used principally in the day-to-day operations of Seller's Indirect Merchant Network Business, containing a brief description of each such item of Seller's Intellectual Property and the nature of Seller's interest therein. Except for property included in the Excluded Assets, the Acquired Assets include and, upon the purchase or contribution of those assets, Newco will, to the knowledge of Seller, own or have the uncontested right to use, all know-how, copyrights, the rights and goodwill associated with the "MAPP" mark, including all designs, art work, designs in progress, trademarks, trade names and service marks incorporating such mark and all foreign and domestic registrations thereof, and all confidential or proprietary information owned by Seller and necessary for the conduct of Seller's Indirect Merchant Network Business as presently conducted. Except as set forth on SECTION 6.8 OF THE SELLER DISCLOSURE MEMORANDUM, Seller has not received any written notice or other written correspondence that indicates that the conduct of Seller's Indirect Merchant Network Business (including without limitation, Seller's use of any of Seller's Intellectual Property and the sale or use by Seller of its services or any component utilized therein) infringes upon or conflicts with any intellectual property rights claimed therein by any third party. No use in Seller's Indirect Merchant Network Business by Seller of Seller's Intellectual Property licensed to it violates the terms of any agreement pursuant to which it is licensed. No claim against Seller is pending, or, to the knowledge of Seller, threatened, that alleges that any of Seller's Intellectual Property that is owned or licensed by Seller, or which Seller otherwise has the right to use, is invalid or unenforceable by Seller, and Seller is not aware of any such claim that is unasserted. Except as shown on SECTION 6.8 OF THE SELLER DISCLOSURE MEMORANDUM, no royalties or fees will be payable by Newco after the

Closing to anyone for use of any material item of Seller's Intellectual Property. True, correct, and complete copies of all agreements pursuant to which Seller has any license or right to use any of Seller's Intellectual Property have been furnished to Parent. Except as set forth on SECTION 6.8 OF THE SELLER DISCLOSURE MEMORANDUM, all agreements pursuant to which Seller has any license or right to use any of Seller's Intellectual Property in Seller's Indirect Merchant Network Business are in effect, and Seller has neither sent nor received written notice or other written correspondence that indicates the existence of a breach or default under any such agreement. All material items of Seller's Intellectual Property and the material registrations, applications, and agreements related thereto are fully assignable to Newco without the consent of any third party except as shown on SECTION 6.8 OF THE SELLER DISCLOSURE MEMORANDUM.

     6.9 Insurance. The Acquired Assets and Seller's Indirect Merchant Network Business are insured under various policies of general liability and other forms of insurance ("Seller's Policies"), each of which is in effect, and Seller has neither sent nor received notice of termination, cancellation, or limitation of, or any material amendment, modification or change to such policies of insurance. True, correct and complete copies of Seller's Policies have been provided to Parent.

     6.10 Environmental Matters and OSHA.

          (a) As used in this Agreement, the term "Hazardous Materials" shall mean any hazardous waste, toxic substance, friable asbestos or asbestos waste, agricultural chemicals, petroleum or any related material and substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq. ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.("RCRA"), and any applicable state law. Except as set forth in SECTION 6.10 OF THE SELLER DISCLOSURE MEMORANDUM hereto, Seller, with respect to Seller's Indirect Merchant Network Business,

              (i) is in substantial compliance with all material laws, rules and regulations relating to environmental protection;

              (ii) has accurately prepared and timely filed with the appropriate jurisdictions all material reports and filings required pursuant to any federal, state, or local law, regulation, statute, or order relating to environmental protection and applicable to or affecting Seller's Indirect Merchant Network Business or the Acquired Assets;

              (iii) has not entered into or been subject to any consent decree, compliance order, or administrative order relating to environmental protection;

              (iv) has not entered into or been subject to and is not in default under any judgment, order, writ, injunction or decree of any federal, state, or municipal court or other governmental authority relating to environmental protection;

              (v) has obtained all permits, licenses, approvals, consents, orders, and authorizations relating to environmental protection ("Environmental Permits"), if any, that are required under federal, state, or local laws, rules, and regulations in connection with Seller's Indirect Merchant Network Business or the ownership, use, or lease of the Acquired Assets, and which, if not so obtained, would cause a material adverse effect on the ownership, operation or disposal of Seller's Indirect Merchant Network Business or the Acquired Assets, in each case taken as a whole; SECTION 6.10 OF THE SELLER DISCLOSURE MEMORANDUM contains a complete list and description of such Environmental Permits;

              (vi) except as described in SECTION 6.10 OF THE SELLER DISCLOSURE MEMORANDUM, Seller is in compliance with each such Environmental Permit (including any information provided on the applications therefor), and no Environmental Permit restricts Seller from operating any Equipment covered by such Environmental Permit as currently being operated;

              (vii) has not (A) been notified in writing that it is potentially liable under or (B) received any written requests for information or other correspondence concerning the Seller's Leased Real Property as a facility under CERCLA or any similar law.

        (b)   With respect to Seller's Indirect Merchant Network Business,

              (i) there are no actions, suits, claims, arbitration proceedings, or complaints pending or threatened in writing by any governmental authority, municipality, community, citizen, or other entity, against Seller relating to environmental protection;

              (ii) there has been no disposal, release, burial, or placement by Seller, of hazardous or toxic substances, pollutants, contaminants, petroleum, gas products, or asbestos-containing materials (as any of such terms may be defined under federal, state, or local law) or other Hazardous Materials on, in, at or about any of the Seller's Leased Real Property or any facilities used by Seller for or in connection with Seller's Indirect Merchant Network Business that reasonably can be expected to subject Newco to damages, costs, penalties or expenses, or recovery or remediation requirements under any federal, state, or local law, rule, or regulation;

              (iii) there are no above-ground or underground storage tanks located on any of the Seller's Leased Real Property that are used by Seller or as to which, to Seller's knowledge, Seller has any reporting obligation under applicable law;

              (iv) no lien has arisen on any of the Acquired Assets under or as a result of any federal, state, or local law, rule, or regulation relating to environmental protection; and

              (v) except as identified in SECTION 6.10 OF THE SELLER DISCLOSURE MEMORANDUM, to the best of Seller's knowledge, no audit or other investigation has been conducted as to environmental matters at Seller's Leased Real
Property by any private party during or, to the knowledge of Seller, prior to the period during which Seller leased or operated such properties.

          (c) Except as set forth in SECTION 6.10 OF THE SELLER DISCLOSURE MEMORANDUM, Seller is in material compliance with all applicable laws relating to employee health and safety related to Seller's Indirect Merchant Network Business; and Seller has not received any written notice that past or present conditions of the Acquired Assets violate any applicable legal requirements or otherwise have been made the basis of any claim, citations, proceeding, or investigation, based on or related to violations of employee health and safety requirements.

     6.11 Litigation. Except as listed and briefly described on SECTION 6.11 OF THE SELLER DISCLOSURE MEMORANDUM and except for individual claims arising in the usual and ordinary course of business alleging damages of less than Ten Thousand Dollars ($10,000), (i) there are no arbitrations, actions, suits or proceedings pending against Seller with respect to Seller's Indirect Merchant Network Business or any of the Acquired Assets, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, and Seller has not received written notice indicating the existence of any unasserted claim, charge, arbitration, grievance, action, suit, proceeding or investigation; and (ii) Seller is not subject to, in default under or in violation of any order, writ, injunction, or decree of any federal, state, or municipal court, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Seller's Indirect Merchant Network Business or the Acquired Assets. SECTION 6.11 OF THE SELLER DISCLOSURE MEMORANDUM sets forth a summary of all adjustments and credits for claims made by customers of Seller in connection with any services performed by Seller as part of Seller's Indirect Merchant Network Business for the years ended December 31, 1995, 1994 and 1993.

     6.12 Absence of Changes. Except as set forth in SECTION 6.12 OF THE SELLER DISCLOSURE MEMORANDUM or except with respect to the Excluded Liabilities, since December 31, 1995, there has not been any transaction or occurrence in which Seller, with respect to Seller's Indirect Merchant Network Business, has:

          (a) suffered any material adverse change in the business, operations, condition (financial or otherwise), liabilities, assets, or earnings of Seller's Indirect Merchant Network Business nor, to the knowledge of Seller, has there been any event which has had a material adverse effect on any of the foregoing;

        (b) incurred any obligations or liabilities of any nature other than items incurred in the regular and ordinary course of Seller's Indirect Merchant Network Business, consistent with past practice, or materially increased (or experienced any material change in the assumptions underlying or the methods of calculating) any bad debt, contingency or other reserve, other than in the ordinary course of Seller's Indirect Merchant Network Business consistent with past practice;

        (c) determined as collectible any of Seller's Accounts Receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any of Seller's Accounts Receivable or any portion thereof, except for write-ups and write-offs in the ordinary course of Seller's Indirect Merchant Network Business consistent with past practice, none of which is material in amount;

        (d) except for the capital expenditure commitments described in SECTION
6.7 OF THE SELLER DISCLOSURE MEMORANDUM and except for capital expenditures of less than Fifty Thousand Dollars ($50,000.00) made in the ordinary course of Seller's Indirect Merchant Network Business consistent with past practice, made any significant capital expenditure or commitment for additions to property, plant, equipment, intangible, or capital assets or for any other purpose, other than for emergency repairs or replacement;

        (e) except in the ordinary course of Seller's Indirect Merchant Network Business consistent with past practice sold, transferred, or leased any properties or assets (real, personal or mixed, tangible or intangible) that otherwise would have been included in the Acquired Assets to, or entered into any agreement or arrangement that will be an Assumed Liability with, (i) any stockholder, member, officer, employee, or director of Seller, or (ii) any Affiliate of Seller;

        (f) entered into any collective bargaining or labor agreement (oral and legally binding or written), or experienced any organized slowdown, work interruption, strike, or work stoppage;

        (g) sold, transferred or otherwise disposed of any assets that would otherwise have been included in the Acquired Assets except in the ordinary course of Seller's Indirect Merchant Network Business, consistent with past practice;

        (h) granted or incurred any obligation for any increase in the compensation of any officer or employee of Seller working in Seller's Indirect Merchant Network Business (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, retirement, or other plan or commitment) except for raises to employees in the ordinary course of Seller's Indirect Merchant Network Business, consistent with past practice;

          (i) made any material change in any method of accounting or accounting principle, practice or policy;

          (j) taken any other action that is neither in the ordinary course of Seller's Indirect Merchant Network Business, consistent with past practice, nor provided for in this Agreement that could reasonably be expected to have a material adverse effect on Seller's Indirect Merchant Network Business; or

          (k) agreed, so as to legally bind Newco after the Closing, whether in writing or otherwise, to take any actions that if taken by Seller through the Closing Date would have resulted in a breach of a representation or warranty contained in this Section 6.12 and that is not otherwise permitted by this Agreement.

     6.13 Brokers and Finders.   Except for Smith Barney Inc., the fees and
expenses of which shall be the sole responsibility of Seller, neither Seller nor any affiliate of Seller has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by the Acquisition Documents.

     6.14 Labor Matters. SECTION 6.14 OF THE SELLER DISCLOSURE MEMORANDUM contains a true and correct and complete list of all present employees and sales representatives employed or engaged by Seller in Seller's Indirect Merchant Network Business ("Employees"), their total remuneration for the year ended December 31, 1995, their current remuneration, targeted bonuses, and a description of all material perquisites and fringe benefits that employees receive or are eligible to receive. Seller, within the last three (3) years, has not experienced any organized slowdown, work interruption, strike, or work stoppage by those Employees. Seller is not a party to, and does not have any obligation pursuant to, any oral and legally binding or written agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of those Employees, and Seller is not obligated under any agreement to recognize or bargain with any labor organization or union on behalf of those Employees. To the knowledge of Seller, Seller is in compliance with all applicable federal, state, local and foreign laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of the Employees, including applicable wage and hour laws, fair employment laws, safety laws, worker compensation statutes, unemployment laws, and social security laws. Except as described in
SECTION 6.14 OF THE SELLER DISCLOSURE MEMORANDUM, there are no pending or, to the knowledge of Seller, threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any federal, state, local or foreign equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; occupational safety and health; workers' compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; immigration or any other claim based on the employment relationship or termination of the employment relationship, in each instance with respect to Employees (collectively, "Labor Claims"). None of Seller or any of its officers, directors or employees has been charged or, to the knowledge of Seller, threatened with any Labor Claims in connection with the Employees within the last two years. Seller is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment or forfeiture for failure to comply with any of the foregoing. Except as described on SECTION 6.14 OF THE SELLER DISCLOSURE MEMORANDUM, there is no outstanding agreement or arrangement with respect to severance payments with respect to any employee of Seller who is engaged in Seller's Indirect Merchant Network Business.

     6.15 Governmental Approval and Consents.  Except as described in SECTION
6.15 OF THE SELLER DISCLOSURE MEMORANDUM, Seller has obtained all governmental approvals, authorizations, permits, licenses and orders required for the lawful operation of Seller's Indirect Merchant Network Business as presently conducted, if any. SECTION 6.15 OF THE SELLER DISCLOSURE MEMORANDUM contains a true and correct copy of any such approval, authorization, permit, license and order.

     6.16 Taxes.

          (a) Seller has timely filed, and as of the Closing Date will have timely filed, with respect to Seller's Indirect Merchant Network Business, all state, county, and local income, franchise, property, sales, use, unemployment, and other tax returns in each state and jurisdiction where such returns are required to be filed on or prior to the Closing Date, taking into account any extensions of the filing deadlines that have been validly granted to Seller. Seller, with respect to Seller's Indirect Merchant Network Business, has paid, or by the Closing Date will have paid, all state, county, and local income, franchise, property, sales, use, and all other taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due and payable with respect to any period ended on or prior to the Closing Date whether shown as due and payable on such returns or not, or is contesting in good faith such taxes and assessments, in which event Seller has disclosed the details of such contests in SECTION 6.16 OF THE SELLER DISCLOSURE MEMORANDUM. Attached to SECTION 6.16 OF THE SELLER DISCLOSURE MEMORANDUM are true and correct copies of all material real estate, personal property, ad valorem, and property tax bills of Seller for the year 1995 which have been received by Seller prior to the date hereof, relating to the Acquired Assets.

          (b) SECTION 6.16 OF THE SELLER DISCLOSURE MEMORANDUM provides a brief description of any pending state tax disputes in which Seller, with respect to Seller's Indirect Merchant Network Business, is alleged to be liable or in which Seller is claiming a refund, including the nature and amount of the controversy, the respective positions of the parties as to any amounts claimed to be due thereunder, and the current status thereof.

          (c) All taxes required to be withheld on or prior to the Closing Date from Employees for income taxes and social security taxes have been properly withheld and, if required on or prior to the Closing Date, have been deposited with the appropriate governmental agency.

          (d) Seller has received no written notice of the existence of any pending or threatened claim or investigation by any state, local, or other jurisdiction alleging that Seller, with respect to Seller's Indirect Merchant Network Business, has a duty to file tax returns and pay taxes or is otherwise subject to the taxing authority of any jurisdiction not included in SECTION
6.16 OF THE SELLER DISCLOSURE MEMORANDUM with respect to any taxes covered by
Section 12.3(a), and Seller has received no written notice or questionnaire from any such jurisdiction since January 1. 1994 that suggests or asserts that Seller may have a duty to file such returns and pay such taxes, or otherwise is subject to the taxing authority of such jurisdiction.

     6.17 Employee Benefit Plans.

          (a) SECTION 6.17 OF THE SELLER DISCLOSURE MEMORANDUM contains a true and complete list of all the following agreements or plans which are presently in effect or which have within the immediately preceding two years previously been in effect and which cover Employees, including, without limitation, incentive, bonus, vacation and severance programs:

              (i) Any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") or under which Seller, with respect to Employees, has any outstanding, present or future obligation or liability, or under which any Employee has any present or future right to benefits which are covered by ERISA; or

              (ii) Any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, or other employee benefit plan, program, policy, or arrangement, which Seller maintains or to which Seller has any outstanding present or future obligations to contribute or make payments under, whether voluntary, contingent, or otherwise.

The plans, programs, policies, or arrangements described in subparagraph (i) or
(ii) are hereinafter collectively referred to as the "Seller Benefit Plans."

     6.18 Compliance with Laws. Except as set forth in SECTION 6.18 OF THE SELLER DISCLOSURE MEMORANDUM, Seller is not engaging in any activity or omitting to take any action with respect to Seller's Indirect Merchant Network Business or the Acquired Assets that is or creates a substantial violation of any law, statute, ordinance or regulation applicable to Seller's Indirect Merchant Network Business or to the Acquired Assets. Except as set forth on
SECTION 6.18 OF THE SELLER DISCLOSURE MEMORANDUM, Seller is in substantial compliance with all applicable laws, regulations, and orders issued by any court or governmental or administrative body or agency that are applicable to Seller's Indirect Merchant Network Business or the Acquired Assets.

     6.19 Governmental Approval and Consents. Except for any required filing of the appropriate documents pertaining to the HSR Act (as hereinafter defined) with the United States Federal Trade Commission and the United States Department of Justice, and the receipt of an order of termination of any applicable waiting period therefrom, no consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

     6.20 Adequacy of Acquired Assets. The Acquired Assets, in conjunction with the Seller Sublease and the services to be provided pursuant to the Transition Services Agreement include all rights, properties, interests in properties and assets currently owned or leased by Seller and reasonably necessary to permit Newco to carry on Seller's Indirect Merchant Network Business in all material respects as presently conducted by Seller.

     6.21 Title to Assets. Seller will have on the Closing Date, good, valid and marketable title to the Acquired Assets, whether tangible or intangible, that are not licensed or leased to Seller, being conveyed by it to Newco hereunder, free and clear of all liens, claims, charges, encumbrances and security interests of any kind or nature other than Permitted Encumbrances.



                                   ARTICLE 7
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby represents and warrants to Seller as follows:

     7.1 Organization and Qualification. Each of Parent and Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the its state of incorporation. Newco is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia. Each of Parent, Subsidiary and Newco has the corporate power and authority to conduct its business as now conducted and to own, lease and operate its assets.

     7.2 Authority. Each of Parent and Newco, has full power and authority to enter into this Agreement and each of the other Acquisition Documents to which Parent and/or Newco is or is to be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and, Newco of each of the Acquisition Documents to which Parent and/or Newco is or will be a party have been, duly and validly authorized and approved by all necessary corporate or other action on the part of Parent and Newco. Each of the Acquisition Documents to which

Parent and/or Newco is or will be a party is or will be, the legal, valid and binding obligation of Parent and Newco, respectively, enforceable against such person in accordance with its terms, except as enforceability may be limited by applicable equitable principles (whether applied in an action at law or in equity) or by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors rights generally, to the exercise of judicial discretion in accordance with general equitable principles, and to equitable defenses that may be applied to the remedy of specific performance. Neither the execution and delivery by Parent and Newco of any of the Acquisition Documents to which Parent and/or Newco is or will be a party nor, subject to obtaining the consents and approvals described in SECTIONS 7.5(B), 7.6, 7.7, 7.8 AND 7.14 OF THE PARENT DISCLOSURE MEMORANDUM, the consummation by Parent or Newco of the transactions contemplated hereby or thereby will (i) violate the Certificate of Incorporation or Bylaws(or similar governing documents) of Parent or Newco, as applicable, (ii) violate any provisions of law or any order of any court or any governmental unit to which Parent or Newco is subject, or by which the Parent Contributed Assets are bound, or (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Parent or Newco is a party or by which any of the Parent Contributed Assets are bound, or
(iv) result in the creation of any lien, charge, or encumbrance upon any of the Parent Contributed Assets, or result in the acceleration of the maturity of any payment date of any of the Newco Assumed Liabilities, or increase or adversely affect the obligations of Newco under any of the Newco Assumed Liabilities. Except for the Newco Assumed Liabilities and as disclosed in SECTION 7.2 OF THE PARENT DISCLOSURE MEMORANDUM, Newco will not be subject to any material restriction as to the conduct of its business as of the Closing Date pursuant to any order, contract or other agreement or obligation binding on Parent or any of Parent's Affiliates (other than Newco).

     7.3 Subsidiaries; Joint Ventures. Except for Subsidiary, no shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity is included in the Parent Contributed Assets.

     7.4 Financial Statements. Attached as SECTION 7.4 OF THE PARENT DISCLOSURE MEMORANDUM are copies of the statement of income for Parent's Indirect Merchant Network Business for the years ended May 31, 1995, 1994 and 1993 and for the seven months ended December 31, 1995, a listing of all capital expenditures for Parent's Indirect Merchant Network Business for such periods and a listing of the amount of accounts receivables, reserves related thereto, and accounts payable outstanding as of May 31, 1995, 1994 and 1993, and as of December 31, 1995, which would have been reflected in a balance sheet prepared for Parent's Indirect Merchant Network Business prepared as of such dates in accordance with GAAP, consistently applied (collectively, the "Parent Financial Statements"). Except as described in SECTION 7.4 OF THE PARENT DISCLOSURE MEMORANDUM, the Parent Financial Statements have been prepared from the books and records of Parent, and present fairly in accordance with GAAP the items presented and the results of operation of Parent's Indirect Merchant Network Business as at and for the periods indicated. Except as set forth in SECTION 7.4 OF THE PARENT
DISCLOSURE MEMORANDUM, Parent has not received any advice or notification from its independent certified public accountants that Parent has used any improper accounting practice that would have the effect in any material respect of not reflecting or incorrectly reflecting in the Parent Financial Statements any revenues or expenses. Except as set forth in SECTION 7.4 OF THE PARENT DISCLOSURE MEMORANDUM, the Parent Financial Statements do not contain any items of extraordinary income, or other income not earned in the ordinary course of business, individually in excess of $50,000 and in the aggregate in excess of $250,000.

     7.5 Personal Property.

         (a) SECTION 7.5(A) OF THE PARENT DISCLOSURE MEMORANDUM contains a substantially true and correct list of all Parent's Equipment (excluding items of Parent's Equipment having a value of less than $5,000 individually) as of the date hereof, subject to additions or deletions permitted under this Agreement, that will be included in the Parent Contributed Assets. SECTION 7.5(A) OF THE PARENT DISCLOSURE MEMORANDUM contains a substantially true and correct description of all categories of equipment, tools, computers, terminals, point of sale terminals, computer equipment, office equipment, furniture, business machines, telephones and telephone systems, parts, accessories and other items of personal property (excluding items of equipment and other items of personal property having a value of less than $5,000 individually) owned or leased by Parent or Subsidiary and utilized to a material extent in Parent's Indirect Merchant Network Business that will not be included in the Parent Contributed Assets.

         (b) SECTION 7.5(B) OF THE PARENT DISCLOSURE MEMORANDUM contains a substantially true and correct list of all equipment, tools, computers, terminals, points of sale terminals, computer equipment, office equipment, furniture, business machines, telephones and telephone systems, parts and accessories and other items of personal property (except miscellaneous leases of property having a value of less than $5,000 individually) leased by Parent or Subsidiary that, subject to additions and deletions permitted under this Agreement, will be included in the Parent Contributed Assets. True and correct copies of each lease listed in SECTION 7.5(B) OF THE PARENT DISCLOSURE MEMORANDUM and any amendments, extensions, and renewals thereof have heretofore been furnished to Seller. Each of the leases described in SECTION 7.5(B) OF THE PARENT DISCLOSURE MEMORANDUM is in effect, and neither Parent nor Subsidiary has received or sent written notice or other written correspondence indicating that a breach or default exists under any such lease, except for defaults subsequently cured or waived prior to the date of this Agreement. No rights of Parent or Subsidiary under any of such leases have been assigned or otherwise transferred as security for any obligation of Parent or Subsidiary other than to the lessor under a lease to secure Parent's or Subsidiary's obligations under such lease. Except as described in SECTION 7.5(B) OF THE PARENT DISCLOSURE MEMORANDUM, all such leases are fully assignable without the consent of any third party.

         (c) All tangible properties leased or owned by Parent or Subsidiary that will be included in the Parent Contributed Assets are in good condition, reasonable wear and use excepted, and are usable in the ordinary course of business consistent with Parent's past practices.

     7.6 Real Property; Leased Real Property.

         (a) Neither Parent nor Subsidiary own any real property that is principally used in Parent's Indirect Merchant Network Business.

         (b) SECTION 7.6 OF THE PARENT DISCLOSURE MEMORANDUM contains a true and correct list of each parcel of Parent's Leased Real Property and a summary description of all offices and structures located on each parcel of Parent's Leased Real Property. SECTION 7.6 OF THE PARENT DISCLOSURE MEMORANDUM contains a true and correct list of all of Parent's and Subsidiary's real estate leases (including, without limitation, any assignment of a real estate lease or sublease) to which Parent or Subsidiary is a party that relate to property utilized to any material extent in Parent's Indirect Merchant Network Business but which property is not principally utilized in such business. Attached to
SECTION 7.6 OF THE PARENT DISCLOSURE MEMORANDUM is a true and correct copy of each lease pursuant to which Parent or Subsidiary leases any of Parent's Leased Real Property and any amendments, extensions, and renewals thereof.

         (c) Neither Parent nor Subsidiary has in its possession any studies or reports which indicate any defects in the design or construction of any of the improvements on Parent's Leased Real Property purported to be leased by Parent or Subsidiary.

     7.7 Contracts.

         (a) SECTION 7.7 OF THE PARENT DISCLOSURE MEMORANDUM contains a true and correct list, and (if oral) description, of all Parent Contracts (other than Parent Excluded Contracts) not otherwise listed in SECTIONS 7.5, 7.6, 7.8 or
7.14 OF THE PARENT DISCLOSURE MEMORANDUM that (i) are between Parent or Subsidiary and any party that provides for the provision of transaction processing services, (ii) contain any covenant not to compete in any line of business or with any other person or entity, (iii) require or could require any party thereto to pay One Hundred Thousand Dollars ($100,000.00) or more, or
(iv) are between Parent or Subsidiary and any officer, stockholder, director, employee, or Affiliate of Parent or Subsidiary, and all modifications, amendments, renewals, or extensions thereof. A true, correct and complete copy of each Parent Contract listed in SECTION 7.7 OF THE PARENT DISCLOSURE MEMORANDUM has heretofore been furnished to Seller. Except as described in
SECTION 7.7 OF THE PARENT DISCLOSURE MEMORANDUM, all such Parent Contracts are fully assignable without the consent of any party. Except as described in
SECTION 7.7 OF THE PARENT DISCLOSURE MEMORANDUM, each of the Parent Contracts entered into since January 1, 1995 (other than Parent Excluded Contracts), was entered into in the ordinary course of business on terms substantially consistent with Parent's practice prior thereto.

         (b) SECTION 7.7 OF THE PARENT DISCLOSURE MEMORANDUM contains a true and correct list of all commitments for capital expenditures that have been approved or made in connection with Parent's Indirect Merchant Network Business prior to the date of this Agreement in excess of Seventy-Five Thousand Dollars ($75,000.00) by Parent or Subsidiary and that remain outstanding as of the date hereof and that will be included in the Newco Assumed Liabilities.

         (c) Except as set forth in SECTION 7.7 OF THE PARENT DISCLOSURE MEMORANDUM, each of the Parent Contracts is in effect, and neither Parent nor Subsidiary has sent or received written notice or other written correspondence that indicates the existence of a breach or default under any Parent Contract (other than Parent Excluded Contracts) except for breaches subsequently waived or cured prior to the date of this Agreement.

         (d) Except as indicated in SECTION 7.7 OF THE PARENT DISCLOSURE MEMORANDUM, neither Parent nor Subsidiary has sent or received written notice of or a written request for a termination, cancellation, or limitation of, or any material amendment, modification, or change to any Parent Contract (other than Parent Excluded Contracts).

         (e) Except as set forth in SECTION 7.7 OF THE PARENT DISCLOSURE MEMORANDUM, no power of attorney given by Parent or Subsidiary will be binding upon Newco after the Closing Date.

     7.8 Intellectual Property.   Except for property included in the Parent
Excluded Assets, SECTION 7.8 OF THE PARENT DISCLOSURE MEMORANDUM contains a substantially true and correct list of all trademarks, trade names, telephone numbers, computer software (except computer software with an initial purchase price of less than $1,000) and computer databases, owned by Parent or Subsidiary and used principally in the day-to-day operation of Parent's Indirect Merchant Network Business, containing a brief description of each such item of Parent's Intellectual Property and the nature of Parent's or Subsidiary's interest therein. Except for property included in the Parent Excluded Assets, the Parent Contributed Assets include and, upon the contribution of those assets, Newco will, to the knowledge of Parent, own or have the uncontested right to use, all know-how, copyrights, the rights and goodwill associated with the marks listed in SECTION 1.3(F) OF THE PARENT DISCLOSURE MEMORANDUM, including all designs, art work, designs in progress, trademarks, trade names and service marks incorporating such mark and all foreign and domestic registrations thereof, if any, and all confidential or proprietary information owned by Parent or Subsidiary and necessary for the conduct of Parent's Indirect Merchant Network Business as presently conducted. Except as set forth on SECTION 7.8 OF THE PARENT DISCLOSURE MEMORANDUM, neither Parent nor Subsidiary has received any written notice or other written correspondence that indicates that the conduct of Parent's Indirect Merchant Network Business (including without limitation, Parent's or Subsidiary's use of any of Parent's Intellectual Property and the sale or use by either Parent or Subsidiary of its services or any component utilized therein) infringes upon or conflicts with any intellectual property rights claimed therein by any third party. No use in Parent's Indirect Merchant Network Business by Parent or Subsidiary of Parent's Intellectual Property licensed to it violates the terms of any agreement pursuant to which it is licensed. No claim against Parent or Subsidiary is pending, or, to the knowledge of Parent or Subsidiary, threatened, that alleges that any of Parent's Intellectual Property that is owned or licensed by Parent or Subsidiary, or which Parent or Subsidiary otherwise has the right to use, is invalid or unenforceable by Parent or Subsidiary, and neither Parent nor Subsidiary is aware of any such claim that is unasserted. Except as shown on
SECTION 7.8 OF THE PARENT DISCLOSURE MEMORANDUM, no royalties or fees will be payable by Newco after the Closing to anyone for use of any material item of Parent's Intellectual Property. True, correct, and complete copies of all agreements pursuant to which Parent or Subsidiary has any license or right to use any of Parent's Intellectual Property have been furnished to Seller.
Except as set forth on SECTION 7.8 OF THE PARENT DISCLOSURE MEMORANDUM, all agreements pursuant to which Parent or Subsidiary has any license or right to use any of Parent's Intellectual Property in Parent's Indirect Merchant Network Business are in effect, and neither Parent nor Subsidiary has sent or received written notice that indicates the existence of a breach or default under any such agreement. All material items of Parent's Intellectual Property and the material registrations, applications, and agreements related thereto are fully assignable to Newco without the consent of any third party except as shown on
SECTION 7.8 OF THE PARENT DISCLOSURE MEMORANDUM.

     7.9 Insurance. The Parent Contributed Assets and Parent's Indirect Merchant Network Business are insured under various policies of general liability and other forms of insurance ("Parent's Policies"), each of which is in effect, and neither Parent nor Subsidiary has sent or received notice of termination, cancellation, or limitation of, or any material amendment, modification or change to such policies of insurance. True, correct and complete copies of Parent's Policies have been provided to Seller.

     7.10 Environmental Matters and OSHA.

          (a) Except as set forth in SECTION 7.10 OF THE PARENT DISCLOSURE MEMORANDUM hereto, Parent and Subsidiary, with respect to Parent's Indirect Merchant Network Business,

              (i) are in substantial compliance with all material laws, rules and regulations relating to environmental protection;

              (ii) have accurately prepared and timely filed with the appropriate jurisdictions all material reports and filings required pursuant to any federal, state, or local law, regulation, statute, or order relating to environmental protection and applicable to or affecting Parent's Indirect Merchant Network Business or the Parent Contributed Assets to be filed by either of them;

            (iii) have not entered into or been subject to any consent decree, compliance order, or administrative order relating to environmental protection;

            (iv) have not entered into or been subject to and are not in default under any judgment, order, writ, injunction or decree of any federal, state, or municipal court or other governmental authority relating to environmental protection;

            (v) have obtained all Environmental Permits, if any, that are required under federal, state, or local laws, rules, and regulations in connection with Parent's Indirect Merchant Network Business or the ownership, use, or lease of the Parent Contributed Assets, and which, if not so obtained, would cause a material adverse effect on the ownership, operation or disposal of Parent's Indirect Merchant Network Business or the Parent Contributed Assets, in each case taken as a whole; SECTION 7.10 OF THE PARENT DISCLOSURE MEMORANDUM contains a complete list and description of such Environmental Permits;

            (vi) except as described in SECTION 7.10 OF THE PARENT DISCLOSURE MEMORANDUM, each of Parent and Subsidiary is in compliance with each such applicable Environmental Permit (including any information provided on the applications therefor), and no Environmental Permit restricts Parent or Subsidiary from operating any of Parent's Equipment covered by such Environmental Permit as currently being operated;

            (vii) have not (A) been notified in writing that either of them is potentially liable under or (B) received any written requests for information or other correspondence concerning the Parent's Leased Real Property as a facility under CERCLA or any similar law.

        (b) With respect to Parent's Indirect Merchant Network Business,

            (i) there are no actions, suits, claims, arbitration proceedings, or complaints pending or, threatened in writing by any governmental authority, municipality, community, citizen, or other entity, against Parent or Subsidiary relating to environmental protection;

            (ii) there has been no disposal, release, burial, or placement by Parent of hazardous or toxic substances, pollutants, contaminants, petroleum, gas products, or asbestos-containing materials (as any of such terms may be defined under federal, state, or local law) or other Hazardous Materials on, in, at or about any of the Parent's Leased Real Property or any facilities used by Parent or Subsidiary for or in connection with Parent's Indirect Merchant Network Business that reasonably can be expected to subject Newco to damages, costs, penalties or expenses, or recovery or remediation requirements under any federal, state, or local law, rule, or regulation;

              (iii) there are no above-ground or underground storage tanks located on any of the Parent's Leased Real Property that are used by Parent or Subsidiary or as to which, to Parent's or Subsidiary's knowledge, Parent or Subsidiary has any reporting obligation under applicable law;

              (iv) no lien has arisen on any of the Parent Contributed Assets under or as a result of any federal, state, or local law, rule, or regulation relating to environmental protection; and

              (v) except as identified in SECTION 7.10 OF THE PARENT DISCLOSURE MEMORANDUM, to the best of Parent's and Subsidiary's knowledge, no audit or other investigation has been conducted as to environmental matters at Parent's Leased Real Property by any private party during or, to the knowledge of Parent and Subsidiary, prior to the period during which Parent or Subsidiary leased or operated such properties.

          (c) Except as set forth in SECTION 7.10 OF THE PARENT DISCLOSURE MEMORANDUM, each of Parent and Subsidiary is in material compliance with all applicable laws relating to employee health and safety related to Parent's Indirect Merchant Network Business; and neither Parent nor Subsidiary has received any written notice that past or present conditions of the Parent Contributed Assets violate any applicable legal requirements or otherwise have been made the basis of any claim, citations, proceeding, or investigation, based on or related to violations of employee health and safety requirements.

     7.11 Litigation. Except as listed and briefly described on SECTION 7.11 OF THE PARENT DISCLOSURE MEMORANDUM and except for individual claims arising in the usual and ordinary course of business alleging damages of less than Ten Thousand Dollars ($10,000), (i) there are no arbitrations, actions, suits or proceedings pending against Parent or Subsidiary with respect to Parent's Indirect Merchant Network Business or any of the Parent Contributed Assets, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, and neither Parent nor Subsidiary has received written notice indicating the existence of any unasserted claim, charge, arbitration, grievance, action, suit, proceeding or investigation; and (ii) neither Parent, Newco or Subsidiary is subject to, in default under or in violation of any order, writ, injunction, or decree of any federal, state, or municipal court, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Parent's Indirect Merchant Network Business or the Parent Contributed Assets. SECTION 7.11 OF THE PARENT DISCLOSURE MEMORANDUM sets forth a summary of all adjustments and credits for claims made by customers of Parent or Subsidiary in connection with any services performed by Parent or Subsidiary as part of Parent's Indirect Merchant Network Business for the years ended May 31, 1995 and 1994 and the seven months ended December 31, 1995.

     7.12 Absence of Changes. Except as set forth in SECTION 7.12 OF THE PARENT DISCLOSURE MEMORANDUM or except with respect to the Parent Excluded Liabilities, since

December 31, 1995, there has not been any transaction or occurrence in which Parent or Subsidiary, with respect to Parent's Indirect Merchant Network Business, has

        (a) suffered any material adverse change in the business, operations, condition (financial or otherwise), liabilities, assets, or earnings of Parent's Indirect Merchant Network Business nor, to the knowledge of Parent or Subsidiary, has there been any event which has had a material adverse effect on any of the foregoing;

        (b) incurred any obligations or liabilities of any nature other than items incurred in the regular and ordinary course of Parent's Indirect Merchant Network Business, consistent with past practice, or materially increased (or experienced any material change in the assumptions underlying or the methods of calculating) any bad debt, contingency or other reserve, other than in the ordinary course of Parent's Indirect Merchant Network Business consistent with past practice;

        (c) determined as collectible any of Parent's Accounts Receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any of Parent's Accounts Receivable or any portion thereof, except for write-ups, and write-offs in the ordinary course of Parent's Indirect Merchant Network Business consistent with past practice, none of which is material in amount;

        (d) except for the capital expenditure commitments described in SECTION
7.8 OF THE PARENT DISCLOSURE MEMORANDUM and except for capital expenditures of less than One Hundred Fifty Thousand Dollars ($150,000.00) made in the ordinary course of Parent's Indirect Merchant Network Business consistent with past practice, made any significant capital expenditure or commitment for additions to property, plant, equipment, intangible, or capital assets or for any other purpose, other than for emergency repairs or replacement;

        (e) except in the ordinary course of Parent's Indirect Merchant Network Business consistent with past practice sold, transferred, or leased any properties or assets (real, personal or mixed, tangible or intangible) that otherwise would have been included in the Parent Contributed Assets to, or entered into any agreement or arrangement that will be a Newco Assumed Liability with, (i) any stockholder, member, officer, employee, or director of Parent or Subsidiary, or (ii) any Affiliate of Parent or Subsidiary;

        (f) entered into any collective bargaining or labor agreement (oral and legally binding or written), or experienced any organized slowdown, work interruption, strike, or work stoppage;

        (g) sold, transferred or otherwise disposed of any assets that would otherwise have been included in the Parent Contributed Assets except in the ordinary course of Parent's Indirect Merchant Network Business, consistent with past practice;

          (h) made any material change in any method of accounting or accounting principle, practice or policy;

          (i) taken any other action that is neither in the ordinary course of Parent's Indirect Merchant Network Business, consistent with past practice, nor provided for in this Agreement that could reasonably be expected to have a material adverse effect on Parent's Indirect Merchant Network Business; or

          (j) agreed, so as to legally bind Newco after the Closing, whether in writing or otherwise, to take any actions that if taken by Parent or Subsidiary through the Closing Date would have resulted in a breach of a representation or warranty contained in this Section 7.12 and that is not otherwise permitted by this Agreement.

     7.13 Brokers and Finders.   Except for Lazard, Freres & Co. LLC, the fees
and expenses of which shall be the sole responsibility of Parent, neither Parent nor any affiliate of Parent has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by the Acquisition Documents.

     7.14 Labor Matters.  Neither Parent nor Subsidiary, within the last three
(3) years, has experienced any organized slowdown, work interruption, strike, or work stoppage by any of the present employees and sales representatives employed or engaged by Parent or Subsidiary in Parent's Indirect Merchant Network Business ("Parent's Employees"). Neither Parent nor Subsidiary is a party to, and neither has any obligation pursuant to, any oral and legally binding or written agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of Parent's Employees, and neither Parent nor Subsidiary is obligated under any agreement to recognize or bargain with any labor organization or union on behalf of Parent's Employees. To the knowledge of Parent, Parent and Subsidiary are in compliance with all applicable federal, state, local and foreign laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of Parent's Employees, including applicable wage and hour laws, fair employment laws, safety laws, worker compensation statutes, unemployment laws, and social security laws. Except as described on SECTION 7.14 OF THE PARENT DISCLOSURE MEMORANDUM, there are no pending or, to the knowledge of Parent or Subsidiary, threatened Labor Claims. None of Parent, Subsidiary or any of their officers, directors, or employees has been charged or, to the knowledge of Parent or Subsidiary, threatened with any Labor Claims in connection with Parent's Employees within the last two years. Neither Parent nor Subsidiary is liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment or forfeiture for failure to comply with any of the foregoing. Except as described in SECTION 7.14 OF THE PARENT DISCLOSURE MEMORANDUM, there is no outstanding agreement or arrangement with respect to severance payments with respect to any employee of Parent or Subsidiary who is engaged in Parent's Indirect Merchant Network Business.

     7.15 Governmental Approval and Consents.  Except as described in SECTION
7.15 OF THE PARENT DISCLOSURE MEMORANDUM, Parent and Subsidiary have obtained all governmental approvals, authorizations, permits, licenses and orders required for the lawful operation of Parent's Indirect Merchant Network Business as presently conducted, if any. SECTION 7.15 OF THE PARENT DISCLOSURE MEMORANDUM contains a true and correct copy of each such approval, authorization, permit, license and order.

     7.16 Taxes.

          (a) Parent and Subsidiary have timely filed, and as of the Closing Date will have timely filed with respect to Parent's Indirect Merchant Network Business, all state, county, and local income, franchise, property, sales, use, unemployment, and other tax returns in each state and jurisdiction where such returns are required to be filed on or prior to the Closing Date, taking into account any extensions of the filing deadlines that have been validly granted to Parent or Subsidiary. Parent and Subsidiary, with respect to Parent's Indirect Merchant Network Business, have paid, or by the Closing Date will have paid, all state, county, and local income, franchise, property, sales, use, and all other taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due and payable with respect to any period ended on or prior to the Closing Date whether shown as due and payable on such returns or not, or is contesting in good faith such taxes and assessments, in which event Parent has disclosed the details of such contests in SECTION 7.16 OF THE PARENT DISCLOSURE MEMORANDUM. Attached to SECTION 7.16 OF THE PARENT DISCLOSURE MEMORANDUM are true and correct copies of all material real estate, personal property, ad valorem, and property tax bills of Parent and Subsidiary for the year 1995 which have been received by Parent or Subsidiary prior to the date hereof, relating to the Parent Contributed Assets.

          (b) SECTION 7.16 OF THE PARENT DISCLOSURE MEMORANDUM provides a brief description of any pending federal and state tax disputes in which either Parent or Subsidiary, with respect to Parent's Indirect Merchant Network Business, is alleged to be liable or in which Parent or Subsidiary is claiming a refund, including the nature and amount of the controversy, the respective positions of the parties as to any amounts claimed to be due thereunder, and the current status thereof.

          (c) All taxes required to be withheld on or prior to the Closing Date from employees of Parent and Subsidiary for income taxes and social security taxes have been properly withheld and, if required on or prior to the Closing Date, have been deposited with the appropriate governmental agency.

          (d) Neither Parent nor Subsidiary has received written notice of the existence of any pending or threatened claim or investigation by any state, local, or other jurisdiction alleging that Parent or Subsidiary, with respect to Parent's Indirect Merchant Network Business, has a duty to file tax returns and pay taxes or is otherwise subject to the taxing authority of any jurisdiction not included in SECTION 7.16 OF THE PARENT DISCLOSURE MEMORANDUM with respect to any taxes covered by Section 12.3(a), and neither Parent nor Subsidiary has received written notice or questionnaire from any such jurisdiction since January 1, 1994, that suggests or asserts that Parent or Subsidiary may have a duty to file such returns and pay such taxes, or otherwise is subject to the taxing authority of such jurisdiction.

     7.17 Employee Benefit Plans.

          (a) SECTION 7.17 OF THE PARENT DISCLOSURE MEMORANDUM contains a true and complete list of all the following agreements or plans which are presently in effect or which have within the immediately preceding two years previously been in effect and which cover Parent's Employees, including, without limitation, incentive, bonus, vacation and severance programs:

              (i) Any employee benefit plan as defined in ERISA or under which Parent or Subsidiary, with respect to Parent's Employees, has any outstanding, present or future obligation or liability, or under which any of Parent's Employees has any present or future right to benefits which are covered by ERISA; or

              (ii) Any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, or other employee benefit plan, program, policy, or arrangement, which Parent or Subsidiary maintains or to which Parent or Subsidiary has any outstanding present or future obligations to contribute or make payments under, whether voluntary, contingent, or otherwise.

The plans, programs, policies, or arrangements described in subparagraph (i) or
(ii) are hereinafter collectively referred to as the "Parent Benefit Plans."

     7.18 Compliance with Laws. Except as set forth on SECTION 7.18 OF THE PARENT DISCLOSURE MEMORANDUM, neither Parent nor Subsidiary is engaging in any activity or omitting to take any action with respect to Parent's Indirect Merchant Network Business or the Parent Contributed Assets that is or creates a substantial violation of any law, statute, ordinance or regulation applicable to Parent's Indirect Merchant Network Business or to the Parent Contributed Assets. Except as set forth on SECTION 7.18 OF THE PARENT DISCLOSURE MEMORANDUM, each of Parent and Subsidiary is in substantial compliance with all applicable laws, regulations, and orders issued by any court or governmental or administrative body or agency that are applicable to Parent's Indirect Merchant Network Business or the Parent Contributed Assets.

     7.19 Governmental Approval and Consents. Except for any required filing of the appropriate documents pertaining to the HSR Act (as hereinafter defined) with the United States Federal Trade Commission and the United States Department of Justice, and the receipt of an order of termination of any applicable waiting period therefrom, no consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby.

     7.20 Adequacy of Acquired Assets. The Parent Contributed Assets, in conjunction with the services to be provided pursuant to the Parent Services Agreement, include all rights, properties, interests in properties and assets currently owned or leased by Parent and Subsidiary and reasonably necessary to permit Newco to carry on Parent's Indirect Merchant Network Business in all material respects as presently conducted by Parent and Subsidiary.

     7.21 Title to Assets. Parent will have on the Closing Date, good, valid and marketable title to the Parent Contributed Assets, whether tangible or intangible, that are not licensed or leased to Parent or Subsidiary, being conveyed by it to Newco hereunder, free and clear of all liens, claims, charges, encumbrances and security interests of any kind or nature other than Permitted Encumbrances.



                                   ARTICLE 8
                              COVENANTS OF SELLER

     From the date hereof, Seller covenants and agrees with Parent and Newco, jointly and severally, as follows:

     8.1 Conduct of Business Prior to Closing. From the date hereof to the Closing Date, and except to the extent that Parent shall otherwise consent in writing, Seller shall, with respect to Seller's Indirect Merchant Network
Business:

         (a) operate Seller's Indirect Merchant Network Business substantially as previously operated and only in the regular and ordinary course;

         (b) not sell or otherwise dispose of any real or personal property or asset that would have been an Acquired Asset hereunder, except in the ordinary course of Seller's Indirect Merchant Network Business consistent with past practices;

         (c) use commercially reasonable efforts to (i) maintain the Acquired Assets in their present order and condition, reasonable wear and use excepted,
(ii) deliver the Acquired Assets to Newco on the Closing Date in such condition, and (iii) maintain all policies of insurance covering such Acquired Assets in amounts and on terms substantially equivalent to those in effect on the date hereof;

         (d) take commercially reasonable steps to maintain Seller's Intellectual Property and other intangible assets of Seller's Indirect Merchant Network Business consistent with prior practice;

         (e) pay all accounts payable of Seller's Indirect Merchant Network Business substantially in accordance with past practice and collect all accounts receivable substantially in accordance with past practice, but not less than in accordance with commercially reasonable business practices;

         (f) comply in all material respects with all laws applicable to the conduct of Seller's Indirect Merchant Network Business; and

         (g) maintain the Books and Records of Seller's Indirect Merchant Network Business on a basis consistent with past practices and prepare and file all foreign, federal, state, and local tax returns and amendments thereto required to be filed by Seller after taking into account any extensions of time granted by such taxing authorities.

     8.2 Notification of Changes. Between the date hereof and the Closing Date, Seller shall promptly notify Parent in writing of any material adverse change in the financial condition of Seller's Indirect Merchant Network Business, any damage or loss of a material nature with respect to any of the Acquired Assets, or the institution of legal, administrative, or other proceedings against Seller with respect to any of the Acquired Assets or which, if determined adversely, might materially hinder the performance of Seller's obligations hereunder.

     8.3 Other Transactions.

         Until the sixtieth (60th) day following the date hereof, Seller shall deal exclusively and in good faith with Parent and Newco with regard to the sale of the Acquired Assets to Newco and will not, and will direct officers, directors, financial advisors, accountants, agents, and counsel not to (i) solicit submission of proposals or offers from any persons other than Parent and Newco relating to any acquisition or purchase, directly or indirectly, of all or any material part of the Acquired Assets, the sale or issuance of any capital stock of any corporation formed by Seller or any affiliate of Seller to which any material part of the assets utilized in Seller's Indirect Merchant Network Business may be contributed, or any merger or consolidation of any corporation formed by Seller or any affiliate of Seller to which any material part of the assets utilized in Seller's Indirect Merchant Network Business may be contributed (each, an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding, or furnish any non-public information to any other persons regarding Seller's Indirect Merchant Network Business other than Parent and Newco and their representatives or otherwise cooperate in any way or assist, facilitate, or encourage any Acquisition Proposal by any persons other than Parent and Newco, (iii) enter into any agreement or understanding, whether in writing or, if legally binding, oral, that would have the effect of preventing the consummation of the transactions contemplated by this Agreement. If, notwithstanding the foregoing, Seller or its Affiliates or representatives or agents should receive any Acquisition Proposal or any inquiry regarding such proposal from a third party, such persons shall promptly inform Parent and its counsel thereof of the proposal and the terms thereof.

     8.4 Additional Reports. From the date hereof through the Closing Date (but not more frequently than monthly), Seller will make available to Parent true and correct copies of all internal management and control reports (including aging of accounts receivables, listings of accounts payable, and inventory control reports) and financial statements related principally to Seller's Indirect Merchant Network Business and routinely furnished to management of Seller.

     8.5 Conditions Precedent. From the date hereof through the Closing Date, Seller shall use its commercially reasonable efforts to satisfy the conditions enumerated in Article 10 hereof.

     8.6 Preparation of Financial Statements.    Seller shall, at Seller's
expense, provide Parent with all such financial statements of Seller's Indirect Merchant Network Business as Parent reasonably may require in connection with the filing of current reports on Form 8-K with the Securities and Exchange Commission, in such form and with such consents as may be necessary under the rules and regulations applicable to current reports on Form 8-K.


                                   ARTICLE 9
                              COVENANTS OF PARENT

     From the date hereof, Parent covenants and agrees with Seller, as follows:

     9.1 Conduct of Business Prior to Closing. From the date hereof to the Closing Date, and except to the extent that Seller shall otherwise consent in writing, Parent shall, with respect to Parent's Indirect Merchant Network
Business:

         (a) operate Parent's Indirect Merchant Network Business substantially as previously operated and only in the regular and ordinary course;

         (b) not sell or otherwise dispose of any real or personal property or asset that would have been a Purchaser Contributed Asset hereunder, except in the ordinary course of Parent's Indirect Merchant Network Business consistent with past practices;

         (c) use commercially reasonable efforts to (i) maintain the Parent Contributed Assets in their present order and condition, reasonable wear and use excepted, (ii) deliver the Parent Contributed Assets to Newco on the Closing Date in such condition, and (iii) maintain all policies of insurance covering such Parent Contributed Assets in amounts and on terms substantially equivalent to those in effect on the date hereof;

         (d) take commercially reasonable steps to maintain Parent's Intellectual Property and other intangible assets of Parent's Indirect Merchant Network Business consistent with prior practice;

         (e) pay all accounts payable of Parent's Indirect Merchant Network Business substantially in accordance with past practice and collect all accounts receivable substantially in accordance with past practice, but not less than in accordance with commercially reasonable business practices;

         (f) comply in all material respects with all laws applicable to the conduct of Parent's Indirect Merchant Network Business; and

         (g) maintain the Books and Records of Parent's Indirect Merchant Network Business on a basis consistent with past practices and prepare and file all foreign, federal, state, and local tax returns and amendments thereto required to be filed by Parent after taking into account any extensions of time granted by such taxing authorities.

     9.2 Notification of Changes. Between the date hereof and the Closing Date, Parent shall promptly notify Parent in writing of any material adverse change in the financial condition of Parent's Indirect Merchant Network Business, any damage or loss of a material nature with respect to any of the Parent Contributed Assets, or the institution of other proceedings against Parent with respect to any of the Parent Contributed Assets or which, if determined adversely, might materially hinder the performance of Parent's obligations hereunder.

     9.3 Additional Reports. From the date hereof through the Closing Date (but not more frequently than monthly), Parent will make available to Seller true and correct copies of all internal management and control reports (including aging of accounts receivables, listings of accounts payable, and inventory control reports) and financial statements related principally to Parent's Indirect Merchant Network Business and furnished routinely to management of Parent.

     9.4 Conditions Precedent. From the date hereof through the Closing Date, Parent shall use its commercially reasonable efforts to satisfy the conditions enumerated in Article 11 hereof.



                                   ARTICLE 10
            CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND NEWCO

     The obligation of Parent and Newco to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions all or any of which may be waived in writing, in whole or in part, by Parent:

     10.1 Certificate Regarding Schedules and Representations and Warranties. The representations and warranties made by Seller in Article 6 shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except that such representations and warranties may be untrue or incorrect as a result of actions or transactions of Seller made with the prior written consent of Parent), except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall remain true and correct in all material respects on and as of such earlier date; and Parent and Newco shall have received a certificate, dated as of the Closing Date, executed by an authorized officer of Seller to such effect. For purposes of this Section 10.1 only, in determining whether the condition to closing set forth herein has been met, a representation or warranty shall be deemed true and correct in all material respects notwithstanding a breach thereof if such breach does not cause or would not reasonably be expected to cause a material adverse effect on Seller's Indirect Merchant Network Business, provided, however, if (i) the damages from the breach can be cured by money damages and (ii) the breach would not materially interfere with the provision of services by Newco to its customers, and (iii) if the amount of losses for which Newco would be entitled to receive indemnification pursuant to Section 15.2 (assuming for this purpose, that the transaction had closed and the provisions of Article 15 were applicable) (x) can reasonably be determined prior to the Closing Date and the amount of such losses are paid to Newco on or prior to the Closing Date (less the Basket Amount described in Section 15.9, if applicable), or (y) cannot reasonably be determined prior the Closing Date but are not reasonably likely to exceed $20 million in the aggregate and the Seller confirms in writing that it is obligated pursuant to the terms of Article 15 to pay Newco the amount of such losses (less the Basket Amount described in Section 15.9, if applicable), then, and only in such event, the amounts paid or payable pursuant to Article 15 shall be taken into account in making the determination whether the breach causes or would reasonably be expected to cause a material adverse effect on Seller's Indirect Merchant Network Business.

     10.2 Compliance by Seller. Seller shall have duly performed in all material respects all of the covenants and agreements contained in this Agreement to be performed by it on or prior to the Closing Date, and Parent and Newco shall have received a certificate, dated as of the Closing Date, executed by an authorized officer of Seller to such effect.

     10.3 No Injunction; Etc. No legislation, order or injunction shall be in effect which enjoins, restrains, or prohibits Parent or Newco in respect of the consummation of the transactions contemplated hereby, or enjoins or restricts the operation of all or a material portion of the Acquired Assets in the manner contemplated by this Agreement, which, in the reasonable judgment of Parent, would make it inadvisable to consummate the transactions contemplated by this Agreement.

     10.4 Consents. Subject to the provisions of Section 5.2, Newco shall have received a true and correct copy of each material consent and waiver that is
(a) required for the assignment of the Contracts, Seller's Permits, Seller's Intellectual Property, and other agreements and assets, including, without limitation, the consents to assignment of the Contracts listed in SECTION 10.4 OF THE SELLER DISCLOSURE MEMORANDUM and (b) otherwise required for the execution, delivery, and performance of this Agreement by Seller. All authorizations, orders, or approvals of any governmental commission, board or other regulatory body required for Newco's operation of Seller's Indirect Merchant Network Business after Closing or for the consummation of the transactions contemplated hereby shall have been obtained. Parent and Newco shall have received a certificate, dated as of the Closing Date, executed by an authorized officer of Seller to the foregoing effect, and Parent and Newco shall be reasonably satisfied with the terms, conditions, and restrictions of and obligations under each such authorization, order, or approval.

     10.5 Incumbency. Parent and Newco shall have received certificates of incumbency of Seller executed by a Secretary or Assistant Secretary of Seller listing the officers of Seller authorized to execute each Acquisition Document to which Seller is a party and the instruments of transfer on behalf of Seller and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Seller in connection with the consummation of the transactions contemplated herein.

     10.6 Certified Resolutions. Parent and Newco shall have received a certificate of the Secretary or Assistant Secretary of Seller containing a true and correct copy of the resolutions duly adopted by the Board of Directors of Seller approving the transactions contemplated by this Agreement and the other Acquisition Documents to which Seller is or will be a party and authorizing the negotiation, execution and delivery of each Acquisition Document to which Seller is or will be a party by the duly authorized officers of Seller. The Secretary or Assistant Secretary of Seller shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

     10.7 Release of Certain Liens. Parent shall have received evidence reasonably satisfactory to it that all liens and encumbrances against the Acquired Assets, other than Permitted Encumbrances, of which it notifies Seller within fifteen (15) business days after the date hereof have been or will be released or terminated prior to or as of the Closing.

     10.8 No Adverse Change. Except as otherwise described in Section 10.8 of Seller's Disclosure Memorandum, there shall not have been any material adverse change in the Acquired Assets or Seller's Indirect Merchant Network Business, taken as a whole, since December 31, 1995, and Parent shall have received a certificate, dated as of the Closing Date, executed by an authorized officer of Seller to such effect.

     10.9 Instruments of Transfer. Seller shall have delivered to Newco such warranty deeds, bills of sale, motor vehicle titles, endorsements, assignments, licenses, and other good and sufficient instruments of conveyance and transfer and any other instruments in form and substance reasonably satisfactory to counsel to Parent reasonably necessary to vest in Newco all of Seller's rights, title, and interest with respect to the Acquired Assets, free and clear of all liens, charges, encumbrances, pledges, or claims of any nature except for Permitted Encumbrances.

     10.10 Opinion of Counsel for Seller. Parent and Newco shall have received the written legal opinion of counsel to Seller, in form reasonably satisfactory to Parent and its counsel, as to the matters specified in Exhibit E hereto

     10.11 Leased Real Property Certificates. Newco shall have received prior to Closing in form and substance reasonably satisfactory to Parent, landlord's consent to lease assignments for all Seller's Leased Real Property.

     10.12 Condition of Acquired Assets. On the Closing Date, all of the Acquired Assets shall be in substantially the same condition as at the close of business on the date hereof, except for ordinary use and wear thereof and changes occurring in the ordinary course of business or expressly permitted by this Agreement between the date hereof and the Closing Date, and Parent and Newco shall have received a certificate dated as of the Closing Date, executed by an authorized officer of Seller, to such effect; provided, however, if on or prior to the Closing Date any of the Acquired Assets shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of Seller (whether or not similar to the foregoing) and Seller has maintained in full force and effect the Seller's Policies then the obligations of Newco and Parent to consummate the transactions provided for in this Agreement shall not be excused and at the Closing Seller shall assign to Newco all the right to be paid the full amount of all insurance proceeds, if any, paid or payable to Seller, in respect of such loss (such amounts of insurance proceeds being included as Acquired Assets).

     10.13 Hart-Scott-Rodino. All applicable waiting periods, if any, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated.

     10.14 Subleases. Seller shall have executed and delivered the Newco Subleases substantially in the form attached hereto as Exhibit A.

     10.15 Seller Transition Services Agreement. Seller shall have executed and delivered the Seller Transition Services Agreement.

     10.16 Operating Agreement. Seller shall have executed and delivered the Operating Agreement.

     10.17 Assumption of Contracts and Leases. Seller shall have executed and delivered an assignment and assumption agreement substantially in the form attached hereto as Exhibit F (the "Assignment and Assumption Agreement").

                                   ARTICLE 11
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, all or any of which may be waived in writing, in whole or in part, by Seller:

     11.1 Certificate Regarding Schedules and Representations and Warranties. The representations and warranties made by Parent in Article 7 shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except that such representations and warranties may be untrue or incorrect as a result of actions or transactions of Parent made with the prior written consent of Seller), except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall remain true and correct in all material respects on and as of such earlier date; and Seller shall have received a certificate, dated the Closing Date, executed by an authorized officer of Parent to such effect. For purposes of this Section 11.1 only, in determining whether the condition to closing set forth herein has been met, a representation or warranty shall be deemed true and correct in all material respect notwithstanding a breach thereof if such breach does not cause or would not reasonably be expected to cause a material adverse effect on Parent's Indirect Merchant Network Business, provided, however, if (i) the damages from the breach can be cured by money damages and (ii) the breach would not materially interfere with the provision of services by Newco to its customers, and (iii) if the amount of losses for which Newco would be entitled to receive indemnification pursuant to Section 15.3 (assuming for this purpose, that the transaction had closed and the provisions of Article 15 were applicable) (x) can reasonably be determined prior to the Closing Date and the amount of such losses are paid to Newco on or prior to the Closing Date (less the Basket Amount described in Section 15.9, if applicable), or (y) cannot reasonably be determined prior the Closing Date but are not reasonably likely to exceed $20 million in the aggregate and the Parent confirms in writing that it is obligated pursuant and subject to the terms of Article 15 to pay Newco the amount of such losses (less the Basket Amount described in Section 15.9, if applicable), then, and only in such event, the amounts paid or payable pursuant to Article 15 shall be taken into account in making the determination whether the breach causes or would reasonably be expected to cause a material adverse effect on Parent's Indirect Merchant Network Business.

     11.2 Compliance by Parent and Newco. Each of Parent and Newco shall have duly performed in all material respects all of the covenants and agreements contained in this Agreement to be performed by them on or prior to the Closing Date, and Seller shall have received a certificate, dated as of the Closing Date, executed by an authorized officer of Parent and a Manager of Newco to such effect.

     11.3 Certified Resolutions. Seller shall have received from Parent and Newco certificates of the Secretary of Parent and a Manager of Newco, respectively, containing true and correct copies of resolutions duly adopted by the Board of Directors of Parent and the Managers of Newco approving the transactions contemplated by this Agreement and the other Acquisition Documents to which Parent or Newco is a party and authorizing the negotiation, execution and delivery of each Acquisition Document to which Parent or Newco is or will be a party by the duly authorized officers or managers of Parent and Newco, respectively. The Secretary or Assistant Secretary of Parent and a Manager of Newco, respectively, shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

     11.4 Consents. Subject to the provision of Section 5.2, Seller shall have received a true and correct copy of each material consent and waiver that is
(a) required for the assignment of the Parent Contracts, Parent's Permits, Parent's Intellectual Property, and other agreements and assets and (b) otherwise required for the execution, delivery, and performance of this Agreement by Parent. All authorizations, orders, or approvals of any governmental commission, board or other regulatory body required for Newco's operation of Parent's Indirect Merchant Network Business after Closing or for the consummation of the transactions contemplated hereby shall have been obtained. Seller shall have received a certificate, dated as of the Closing Date, executed by an authorized officer of Parent to the foregoing effect, and Seller shall be reasonably satisfied with the terms, conditions, and restrictions of and obligations under each such authorization, order, or approval.

     11.5 No Injunction; Etc. No legislation, order or injunction shall be in effect which enjoins, restrains, or prohibits Seller in respect of the consummation of the transactions contemplated hereby, or restricts or enjoins the operation of all or a material portion of the Parent Contributed Assets, which, in the reasonable judgment of Seller, would make it inadvisable to consummate in the manner contemplated by this Agreement the transactions contemplated by this Agreement.

     11.6 Incumbency. Seller shall have received certificates of incumbency of Parent executed by its Secretary or Assistant Secretary and a certificate of Newco executed by a Manager listing the officers of Parent and the Managers of Newco, respectively, authorized to execute each Acquisition Document to which Parent or Newco is a party and certifying the authority of each such officer or manager to execute the agreements, documents, and instruments on behalf of Parent or Newco in connection with the consummation of the transactions contemplated herein.

     11.7 Opinion of Parent's Counsel. Seller shall have received the written legal opinion of Alston & Bird and Parent's General Counsel, in form reasonably satisfactory to Seller and its counsel, as to matters specified in Exhibit G hereto, which opinion may be based upon and incorporate the 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion

Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards shall be attached to the Opinion.

     11.8 Release of Certain Liens. Seller shall have received evidence satisfactory to it that all liens and encumbrances against the Parent Contributed Assets other than Permitted Encumbrances of which it notifies Parent within fifteen (15) business days after the date hereof have been or will be released or terminated prior to or as of the Closing.

     11.9 Instruments of Transfer. Parent shall have delivered to Seller such warranty deeds, bills of sale, motor vehicle titles, endorsements, assignments, licenses, and other good and sufficient instruments of conveyance and transfer and any other instruments in form and substance reasonably satisfactory to counsel to Seller reasonably necessary to vest in Newco all of Parent's right, title, and interest with respect to the Parent Contributed Assets, free and clear of all liens, charges, encumbrances, pledges, or claims of any nature except for Permitted Encumbrances.

     11.10 Leased Real Property Certificates. Seller shall have received prior to Closing in form and substance reasonably satisfactory to Seller, landlord's consent to lease assignments for all Parent's Leased Real Property.

     11.12 Condition of Acquired Assets. On the Closing Date, all of the Parent Contributed Assets shall be in substantially the same condition as at the close of business on the date hereof, except for ordinary use and wear thereof and changes occurring in the ordinary course of business or expressly permitted by this Agreement between the date hereof and the Closing Date, and Seller shall have received a certificate dated as of the Closing Date, executed by an authorized officer of Parent, to such effect; provided, however, if on or prior to the Closing Date any of the Parent Contributed Assets shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of Parent (whether or not similar to the foregoing) and Parent has maintained in full force and effect the Parent Policies then the obligations of Seller to consummate the transactions provided for in this Agreement shall not be excused and at the Closing Parent shall assign to Newco all the right to be paid the full amount of all insurance proceeds, if any, paid or payable to Parent, in respect of such loss (such amount of insurance proceeds being included as Parent Contributed Assets).

     11.13 No Adverse Change. Except as described in SECTION 11.13 OF THE PARENT DISCLOSURE MEMORANDUM, there shall not have been any material adverse change in the Parent Contributed Assets or Parent's Indirect Merchant Network Business, taken as a whole, since December 31, 1995, and Seller shall have received a certificate, dated as of the Closing Date, executed by an authorized officer of Parent to such effect.

     11.14 Hart-Scott-Rodino. All applicable waiting periods under the HSR Act, if any, shall have expired or been terminated.

     11.15 Seller Transition Services Agreement and Registration Rights Agreement. Newco shall have executed and delivered the Seller Transition Services Agreement and Registration Rights Agreement substantially in the form of Exhibit H hereto.

     11.16 Operating Agreement and Parent Services Agreement. Parent shall have executed and delivered the Operating Agreement and Parent Services Agreement.

     11.17 Offers of Employment. Newco shall have made offers of employment to the Transferred Employees as provided in Article 13, and an officer of Newco shall have executed and delivered to Seller a certificate to such effect.

     11.18 Assumption of Contracts and Leases. Parent and Newco shall have executed and delivered an assignment and assumption agreement substantially in the form attached hereto as Exhibit I (the "Newco Assignment and Assumption Agreement").


                                   ARTICLE 12
                                MUTUAL COVENANTS

     12.1 Governmental Filings. Parent, Newco and Seller, to the extent legally required, shall prepare or file within five (5) business days after the date hereof, and diligently prosecute at the earliest practicable time after the date hereof, the notifications and filings required pursuant to the HSR Act in order to effect the transactions contemplated by this Agreement.

     12.2 Further Mutual Covenants. Parent, Newco and Seller shall each take all actions contemplated by this Agreement, shall act in good faith with regard to all matters hereunder and, subject to the right of a party to terminate this Agreement pursuant to Article 14 hereof, do all things reasonably necessary to effect the consummation of the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement, Parent, Newco and Seller shall each refrain from knowingly taking or failing to take any action which would render any of the representations or warranties contained in Articles 6 or 7 of this Agreement in any material respect inaccurate as of the Closing Date. Each party shall promptly notify the other parties after learning of any action, suit, or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

     12.3 Prorations.

          (a) Utility Charges, Rental Charges, Equipment Charges, Real Property Taxes, Personal Property Taxes, and Service Contracts including, without limitation, accruals or prepayments thereof (all as individually defined below and collectively called the "Proration Items"), shall be prorated directly between Seller and Newco and between Parent and Newco as provided in this
Section 12.3.

        (b) For purposes of this Section 12.3, the capitalized terms set forth below shall have the following meanings:

            (i) "Utility Charges" shall mean water, sewer, electricity, gas and other utility charges, if any, applicable to the Seller's Leased Real Property or Parent's Leased Real Property, as applicable;

            (ii) "Rental Charges" shall mean common area maintenance charges, merchant association dues, insurance reimbursement and rental charges payable or receivable and other payments or receipts (other than Real Property Taxes) applicable to the Seller's Leased Real Property or Parent's Leased Real Property, as applicable;

            (iii) "Equipment Charges" shall mean rental charges payable or receivable and other payments or receipts applicable to the equipment of Seller's Indirect Merchant Network Business or Parent's Indirect Merchant Network Business, as applicable;

            (iv) "Real Property Taxes" shall mean ad valorem taxes imposed upon the Seller's Leased Real Property or Parent's Leased Real Property, as applicable, general assessments imposed with respect to the Seller's Leased Real Property or Parent's Leased Real Property, as applicable, and special assessments upon the Seller's Leased Real Property or Parent's Leased Real Property, as applicable, whether payable in full or by installments prior to the Closing Date; and

            (v) "Personal Property Taxes" shall mean ad valorem taxes imposed upon the Acquired Assets other than the Seller's Leased Real Property or upon the Parent Contributed Assets other than Parent's Leased Real Property, as applicable.

        (c) As soon as practicable after the Closing Date, all Utility Charges, Rental Charges, Equipment Charges, Real Property Taxes, Personal Property Taxes, and Service Contracts (including amounts owed or paid pursuant to transferable state licenses applicable to the Acquired Assets or the Parent Contributed Assets and transferred to Newco hereunder) shall be apportioned to the Effective Time, and Seller, Parent and Newco will examine all relevant books and records as of the Effective Time in order to make the determination of the apportionments, which determinations shall be calculated in accordance with past practices. Payments in respect thereof shall be made to the appropriate party by check within thirty (30) days after such determination, except that payments for Real Property Taxes and Personal Property Taxes shall initially be determined based on the previous year's taxes and shall later be adjusted to reflect the current year's taxes when the tax bills are finally rendered. The parties shall fully cooperate to avoid, to the extent legally possible, the payment of duplicate Personal Property Taxes, and each party shall furnish, at the request of the other, proof of payment of any Personal Property Taxes or other documentation which is a prerequisite to avoiding payment of a duplicate tax.

          (d) In the event that any party (the "Payor") pays a Proration Item for which another party (the "Payee") is obligated in whole or in part under this Section 12.3, the Payor shall present to the Payee evidence of payment and a statement setting forth the Payee's proportionate share of such Proration Item, and the Payee shall promptly pay such share to the Payor. In the event any party (the "Recipient") receives payments of a Proration Item to which another party (the "Beneficiary") is entitled in whole or in part under this Agreement, the Recipient shall promptly pay such share to the Beneficiary.

          (e) In the event there exist as of the Closing Date any pending appeals of ad valorem tax assessments with regard to any Acquired Assets or Parent Contributed Assets, the continued prosecution and/or settlement of such appeals shall be subject to the direction and control of Newco with respect to assessments for the year within which the Closing occurs.

     12.4 Access and Information. From the date hereof to the Closing Date and during normal business hours, Seller shall afford to Parent and Newco, their counsel, accountants, and other representatives, reasonable access upon reasonable notice to the offices, properties, books, contracts, commitments, records, vendors, and customers of Seller with respect to Seller's Indirect Merchant Network Business and shall furnish such persons with all information (including financial and operating data) concerning Seller's Indirect Merchant Network Business and the Acquired Assets as they reasonably may request.
Seller shall use commercially reasonable efforts to assist Parent and Newco, their counsel, accountants, and other representatives in their examination. Parent and Newco shall, and shall use their best efforts to cause their counsel, accountants, and representatives to, hold in strict confidence all information so obtained from Seller.

     12.5 Confidentiality.    Parent and Seller each agree that (i) all
information regarding either of them (the "Disclosing Party"), including any subsidiaries of the Disclosing Party, which is or has been furnished to the other (an "Evaluating Party") by the Disclosing Party or any of the Disclosing Party's Representatives (as hereinafter defined) in connection with the Evaluating Party's consideration and review of the transactions contemplated hereby (the "Transaction") (such information, together with notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by the Evaluating Party or its Representatives being referred to herein as the "Evaluation Material") will be kept strictly confidential.
The term "Evaluation Material" does not include information which becomes generally available to the public through no wrongful act of the Evaluating Party or its Representatives; which was publicly and generally available prior to the date hereof; which is or was independently developed by the Evaluating Party without any reference to the Evaluation Material; or which was or becomes available to the Evaluating Party or any of its Representatives on a non-confidential basis from a source other than the Disclosing Party or its Representatives, provided that neither the Evaluating Party or its Representatives is aware that such source is under an obligation (whether contractual, legal or fiduciary) to the Disclosing Party to keep such information confidential. The term Representatives means the respective party's directors, officers, employees, legal and financial advisors, accountants and other agents and representatives, as the case may be, and in the case of Parent, includes any bank or other financial institution or institutional investor who is considering providing financing to Parent or Newco in connection with the Transaction. If either the Seller or Parent is requested in any judicial or administrative proceeding or by any governmental or regulatory authority to disclose any Evaluation Material regarding the other, such party will give the Disclosing Party prompt notice of such request so that the Disclosing Party may seek an appropriate protective order. Seller and Parent agree to cooperate with the other in obtaining such an order. If in the absence of a protective order Parent or Seller is nonetheless compelled to disclose the Evaluation Material regarding the other, such party may make such disclosure without liability hereunder, provided that such party gives the other party written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the Disclosing Party's request and at the Disclosing Party's expense, use commercially reasonable efforts to obtain reasonable assurances that confidential treatment will be accorded to such information. If this Agreement is terminated prior to the Closing, each party shall promptly return or certify the destruction of all Evaluation Material and copies thereof, and all work papers containing confidential information received from each other party. Newco and Parent's obligations under this provision with respect to confidential information about the Acquired Assets shall terminate upon the closing of the transactions contemplated hereby.


                                   ARTICLE 13
                              POST CLOSING MATTERS


     13.1 Employment of Employees.

          (a) Newco shall make offers of employment no later than the business day prior to the Closing Date, to be effective on the Closing Date, to all of Seller's employees identified in SECTION 6.14 OF THE SELLER DISCLOSURE MEMORANDUM ("Employees") other than: Employees who are Not Actively Employed by Seller on the Closing Date for any reason whatsoever, including but not limited to a leave of absence or prior termination of employment (an Employee shall be considered "Not Actively Employed" if the Employee did not report to work with Seller for a period of at least six consecutive business days which includes the Closing Date (excluding vacation time). Newco's offer of employment may be conditioned upon an Employee reporting to work as soon as practicable after the Closing Date.

     Employees who are Not Actively Employed by Seller on the Closing Date due to maternity leave, workers' compensation leave, Family Medical Leave Act of 1993 leave or leave under a similar state statute, and any other medical leave or permitted leave of absence, who present themselves for work upon completion of the leave with a written physician's statement acceptable to Newco that the individual is fit to perform his or her job, shall be offered immediate employment by Newco subject to the same requirements as stated in this Paragraph 13.1(a) for offers to other Employees of Seller.

     Employees who accept the offer of employment made by Newco shall be referred to as "Transferred Employees." Notwithstanding any other provision of this Agreement to the contrary, the wage and salary rate paid by Newco or Parent, and the bonus opportunity (including the basis for determining the extent to which a bonus will be paid and the amount of the potential bonus), applicable to any Transferred Employee from the Closing Date through December 31, 1996 shall not be less that the wage and salary rate earned by such Transferred Employee from Seller, and the bonus opportunity in effect, respectively, as of the Closing Date; provided, however, that Seller shall be responsible for the ratable portion of any bonus for a Transferred Employee through the Closing Date and Newco shall be responsible for the ratable portion of any bonus after the Closing Date through December 31, 1996.

        (b) Notwithstanding any possible inferences to the contrary, none of Seller, Parent or Newco intends for this Article 13 to create any rights or obligations except as between the parties hereto, and no past, present or future employees of Seller, Parent or Newco shall be treated as third-party beneficiaries of this Article 13.

        (c) Seller shall be responsible for the payment of all wages, commissions, severance pay, accrued vacation and sick pay to Transferred Employees of Seller that are earned or accrued but not yet paid through the Closing Date and for any Employees of Seller who are not Transferred Employees, up to and including the date Seller terminates the employment of such Employees. Except for obligations specifically assumed by Newco hereunder, Seller shall be responsible for the payment of any amounts due to its Employees (including the Transferred Employees) pursuant to the Seller Benefit Plans as a result of the employment of its Employees, provided that in determining bonuses and other similar payments due to Transferred Employees for any period ended on or prior to the Effective Time, Seller shall, if payment thereof will occur after the Effective Time, waive any requirement that such Employees be Employees of Seller on the date such bonuses or other similar payments are paid. Seller shall be responsible for reporting all employee-related costs and liabilities of Transferred Employees accruing prior to the Closing Date, whether payable on or after the Closing Date. Seller is responsible for all incurred but unreported or unpaid medical claims made, occurring or arising prior to the Effective Time and for the cost associated with any hospital confinement that commences prior to the Effective Time. Effective on the Closing Date, Seller shall, and hereby does, release all Transferred Employees from any employment and/or confidentiality agreement previously entered into between Seller and such Transferred Employees to the extent (but only to the extent) necessary for Newco to operate Seller's Indirect Merchant Network Business in substantially the same manner as operated by Seller prior to the Closing Date.

        (d) Newco shall become responsible for all costs and liabilities attributable to Transferred Employees accruing at and after the Effective Time; provided, however, that Newco shall not be responsible for any liabilities arising under the Seller Benefit Plans except as specified in Sections 13.3 and 13.4.

     13.2 Seller's Benefit Plans. Except for obligations specifically assumed by Newco under this Agreement, Newco shall assume no responsibility with regard to any Seller Benefit Plans. To the extent necessary, Seller may continue to communicate with the Transferred Employees regarding their rights and entitlement to any benefits under the Seller Benefit Plans in connection with the transactions contemplated hereby, subject to Newco's prior approval, which shall not be unreasonably withheld, and the parties shall cooperate with each other in the administration of all applicable employee benefit plans and programs.

     13.3 Vacation Pay. Parent and Newco agree to give each Transferred Employee credit for prior years of service with Seller for purposes of calculating vacation pay that may be received pursuant to the vacation pay policy of Newco as may be in effect from time to time after the Closing, and will waive any eligibility requirements of such policy with respect to Transferred Employees. At the election of Newco, Newco shall either (i) provide each Transferred Employee with the number of vacation days to which the applicable Transferred Employee would be entitled for the year ended December 31, 1996 (less any vacation days previously taken) under Seller's vacation policy in excess of the number of days for such year to which such Transferred Employee would be entitled under Newco's vacation policy as of the Closing Date, or (ii) include the value of such differences in vacation days in the payments to be made pursuant to Section 13.4(g).

     13.4 Newco's Benefit Plans.

          (a) Under Newco's employee benefit plans and programs (including any employee benefit plans of Parent which are made available to Newco's employees), each Transferred Employee shall receive credit for prior years of service with Seller for all purposes of such plans (except for purposes of benefits accrued under a defined benefit plan) and shall be entitled to participate in any such Newco employee benefit plans without the application of any applicable waiting periods. Newco and Parent shall also permit the Transferred Employees and their eligible dependents to participate in their applicable group medical plans and will cause such group medical plans to (i) recognize all out-of-pocket expenses of each Transferred Employee recognized from and after January 1, 1996 and prior to the Closing Date under Seller's applicable group medical plans for purposes of determining each such Transferred Employee's deductible and co-payment expenses for the year ended December 31, 1996 under Newco's and Parent's applicable group medical plans and
(ii) waive any provisions that would exclude coverage of a pre-existing condition of any Transferred Employee or any of the Transferred Employee's dependents or beneficiaries to the extent that, as of the Closing Date, any such condition was not subject to exclusion under Seller's applicable group medical plan.

          (b) As soon as practicable following the Closing, Seller shall cause the trustee ("Seller's Trustee") of the MasterCard Savings Plan ("Seller's Retirement Plan"), to transfer to the trustee of Parent's 401(k) Plan ("Parent's Trustee") cash equal to the vested account balance (as of the day of the transfer) of each Transferred Employee in Seller's

Retirement Plan. The cash to be transferred shall not include the value of the account balances of any Transferred Employees who become eligible for and elect to receive a distribution (including a direct rollover described in Internal Revenue Code Section 401(a)(31)) from the Seller's Retirement Plan prior to the date of transfer to Parent's 401(k) Plan. As of the Closing Date, Seller shall vest Transferred Employees in the non-vested portion of their account balances in Seller's Retirement Plan.

        (c) Seller represents that Seller's Retirement Plan permits or will permit the transfer of assets and liabilities described in Sections 13.4(b) above. To the extent required by law, Newco and Parent agree to provide for the transfer of assets described in Section 13.4(b) above in Parent's 401(k) Plan. Parent's 401(k) Plan shall comply, without limitation, with Section 411(d)(6) of the Code with respect to accrued benefits represented by the assets transferred from the Seller's Retirement Plan.

        (d) Neither Parent, Newco or Parent's Trustee shall be liable for benefits to the Transferred Employees attributable to assets that are not transferred from Seller's Trustee to Parent's Trustee. Similarly, neither Seller nor Seller's Trustee shall be liable for benefits to the Transferred Employees attributable to assets that are transferred from Seller's Trustee to Parent's Trustee. Parent shall indemnify the Seller (as if Seller was Newco for such purpose) in accordance with Section 15.3 of this Agreement against Losses suffered by Seller that are attributable to the failure of Parent's
401(k) Plan and trust to qualify under Code Section 401(a).   Similarly, Seller
shall indemnify the Parent (as if Parent was Newco for such purpose) and Newco in accordance with Section 15.2 of this Agreement against Losses suffered by Parent that are attributable to the failure of Seller's Retirement Plan and trust to qualify under Code Section 401(a).

        (e) Prior to the transfer of assets from Seller's Retirement Plan to Parent's 401(k) Plan: (i) Parent shall provide to Seller written assurances that the Parent's 401(k) Plan satisfies the requirements of Code Section 401(a) and 401(k) and (ii) Seller shall provide to Parent written assurances that the Seller's Retirement Plan satisfies the requirements of Code Section 401(a) and 401(k).

        (f) Seller, Parent and Newco shall, in connection with the transfer described in this Section 13.4, cooperate in making all appropriate filings required under the Code and ERISA and the regulations thereunder and in all other ways cooperate in completing the transfer of assets and liabilities, and shall further cooperate to ensure that the transfers described in this Section
13.4 satisfy the applicable requirements of Sections 401(a)(12), 401(k) and 414(l) of the Code and the regulations thereunder.

        (g) No later than 120 days following the Closing Date, Parent and Seller shall jointly engage William M. Mercer Incorporated, or such other benefits consultant as is mutually acceptable to Seller and Parent, to value by December 1, 1996, the Parent and other benefits (on a per-employee basis) that will be applicable to Transferred Employees employed by Newco through December 31, 1996. No later than December 1, 1996, William M. Mercer Incorporated, or such other benefit consultant as was engaged to value Newco's benefits pursuant to the preceding sentence, shall undertake a similar evaluation of Seller's benefits that would have applied to each Transferred Employee had the Transferred Employee remained in the employ of the Seller. Newco shall, no later than March 31, 1997, make a single cash payment (a "Benefits Equalization Payment") to each Transferred Employee (i) employed by Newco at the time of the payment and (ii) each Transferred Employee terminated by Newco without cause after December 31, 1996 and before the date of the payment, in each case, equal to the excess, if any, of the value (for the period beginning on the Closing Date through December 31, 1996) of Seller's benefits which would have applied to such Transferred Employee in excess of the value of Newco's benefits for such Transferred Employee for such period.

          (h) Newco shall offer Transferred Employees relocation benefits under the same terms and conditions as under the relocation benefit program of Seller, provided that Seller, for the duration of such program, shall be responsible for paying any and all costs of providing such relocation benefits.

          (i) Newco shall provide severance benefits to Transferred Employees whose employment is involuntarily terminated by Newco through December 31, 1996 substantially similar to the Seller's Severance Policy described in SECTION
6.17 OF THE SELLER DISCLOSURE MEMORANDUM as in effect on the date hereof. Except as provided in the foregoing sentence, following the Closing Date Newco shall adopt a severance program applicable to all employees in its sole discretion and, as of January 1, 1997, all employees of Newco, including Transferred Employees, shall be subject to such policy as in effect from time to time.

     13.5 Non-Solicitation. Until the expiration of thirty-six (36) months after the month in which the Closing Date occurs, Seller shall not directly or indirectly solicit or offer employment to any Transferred Employee who is then an employee of Newco or who has terminated such employment without the consent of Newco within ninety (90) days of such solicitation or offer, and neither Parent nor Newco shall directly or indirectly solicit or offer employment to any person who, after the Closing Date, is then an employee of Seller or who has terminated such employment without the consent of Seller within ninety (90) days of such solicitation or offer.

     13.6 Discharge of Business Obligations. From and after the Closing Date, Seller shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred by it prior to the Effective Time in respect of Seller's Indirect Merchant Network Business, its operations or the assets and properties used therein (except for liabilities and obligations expressly assumed by Newco hereunder), including without limitation any liabilities or obligations to employees and clients of Seller. From and after the Closing Date, Parent shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred by it prior to the Effective Time in respect of Parent's Indirect Merchant Network Business, its operations or the assets and properties used therein (except for liabilities and obligations expressly assumed by Newco hereunder). Likewise, from and after the Closing Date, Newco shall pay and discharge, in accordance with the past practice of Seller's Indirect Merchant Network Business but not less than on a timely basis, all obligations and liabilities expressly assumed by Newco hereunder.

     13.7 Maintenance of Books and Records.

          (a) Each of Seller, Parent and Newco shall preserve until the seventh anniversary of the Closing Date all Books and Records possessed or to be possessed by such party relating to any of the assets, liabilities or business of Seller's Indirect Merchant Network Business prior to the Closing Date. Seller shall give Newco written notice of any Books and Records discovered by Seller that were not transferred to Newco. After the Closing Date, where there is a legitimate purpose, each party shall provide the other with access, upon prior reasonable request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to Seller's Indirect Merchant Network Business prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further, provided, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party, its affiliates, officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Notwithstanding the provisions of this Section 13.7(a), such records may be destroyed by a party if such party sends to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed; provided, however, that neither party shall give the other written notice of its intent to destroy records, if such records are at such time legally required to be maintained. Records with respect to which such notice is given may then be destroyed after the 30th day after such notice is given, unless another party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party.

          (b) Newco shall fully cooperate with Seller in the preparation and filing of all tax filings relating to the period ending prior to the Closing Date. Newco also shall make available to Seller such information as may be reasonably required by Seller in connection with audits or otherwise for the proper payment of taxes for which Seller is responsible or in connection with any claims for refunds of such taxes. Newco shall provide within a reasonable time after the receipt of a written request all information contained in its files necessary for the preparation by Seller of a Form W-2 for the calendar year in which the Closing occurs for each Transferred Employee.

     13.8 Payments Received. Seller and Newco agree that after the Closing they will hold and will promptly transfer and deliver to the proper recipient thereof, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation, any insurance proceeds, and will account to the other for all such receipts. From and after the Closing, Newco shall have the right and authority to endorse without recourse the name of Seller on any check or draft for payment of money received by Newco on account of the Acquired Assets transferred to Newco hereunder.

     13.9 Covenants Not to Compete; Confidentiality.

          (a) Seller agrees, as consideration for the consummation of the transactions contemplated herein and for the payment to be made pursuant to
Section 3.1(a) hereof, for a period commencing on the Closing Date and ending four (4) years after the date Seller ceases to be the beneficial owner of any equity interest in Newco or any successor thereto, Seller (i) will not, either directly or indirectly (including through any Affiliate), own, manage, control or operate or participate in the ownership, management, operation or control of, any business whether in corporate proprietorship or partnership form or otherwise, which is engaged in the Business of Newco (as hereinafter defined) as conducted as of the Closing Date (a "Competitive Activity") in the United States (the "Territory"); (ii) will not engage in a Competitive Activity at any place in the Territory directly or indirectly (including through an Affiliate), whether individually, in partnership, jointly, or in conjunction with, or on behalf of, any person, firm, partnership, corporation, or unincorporated association or entity of any kind; and (iii) will not, directly or indirectly (including through an Affiliate), whether individually, in partnership, jointly, or in conjunction with, or on behalf of, any person, firm, partnership, corporation, or unincorporated association or entity of any kind, solicit or accept any Business of Newco from any bank or other association or institution that acts as a depository or processor of any transactions utilizing credit cards, debit cards or similar cards on behalf of merchants. As used herein, the "Business of Newco" means (i) Merchant generated electronic authorization and data capture and transaction processing for Credit Cards both directly from Merchant point-of-sale terminals and from a Merchant's host/controller, (ii) front end processing and back office support, and (iii) the provision of corporate cash management and information services both directly to corporations and indirectly through financial institutions, including bank account balance and deposit reporting, institutional wire transfer, financial electronic data interchange as a separate product and electronic tax payment and filing services; provided, however, that Seller shall not be deemed to be violating the covenants contained herein if it engages in any of the activities set forth in (iii) above and these services are reasonably required to be provided in order to support the issuance, acceptance and utilization of credit, debit, corporate, purchase and other card-related products on behalf of Seller's membership and not as a separate product or service. If at any time the provisions of this Section 13.9 are in effect Seller desires to engage in an activity that is or may be prohibited by this Section 13.9, and Seller reasonably believes that such activity would not compete with the Business of Newco,

Seller may seek approval for such activity from Newco, and Newco agrees not to unreasonably withhold such approval.

        (b) Seller acknowledges that it has information in respect of Seller's Indirect Merchant Network Business and financing of Seller's Indirect Merchant Network Business and its dealings, transactions, affairs, plans and proposals, some of which information is confidential and important to Seller's Indirect Merchant Network Business. In this Section 13.9 such confidential and important information is called "Newco Confidential Information" and includes, without limitation, confidential or secret information relating to the trade secrets, know-how, ideas, business methods, finances, prices, business plans, marketing plans, development plans, manpower plans, sales targets, sales statistics, customer lists, customer relationships, computer systems and computer software of Seller's Indirect Merchant Network Business. Seller further acknowledges that the disclosure of Newco Confidential Information (whether directly or indirectly) to actual or potential competitors of Seller's Indirect Merchant Network Business could place Newco at a competitive disadvantage and could do damage (whether financial or otherwise) to Newco's business. Seller shall not during the period commencing on the Closing Date and terminating on the fifth anniversary of the Closing Date (i) disclose to any person except to those authorized by Parent or Newco to know any Newco Confidential Information; or (ii) through failure to exercise reasonable care and diligence cause or permit any unauthorized disclosure of any Newco Confidential Information; provided, however, that these restrictions shall cease to apply to information which (otherwise than through the default of Seller) becomes available to the public generally; provided, further, that nothing herein shall prevent Seller or its Affiliates from using Seller Confidential Information in the normal conduct of carrying out their own business, Seller agreeing that they shall not be entitled to use any Newco Confidential Information in a manner that would breach subsection (a) of this
Section 13.9; and provided further that none of the restrictions contained in this Section 13.9 shall be binding on any of the members of Seller provided that such members did not obtain such Newco Confidential Information pursuant to a breach by Seller of its obligations hereunder.

        (c) Parent and Newco acknowledge that each of them has or will have, through the Transferred Employees, information in respect of the business of Seller other than Seller's Indirect Merchant Network Business and financing of the business of Seller other than Seller's Indirect Merchant Network Business and its dealings, transactions, affairs, plans and proposals, certain of which information is confidential and important to the business of Seller. In this
Section 13.9 such confidential and important information is called "Seller Confidential Information" and includes, without limitation, confidential or secret information relating to the trade secrets, know-how, ideas, business methods, finances, prices, business plans, marketing plans, development plans, manpower plans, sales targets, sales statistics, customer lists, customer relationships, computer systems and computer software of the business of Seller other than Seller's Indirect Merchant Network Business. Parent and Newco further acknowledge that the disclosure of Seller Confidential Information (whether directly or indirectly) to actual or potential competitors of the business of Seller other than Seller's Indirect Merchant Network Business could place Seller at a competitive disadvantage and could do damage (whether financial or otherwise) to Seller's business other than Seller's Indirect Merchant Network Business. Parent and Newco shall not during the period commencing on the Closing Date and terminating on the fifth anniversary of the Closing Date (i) disclose to any person except to those authorized by Seller to know any Seller Confidential Information; or (ii) through failure to exercise reasonable care and diligence cause or permit any unauthorized disclosure of any Seller Confidential Information; provided, however, that these restrictions shall cease to apply to information which (otherwise than through the default of Parent or Newco) becomes available to the public generally; provided, further, that nothing herein shall prevent Parent, Newco or its Affiliates from using Seller Confidential Information in the normal conduct of carrying out their own business.

           (d) To the extent that Seller desires to provide after the Closing a new service to one or more of its members in Canada or Mexico and such new service would be competitive with the Business of Newco if such new service was provided in the United States, Seller will give Newco notice thereof and an opportunity to be considered to provide such service to Seller's member or members on terms satisfactory to Seller (unless the applicable Seller member or members specifically request that Newco not be given such notice of opportunity); provided, however, that in no event will Seller be required to give such notice or opportunity if it would delay the implementation of such service; and provided further that the foregoing right of Newco to notice and opportunity shall not apply with respect to the provision of any future service in development by Seller as of the Closing. The undertakings in this Section 13.9(d) shall expire when the covenant not to compete in Section 13.9(a) expires.

           (e) The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the aggrieved party, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 13.9 should ever be deemed to exceed limitations provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted; provided, however, nothing in this Section
13.9 shall prevent Seller or any affiliate of Seller from (i) acquiring all or a portion of the stock or assets of a public company which is engaged in a Competitive Activity if the revenues from such Competing Activity comprise less than 5% of the total revenues of such public company or the business represented by such assets; or (ii) acquiring less than a 2% ownership interest in a company which is engaged in a Competitive Activity.

     13.10 Cooperation. Seller, Parent and Newco shall cooperate with each other in all reasonable respects in connection with the defense or prosecution of any claim included within any Assumed Liability or Excluded Liability or any Acquired Asset or Excluded Asset, as the case may be, including making available records relating to such claim and furnishing, without expense, management employees of the party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as a witness in any proceeding relating to such claim; provided, however, that the foregoing right to cooperation shall not be exercisable by one party in such a manner as to interfere unreasonably with the normal operations and business of the other party.

     13.11 Delivery of Documents. Subject to the terms and conditions hereof, each of Seller, Parent, and Newco, as applicable, shall execute and deliver the Seller Transition Services Agreement, the Registration Rights Agreement, the Operating Agreement, the Parent Services Agreement, the Assignment and Assumption Agreeement, the Newco Assignment and Assumption Agreement and the subleases contemplated in this Agreement.

     13.12 Cooperation and Marketing.

           (a) Newco shall have the right to utilize the description "A Limited Liability Company of National Data Corporation and MasterCard International Incorporated" on Newco's corporate stationery until such time as Seller ceases to own an equity interest in Newco; provided, however, that after notice to Newco, Seller shall have the right to terminate Newco's right to utilize Seller's name on Newco's corporate stationary if Newco commits a breach (as defined in SECTION 13.12(A) OF THE SELLER DISCLOSURE MEMORANDUM) of any of the performance standards set forth in SECTION 13.12(A) OF THE SELLER DISCLOSURE MEMORANDUM.

           (b) Provided that Newco shall have registered as a member service provider ("MSP"), (i) Newco shall retain all rights afforded to MSP's, and (ii) in the event Seller grants more extensive rights to use the Seller's name than that granted to MSP's in general, Newco shall receive the same more extensive rights to use the Seller's name.

           (c) Disposition of Existing Materials Containing Seller's Name or Mark. Newco shall have the right to use four (4) categories of materials in which the Seller's name and associated marks (other than the MAPP mark included in the Acquired Assets) are included, as follows:

               (i) Marketing Materials. Newco shall have the right to use existing sales and marketing materials until the earlier to occur of ninety
(90) days or reorder, at which time all remaining MAPP/Seller materials shall be returned to Seller for subsequent destruction.

               (ii) User Manuals. Consistent with subparagraph (i) above and based upon existing inventory considerations, Newco shall have the right to use existing user manuals until the earlier to occur of one hundred eighty
(180) days or reorder, at which time all MAPP/Seller materials shall be replaced by Newco and all existing inventory shall be returned to Seller for subsequent destruction.

               (iii) Software. Newco shall have the right to use the MAPP-PC and MAPP On-line software products in which the Seller logo is embedded as of the

Closing Date until such time as new software products (including upgrades of software products shipped to existing users) are shipped by Newco. After the Closing Date, new software shall be modified to eliminate references to Seller or its marks.

              (iv) Terminals. The parties agree that the Seller acceptance mark displays (located together with Visa, Novus and Amex mark displays) at the point-of-sale at Merchant are addressed under the Seller's bylaws and rules. With respect to the MAPP and Seller marks located on the faceplate of point-of-sale terminals which are designed and defined by acquiring banks and visible only to the merchant, it is agreed that (i) upon the earlier to occur of one hundred eighty (180) days or reorder by Newco, all new faceplates shall be printed without the Seller name or any Seller mark (other than the MAPP mark which is included in the Acquired Assets); and (ii) as point-of-sale terminals are replaced or redeployed, Newco shall use its best efforts to remove the Seller's marks (other than the MAPP mark which is included in the Acquired Assets) from such terminals.

          (d) Future Marketing and Promotional Affiliation. Seller agrees to support Newco in future marketing and promotion affiliation activities, including, without limitation, as follows:



Activity                                   Frequency/Specifics
- --------                                   -------------------
Periodic mutually approved press releases  One per quarter

Joint trade show appearances               Two per year

Sales referral program                     Seller shall
                                           provide references
                                           to members
                                           requesting credit
                                           card acquirer
                                           processing services

          (e) Except as expressly provided in this Agreement, neither Parent nor Newco shall acquire or have the right to use Seller's name or any mark of Seller (other than the MAPP mark included in the Acquired Assets) following the Closing.

                                   ARTICLE 14
                                  TERMINATION


     14.1 Termination.  This Agreement may be terminated:

          (a) by the mutual consent of Parent and Seller;

          (b) by Parent if any condition in Article 10 becomes impossible of performance or has not been satisfied in full or previously waived by Parent in writing at or prior to the Closing Date;

          (c) by Seller if any condition in Article 11 becomes impossible of performance or has not been satisfied in full or previously waived by Seller in writing at or prior to the Closing Date;

          (d) by either party if the Closing has not occurred on or prior to May 31, 1996.

     14.2 Effect of Termination. In the event of the termination and abandonment hereof pursuant to the provisions of Section 14.1(a) hereof, this Agreement shall become void and have no effect, without any liability on the part of any of the parties hereto or their directors, or officers or stockholders in respect of this Agreement, except that the provisions of this
Section 14.2, 12.5 and 16.1 of this Agreement shall survive any such termination. If Parent terminates this Agreement pursuant to Section 14.1(b) or 14.1(f), or Seller terminates this Agreement pursuant to Section 14.1(c) or 14.1(f) and such termination is the result of the representations and warranties of a non-terminating party being incorrect when made or thereafter or the breach by a non-terminating party of a covenant or agreement hereunder, then the party terminating this Agreement shall have such rights and remedies against the other party hereto with respect to the condition giving rise to such termination as are provided by law or in equity.


                                   ARTICLE 15
                                INDEMNIFICATION


     15.1 Definitions.

     For the purposes of this Article:


          (a) "Indemnification Claim" shall mean a claim for indemnification hereunder.

          (b) "Indemnitee" shall mean Newco.

          (c) "Indemnitor" shall mean Seller with respect to Section 15.2 and Parent with respect to Section 15.3.

          (d) "Losses" shall mean any and all losses, damages, liabilities, costs, and expenses of a direct (as opposed to an indirect or consequential) nature, including without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses, but excluding any punitive damages.

          (e) "Third Party Claim" shall mean any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which Indemnitee is entitled to indemnification hereunder.

     15.2 Agreement of Seller to Indemnify.

          In consideration of the purchase and sale contemplated by this Agreement, and $10.00 in hand paid, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions of this Article, Seller agrees to indemnify, defend, and hold harmless the Indemnitee from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by, the Indemnitee and resulting from, based upon, or arising out of:

          (a) the inaccuracy, untruth, or incompleteness of any representation or warranty of Indemnitor contained in or made in this Agreement or in any certificate delivered by Indemnitor at the Closing pursuant to the requirements of this Agreement.;

          (b) a breach of or failure to perform any covenant or agreement of Indemnitor made in this Agreement or any of the Acquisition Documents; and

          (c) any Excluded Liability.

     15.3 Agreement of Parent to Indemnify. In consideration of the purchase and sale contemplated by this Agreement, and $10.00 in hand paid, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions of this Article, Parent agrees to indemnify, defend and hold harmless Indemnitees from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee and resulting from, based upon, or arising out of:

          (a) the inaccuracy, untruth, or incompleteness of any representation or warranty of Parent contained in or made in this Agreement or in any certificate delivered by Indemnitor at the Closing pursuant to the requirements of this Agreement;

          (b) the breach or failure to perform any covenant or agreement of Indemnitor made in this Agreement or any of the Acquisition Documents;

          (c) any Parent Excluded Liability;

          (d) (i) any failure of any employee benefit plan of Parent to which Seller or any employee benefit plan of Seller transfers any assets that purports to be a "qualified plan" for purposes of the Internal Revenue Code of 1986, as amended, to be so qualified or (ii) the administration, maintenance, funding or funding status of any employee benefit plan in which employees of Parent who were Transferred Employees participate;

          (e) any failure of any Parent Benefit Plan, or the administration thereof, to comply with ERISA, the Code (including without limitation all provisions compliance with which is required for any intended favorable tax treatment) or other applicable law as of the Closing Date; and

          (f) any pension, welfare or other benefit plan which liability or Loss arises under ERISA or the Code as of the Closing Date solely by virtue of Newco becoming a member of a "controlled group" with Parent as of such date.

     15.4 Procedures for Indemnification.

          (a) An Indemnification Claim shall be made by an Indemnitee by prompt delivery of a written notice to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

          (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 15.5 hereof shall be observed by the Indemnitee and the Indemnitor.

          (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to so object within such thirty-day period shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by the Indemnitor and the dispute is not resolved by such Indemnitee and the Indemnitor within fifteen (15) days from the date the Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Section 16.13 of this Agreement.

          (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitor and the Indemnitee or by an arbitration award or by any other final adjudication, the Indemnitor shall pay the amount of such Indemnification Claim within ten (10) days of the date such amount is determined.

     15.5 Third Party Claims. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

          (a) The Indemnitee shall give the Indemnitor written notice of the commencement or institution of or, if earlier, the written assertion of any claim or other written notice of an intention to assert a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor may, except as set forth in subsections (b) and (c) of this Section 15.5, undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnitor of such claim promptly shall not relieve the Indemnitor of any liability that it may have with respect to such claim except to the extent the Indemnitor is prejudiced or adversely affected by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitor shall be an acknowledgment of the obligation of the Indemnitor to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitor fails or refuses to undertake the defense of such Third Party Claim within thirty (30) days after written notice of such claim has been given to the Indemnitor by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing; provided that the Indemnitee may take such action in the defense of such action pending receipt of notice from the Indemnitor of its agreement or refusal to undertake the defense of such Third Party Claim as is deemed by the Indemnitee to be reasonably required under the circumstances. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 15.4 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

        (b) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), which material adverse effect cannot be adequately compensated by payments of money hereunder, then the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitor, and the costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitor hereunder. If the Indemnitee shall elect to exercise such right, the Indemnitor shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

        (c) No settlement of a Third Party Claim involving the asserted liability of the Indemnitor under this Article shall be made without the prior written consent by or on behalf of the Indemnitor, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the Indemnitor has not responded within five (5) business days of notice of a proposed settlement. If the Indemnitor assumes the defense of such a Third Party Claim, (a) no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (b) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent. Except in circumstances described in the immediately preceding sentence in which the Indemnitor may effect a compromise or settlement without the consent of the Indemnitee, if there is a dispute between the Indemnitor and the Indemnitee concerning whether a Third Party Claim should be settled, compromised or contested, then it shall be settled, compromised or contested in accordance with the next succeeding paragraph; provided, however, that the Indemnitee shall neither (A) be required to refrain from paying or satisfying any obligation that has matured by court judgment or decree, unless appeal is taken thereafter and proper appeal bond is posted by the Indemnitor, nor (B) shall the Indemnitee be required to refrain from paying or satisfying any Third Party Claim after and to the extent such Third Party Claim has resulted in (I) an unstayed injunction or other equitable relief against the Indemnitee or (II) in the imposition of a lien upon any of the properties or assets then held by the Indemnitee (unless such claim shall have been discharged or enforcement thereof stayed by filing of a legally permitted bond by the Indemnitor at its sole cost and expense) or (III) in a material breach or default in a material lease, license or other contract by which the Indemnitee is bound.

     Subject to the immediately preceding paragraph, in the event that the Indemnitor, on the one hand, or the Indemnitee, on the other hand, has reached a good faith, bona fide settlement agreement or compromise, subject only to approval hereunder, with any claimant regarding a matter which may be the subject of indemnification hereunder and which it desires to settle on the basis of such agreement or compromise, such party who desires to so settle or compromise shall notify the other party in writing of its desire setting forth the terms of such settlement or compromise (the "Notice of Settlement"). The Third Party Claim may be settled or compromised on the basis set forth in the Notice of Settlement unless within twenty (20) days after the receipt of the Notice of Settlement the party who issued the Notice of Settlement receives a notice from the other party of its desire to continue to contest the matter (the "Notice to Contest") and, in such case:

               (i) Should the Indemnitee deliver a Notice to Contest, the claim shall be so contested and the liability of the Indemnifying Party shall be limited as provided in subsection (iii) below.

               (ii) If the settlement or compromise could result in a claim for indemnification being made against the Indemnifying Party and if the Indemnifying Party delivers the Notice to Contest, the claim shall be so contested and the liability of the Indemnitee shall be limited as provided in subsection (iii) below.

               (iii) If a matter is contested as provided in subsections (i) or (ii) above and is later adjudicated, settled, compromised or otherwise disposed of and such adjudication, compromise, settlement or disposition results in a liability, loss, damage or injury in excess of the amount for which one party desired previously to settle the matter, then the liability of such party shall be limited to such lesser proposed settlement amount and the party contesting the matter shall be solely responsible for the amount in excess of such lesser proposed settlement and without regard to any limitations on the Indemnitor's obligation to indemnify set forth in this Article 15.

For an Indemnifying Party's Notice to Contest to be effective, it must also state that the Indemnifying Party acknowledges and agrees that it shall be obligated to indemnify the Indemnitee for any amount in excess of the lesser proposed settlement amount as described in subsection (iii) above. Except for such obligation for the excess of the lesser proposed settlement amount acknowledged in a Notice to Contest, the giving of or failure to give a Notice to Contest by any party shall not be construed or implied as an acknowledgment by such party of an obligation for indemnification under this Article 15.

          (d) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

     15.6 Remedies. Following the Closing, the rights and remedies of the Indemnitees under this Article 15 are and shall be the exclusive remedies available to any party for any misrepresentation under Article 6 or Article 7 or any breach of any representation or warranty set forth in Article 6 or
Article 7 of this Agreement.

     15.7 Survival. All representations, warranties and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

     15.8 Time Limitations.  The Indemnitor shall have no liability under (i)
Section 15.2(a) with respect to the breach of any representation or warranty contained in Article 6, unless on or before the second anniversary of the Closing Date the Indemnitor is given notice asserting an Indemnification Claim with respect thereto; or (ii) Section 15.3(a) with respect to the breach of any representation or warranty contained in Article 7, unless on or before the second anniversary of the Closing Date the Indemnitor is given notice asserting an Indemnification Claim with respect thereto. An Indemnification Claim based upon the failure of the Indemnitor to perform the covenants and agreements to be performed by them hereunder pursuant to Section 5.2, 5.3, 12.5, 13.1, 13.2, 13.3, 13.4, 13.5, 13.6, 13.7, 13.8, 13.9, 13.10 or 13.12 or based upon Section
15.2(c), 15.3(c), 15.3(d), 15.3(e) or 15.3(f) hereof may be made at any time;
and the Indemnitor shall have no liability based upon the failure of the Indemnitor to perform any other covenant or agreement to be performed by them hereunder unless on or before the second anniversary of the Closing

Date the Indemnitor is given notice asserting an Indemnification Claim with respect thereto.

     15.9 Amount Limitations. Neither Seller nor Parent shall have any obligation to indemnify the Indemnitees under Section 15.2(a) or 15.3(a), respectively, with respect to the breach of any representation or warranty until the aggregate Losses of the Indemnitees with respect to breaches of the representations and warranties exceeds Five Hundred Thousand Dollars ($500,000)(the "Basket Amount"), at which time the Indemnitees may make claims for all Losses in excess of the Basket Amount. The Indemnitees shall not be entitled to recover from Seller or Parent on account of such Losses any amount in excess of Fifty Million Dollars ($50,000,000).

     15.10 Subrogation. Upon payment in full of any Indemnification Claim, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

     15.11 Tax Neutralization.

     (a) In the event an Indemnification Claim hereunder results in a tax benefit to the Indemnitee, the Indemnitor shall be entitled to a credit against any liability thereunder in the amount by which (i) the present value of the federal and state income taxes of the Indemnitee shall be reduced by reason of any deduction allowed the Indemnitee for any payment, settlement or satisfaction of such Indemnification Claim, exceeds (ii) the present value of the federal and state income taxes payable by the Indemnitee from the Indemnitor by reason of any payment under this Article 15.

     (b) In the event an Indemnification Claim hereunder results in a tax burden to the Indemnitee, the Indemnitor shall reimburse the Indemnitee for any additional tax liability incurred thereunder in the amount by which (i) the present value of the federal and state income taxes of the Indemnitee shall be increased by reason of any payment, settlement or satisfaction of such Indemnification Claim being deemed income, is less than (ii) the present value of the federal and state income taxes payable by the Indemnitee from the Indemnitor by reason of any payment under this Article 15.

                                   ARTICLE 16
                               GENERAL PROVISIONS

     16.1 Fees and Expenses. Except as otherwise specifically provided in this Agreement, Seller and Parent shall pay their respective fees and expenses in connection with the transactions contemplated by this Agreement. Notwithstanding anything to the contrary set forth herein, Seller and Parent each agree to pay one-half (1/2) of the filing fees payable for all required filings under the HSR Act with respect to the transactions contemplated hereunder. Seller shall not pay any Excluded Liabilities or any fees or expenses incurred by Seller in connection with the transactions contemplated by this Agreement using the Acquired Assets or any portion thereof, and if prior to the Effective Time a portion of the Acquired Assets is used by Seller to pay any Excluded Liabilities, or any of such fees and expenses, Seller shall reimburse Parent by the amount of Acquired Assets so used and the amount of such reimbursement shall be deemed an Acquired Asset.

     16.2 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be delivered (a) in person or by courier, (b) mailed by first class registered or certified mail, or (c) delivered by facsimile transmission, as follows:

             (a) If to Seller:


                 MasterCard International Incorporated
                 2000 Purchase Street
                 Purchase, New York  10577-2509
                 Attention:  William I. Jacobs
                             Executive Vice President


                    Telephone:   (914) 249-5200
                    Telecopier:  (914) 249-5475

             with a copy (which shall not constitute notice) to:


                 MasterCard International Incorporated
                 2000 Purchase Street
                 Purchase, New York  10577-2509
                 Attention:  Robert E. Norton, Jr.
                             General Counsel


                 Telephone:   (914) 249-5301
                 Telecopier:  (914) 249-4262
             with a copy (which shall not constitute notice) to:

                    Rogers & Wells
                    200 Park Avenue
                    New York, New York  10166-0153
                    Attention:  John A. Healy, Esq.

                    Telephone:   (212) 878-8281
                    Telecopier:  (212) 878-8375

             (b) If to Parent or Newco:


                    National Data Corporation
                    National Data Plaza
                    Atlanta, Georgia  30329-2010
                    Attention:  Mr. Robert A. Yellowlees
                                Chief Executive Officer


                    Telephone:   (404) 728-2000
                    Telecopier:  (404) 728-3509

             with a copy (which shall not constitute notice) to:


                    National Data Corporation
                    National Data Plaza
                    Atlanta, Georgia  30329-2010
                    Attention:  E. Michael Ingram, Esq.
                                General Counsel


                    Telephone:   (404) 728-2504
                    Telecopier:  (404) 728-2551



             with a copy (which shall not constitute notice) to:

                    Alston & Bird
                    One Atlantic Center
                    1201 West Peachtree Street
                    Atlanta, Georgia  30309
                    Attention:  B. Harvey Hill, Jr., Esq.
                    Telephone:   (404) 881-7446
                    Telecopier:  (404) 881-7777

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 15.2. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

     16.3 Assignment; Binding Effect. Except as provided in this Section 15.3, prior to the Closing, this Agreement shall not be assignable by either of the parties hereto without the written consent of the other; provided, however, that after the Closing, Parent or Seller may assign its interest in this Agreement to any person or entity without the consent of Seller, in the case of an assignment by Parent, or of Parent, in the case of an assignment by Seller; provided that, in the event of any such assignment, the assignee assumes the obligations of the assignor hereunder and that no such assignment shall serve to release the assignor from its obligations hereunder; provided, further, that in the event of any such assignment, if any consent to such assignment is required, then the assigning party shall be responsible for obtaining such consent and the non-assigning party will have no obligation to assist in any way in obtaining such consent.

     16.4 No Benefit to Others. The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article 15 hereof, the Indemnitees and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

     16.5 Headings, Gender, and "Person." All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

     16.6 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

     16.7 Integration of Agreement. This Agreement (together with all exhibits hereto) supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.

     16.8 Time of Essence.  Time is of the essence in this Agreement.

     16.9 Governing Law. This Agreement shall be construed under the laws of the State of Georgia, without regard to any applicable conflicts of laws provisions.

     16.10 Partial Invalidity. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     16.11 Investigation. No inspection, preparation, or compilation of information or the Seller or Parent Disclosure Memoranda, or audit or investigation of the properties, financial condition, or other matters relating to Seller or Parent conducted by or on behalf of the other party hereto shall in any way limit, affect, or impair the ability of Parent or Seller, as the case may be, to rely upon the representations, warranties, covenants, and agreements of the other party set forth herein. Any disclosure made in one Section of the Seller or Parent Disclosure Memoranda shall not be deemed made in any other Section, unless appropriate cross-referencing is made. The covenants and representations and warranties of the parties hereto shall survive the Closing and the execution and delivery of all instruments of conveyance for the periods set forth in Section 15.7. Parent, Newco and Seller acknowledge that each such party is relying solely on its own independent investigation of the Acquired Assets, in the case of Parent and Newco, and the Parent Contributed Assets, in the case of Seller, and the representations and warranties of Seller and Parent expressly set forth in this Agreement and that, except as expressly set forth in this Agreement, there are no representations or warranties of any kind, express or implied, being made by Seller with respect to Seller's Indirect Merchant Network Business or the Acquired Assets or being made by Parent or Newco with respect to Parent's Indirect Merchant Network Business or the Parent Contributed Assets.

     16.12 Public Announcements. Prior to the Closing, Parent and Seller shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any of the transactions contemplated hereby; provided, that nothing in this Section 16.12 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations imposed by law or regulation or by any regulatory authority, including the Securities and Exchange Commission and the New York Stock Exchange.

     16.13 Arbitration.

           (a) Location and Governing Rules. Except for any dispute or claim alleging a breach by either party of the provisions of Section 13.9 or with respect to any default under Seller's or Parent's Real Property Leases any dispute arising out of or in connection with this Agreement or any of the other Acquisition Documents, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Washington, D.C. under the Rules of Commercial Arbitration (the "Rules") of the American Arbitration Association (the "AAA"), which Rules are deemed to be incorporated by reference into this Section 16.13. Judgment upon the award rendered by the arbitrators in any such arbitration may be entered in any court having jurisdiction thereof. Except as the arbitrators may otherwise award or assess the expenses of any such arbitration and except as otherwise provided in this Agreement, each party shall bear its own costs and expenses, including the expense of its counsel. The parties agree that service of any notice in the course of any such arbitration at their respective addresses for notice and in the manner provided in Section 16.2 of this Agreement shall be valid and sufficient notice for purposes of such arbitration.

           (b) Selection of Arbitrators.  In any arbitration pursuant to this
Section 16.13 the award shall be rendered by a majority of the members of a board of arbitration consisting of three members. One arbitrator shall be appointed by Seller and one arbitrator shall be appointed by Parent within sixty (60) days after the commencement of the arbitration proceeding. The third arbitrator shall be appointed by mutual agreement of the two arbitrators selected by Parent and Seller and shall be experienced in corporate contractual matters relating to transactions of the nature contemplated by this Agreement. In the event of the failure of said two arbitrators to agree as to the third arbitrator within sixty (60) days after the appointment of the last of the two arbitrators, the third arbitrator shall be appointed by the Washington, D.C. office of the AAA in accordance with its then-existing rules. Notwithstanding the foregoing, in the event that either party shall fail to appoint the arbitrator it is required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the Washington, D.C. office of the AAA in accordance with its then-existing rules. For purposes of this Section 16.13, the commencement of the arbitration proceeding shall be deemed to be the date upon which a written demand for arbitration is received by the Washington, D.C. office of the AAA from one of the parties.

     16.14 Waiver. No waiver by Parent or Newco, on the one hand, or Seller, on the other hand, of any of the requirements hereof or of any of its or their rights hereunder shall release the other party(ies) from full performance of its remaining obligations stated herein and no failure to exercise or delay in exercising on the part of any of the parties hereto any right thereof nor shall any single or partial exercise of any right power or privilege preclude any other or further exercise thereof or the exercise of any other right power or privilege.

     16.15 Partnership. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or agency between any of the parties hereto and none of them shall have any authority to bind the others in any way whatsoever other than as contemplated or provided for in this Agreement.





                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.

                                        PARENT:


                                        NATIONAL DATA CORPORATION


                                        By: /s/ E. Michael Ingram
                                            --------------------------------
                                             Name: E. Michael Ingram
                                                   -------------------------
                                             Title: Senior Vice President
                                                    ------------------------


                                        SELLER:


                                        MASTERCARD INTERNATIONAL INCORPORATED


                                        By: /s/ William I Jacobs
                                           ---------------------------------
                                             Name: William I Jacobs
                                                  --------------------------
                                             Title: Executive Vice President
                                                   -------------------------

                                        POS ACQUISITION COMPANY LLC

                                        By:  National Data Corporation, a
                                               Member

                                           By: /s/ E. Michael Ingram
                                               ---------------------------
                                           Name: E. Michael Ingram
                                                 -------------------------
                                           Title: Senior Vice President
                                                 -------------------------

                         EXHIBITS TO ASSET PURCHASE AND
                             CONTRIBUTION AGREEMENT



EXHIBIT LETTER                    EXHIBIT NAME
- --------------                    ------------
  Exhibit A                  Form of Newco Sublease

  Exhibit B       Form of Seller Transition Services Agreement

  Exhibit C             Form of Parent Services Agreement

  Exhibit D                  Superceded by Amendment

  Exhibit E           Form of Opinion of Counsel to Seller

  Exhibit F        Form of Assignment and Assumption Agreement

  Exhibit G                  Superceded by Amendment

  Exhibit H           Form of Registration Rights Agreement

  Exhibit I     Form of Newco Assignment and Assumption Agreement

                                   EXHIBIT A

                             FORM OF NEWCO SUBLEASE

     The attached form of sublease is to be used for Seller's office space at 12115 Lackland Road. A similar form of sublease will be used with respect to Seller's other locations to be subleased, appropriately adjusted to provide terms applicable to such location, provided that all amounts payable to Seller with respect to each subleased location shall be on the basis of the pro rata portion of the base rent and other costs payable to the lessor of each location under the terms of Seller's leases as such leases exist as of the commencement date of such subleases. The exhibits to each sublease reflecting the space to be subleased will be attached at Closing and include the space principally utilized or reasonably necessary for the conduct of Seller's Indirect Merchant Network Business at each respective subleased location.

                               SUBLEASE AGREEMENT


     THIS SUBLEASE AGREEMENT ("Sublease") is made this ___ day of _______, 1996 between [President], a Delaware corporation ("Sublandlord"), and [Ambassador], a ________________ ("Subtenant").

                                   RECITALS:

     WHEREAS, The Citadel, a Texas limited partnership, as Landlord ("Prime Landlord") and Sublandlord, as Tenant did enter into a certain Lease (together with any certain amendments or modifications thereof, the "Prime Lease"), dated September 1, 1987, for the lease by Sublandlord of certain space (the "Sublandlord's Premises") more particularly described in the Prime Lease and located in Prime Landlord's building (the "Building") known as 12115 Lackland Road, St. Louis, Missouri. Sublandlord and Subtenant desire to enter into this Sublease, pursuant to which Subtenant will lease from Sublandlord, and Sublandlord will lease to Subtenant, a portion of Sublandlord's Premises.

     NOW THEREFORE, for and in consideration of the mutual covenants and obligations:

     1. SUBLEASED PREMISES. Sublandlord does hereby lease to Subtenant, and Subtenant leases and rents from Sublandlord, those certain portions of the ____ floors of the Building consisting of a total of ____ rentable square feet all as shown outlined on the floor plans collectively attached hereto as Exhibit A(1)-( ) (the "Subleased Premises"). The Subleased Premises are being leased by Sublandlord to Subtenant in their condition existing on the date hereof "AS IS", and Sublandlord shall not be obligated to construct any demising walls or make any improvements whatsoever with regard to the Subleased Premises. Subtenant shall be obligated to construct any demising walls necessary on the Subleased Premises at its own expense and cost.

     2. TERM. The term of this Sublease shall commence on the date first above written (the "Commencement Date") and shall end on the last day of the month in which the second anniversary of the Commencement Date occurs. Subtenant may cancel this Sublease at any time upon ninety (90) days' notice to Sublandlord.

     3. Rent. Subtenant shall pay to Sublandlord a monthly base rent (the "Base Rent") equal to Subtenant's Share of rent, additional rent and other obligations of Sublandlord payable to the Prime Landlord under the Prime Lease, with respect to each month during the term of this Sublease, prorating such obligations as may be required to the term of this Sublease, and adjusting such amounts, from time-to-time as they may be adjusted between Prime Landlord and Sublandlord under the Prime Lease, all without offset, deduction or abatement, except as otherwise expressly provided for herein. The Base Rent shall be payable by Subtenant to Sublandlord in advance on or before the first day of each calendar month during the term of this Sublease with appropriate prorations for partial months. The Base Rent, together with any and all other amounts from time to time due under this Sublease from Subtenant to Sublandlord, is hereinafter referred to collectively as the "Rent".

     If Subtenant fails to pay any installment of the Rent, within five (5) business days following Subtenant's receipt of notice of Sublandlord's nonreceipt of such payment to help defray the additional cost to Sublandlord for processing such late payments, Subtenant shall pay, upon receipt of a written notice from Sublandlord, to Sublandlord, a late charge of four percent (4%) of such amount plus interest from and after the due date of such rent computed at a rate of eighteen percent (18%) per annum for the number of days from the due date until the unpaid amount plus the late charge has been paid in full.

     4. RELATIONSHIP TO PRIME LEASE. This Sublease and Subtenant's rights hereunder are expressly subject to and subordinate to the Prime Lease. Subtenant shall not allow any action or omission of Subtenant, its employees, agents, contractors or affiliates, to place Sublandlord in default or at risk of being declared in default under the Prime Lease. Sublandlord shall not allow any action or omission of Sublandlord, its employees, agents, contractors or affiliates to place either Sublandlord or Subtenant in default under the Prime Lease.

     5. USE. The Subleased Premises shall be used and occupied by Subtenant as office space for the purpose of conducting computer data operations and for related uses specifically permitted under the Prime Lease and for no other purposes. Subtenant will not occupy or use, nor permit to be occupied or used, any portion of the Subleased Premises for any business or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or extra hazardous on account of fire, nor permit anything to be done which is not in compliance with the foregoing and which will increase the rate of fire insurance on the Sublandlord's Premises or the Building, and if, by reasons of acts of Subtenant inconsistent with the foregoing, there shall be any increase in the rate of insurance on the Sublandlord's Premises or the Building or its contents created by Subtenant's acts or conduct of business, Subtenant shall pay the amount of such increase on demand.

     6. REQUIREMENTS OF LAW. Subtenant at its sole expense shall comply with all laws, orders and regulations of federal, state, county and municipal authorities and with any direction of any public officer or officers, pursuant to law. Notwithstanding the foregoing, Subtenant shall not be required to comply with applicable law if such compliance would necessitate improvements or changes being made to the Subleased Premises and such improvements or changes are required to be made by all other tenants of the Building, provided the cause for such improvements or changes is not related to Subtenant's specific manner and use of the Subleased Premises, in such case, Sublandlord shall make such improvements and changes to the Subleased Premises or use Sublandlord's reasonable efforts to cause the Prime Landlord to do so, provided that Subtenant shall have no obligation to pay rent at any time that the Subleased Premises become substantially unusable for Subtenant's normal operations as a result of such lack of compliance unless caused by Subtenant.

     7. SERVICES AND REPAIRS. (a) Under the Prime Lease, Prime Landlord has agreed to furnish certain services to Sublandlord's Premises. The times and days on which such services shall be provided are set forth in such Prime Lease and any attachment thereto. Sublandlord shall use reasonable efforts not to block the provisions of such services to Subtenant and to cause Prime Landlord to provide those services which Prime Landlord provides to Sublandlord, but failure to any extent to furnish or any stoppage of these defined services, resulting from causes beyond control of Sublandlord or from any cause not the fault of Sublandlord, shall not render Sublandlord liable in any respect for damages to person, property or business, nor be construed as an eviction of Subtenant or work an abatement of rent, nor relieve Subtenant from fulfillment of any covenant or agreement hereof except payment of Rent if the Subleased Premises become substantially unusable for Subtenant's normal business operations as a result of such lack of service and as a result thereof Sublandlord is relieved of its obligation to pay Rent under the Prime Lease. Notwithstanding anything to the contrary herein, Subtenant shall be entitled to a pro rata share of any rent abatement received by Sublandlord from Prime Landlord in accordance with Paragraph 5(a) of the Prime Lease. Subtenant shall pay to Sublandlord within twenty (20) days such charges as Sublandlord may reasonably prescribe based on a reasonable portion of Prime Landlord's charges and Sublandlord's costs for any electric service requested by Subtenant and supplied by Sublandlord or Prime Landlord, for heat or air conditioning service for times other than as set forth in the Prime Lease or for computers and other electrical equipment or other electric service deemed by Prime Landlord not to be standard.

     (b) Under Paragraph 5(b) of the Prime Lease, Prime Landlord has agreed to keep and maintain in good condition the structural portion of the Building and the roof, floors (except carpeting), elevator pits and load bearing walls except in case of any damage caused by any act or negligence of Sublandlord, its employees, agents, invitees, subtenants, assignees, licensees or contractors, and to be responsible for repairing any damages (structural or otherwise) caused by any act or negligence of Prime Landlord, its employees, agents or contractors. Sublandlord shall use reasonable efforts to cause Prime Landlord to provide above defined services to Subtenant. Provided Sublandlord has used reasonable efforts to cause Prime Landlord to provide such services, Sublandlord shall have no responsibility for the foregoing obligations of Prime Landlord and shall have no liability if such services have not been provided, but Subtenant shall have no obligation to pay Rent at any time that the Subleased Premises become substantially unusable for Subtenant's normal business operations as a result of such lack of repair provided that during such period Sublandlord is relieved of its obligation to pay Rent under the Prime Lease.

     8. SUBTENANT'S REPAIRS AND ALTERATIONS. (a) Subtenant shall not in any manner deface, damage or injure the Subleased Premises or the Building, and shall pay the cost of repairing any damage or injury done to the Subleased Premises or the

Building or any part thereof by Subtenant or Subtenant's agents, employees, contractors, customers or invited guests. Subtenant shall during the term of this Sublease take good care of the Subleased Premises and keep them free from waste of any kind. Subtenant shall keep the Subleased Premises in good condition and make all necessary repairs, subject to Sublandlord's and Prime Landlord's obligations under Paragraph 7(b) hereof. At the expiration or earlier termination of this Sublease, Subtenant shall deliver to Sublandlord the Subleased Premises with all improvements thereon in good repair and condition, reasonable wear and tear, casualty and condemnation excepted. Subtenant shall not make or allow to be made any alterations, additions or improvements in or to the Subleased Premises without the prior written consent of Sublandlord which consent unless the consent of the Prime Landlord is required, as hereinafter contemplated, shall not be unreasonably withheld, conditioned or delayed if the aggregate cost of restoration of all changes and alterations to be made by such tenant under this Sublease shall not exceed $50,000.00 or if the aggregate cost of restoration shall exceed such amount, such consent shall not be unreasonably withheld, condition or delayed other than the agreement of Subtenant to pay such excess amount of restoration cost may be imposed as a condition to such approval. Any such work shall be done at Subtenant's sole expense and without the creation of mechanics' or materialmen's liens. If such alterations, additions or improvements would require Prime Landlord's written consent prior to their performance by Sublandlord under the Prime Lease, then Sublandlord may at its sole discretion withhold its consent to Subtenant's performance of such alterations, additions or improvements, until receipt of Prime Landlord's written consent, provided, however that Sublandlord shall use reasonable and timely efforts to obtain Prime Landlord's written consent for such alterations, additions or improvements. Notwithstanding the foregoing, for structural alterations, additions, or improvements, Sublandlord shall respond promptly to Subtenant's request and may attach reasonable conditions to its consent (including, but not limited to, removal of the alteration, addition or improvement and restoration to its original state at termination or expiration of the Sublease). If a lien is placed against the Sublandlord's Premises or the Building by reason of action by Subtenant, Subtenant shall post a proper bond in or deposit with a title company or other escrow agent, an amount sufficient to cover all amounts due under said lien within twenty (20) days. At the termination or expiration of this Sublease, unless Subtenant is to remove structural alterations, additions or improvements erected by Subtenant and restore the Subleased Premises to their original condition as a prior condition to Sublandlord's consent above, such alterations, additions and improvements shall be delivered to Sublandlord with the Subleased Premises. All furniture and moveable trade fixtures installed by Subtenant may be removed by Subtenant at the termination of this Sublease if Subtenant so elects, and shall be removed if Sublandlord or Prime Landlord so elects. All such removals and restoration shall be accomplished in a good workerlike manner so as not to damage the Building.

     9. ASSIGNMENT AND SUBLETTING. Subtenant may not assign this Sublease, nor allow same to be assigned by operation of law or otherwise, nor sublet the Subleased Premises or any part thereof without the prior written consent of Sublandlord which consent shall be at the absolute discretion of Sublandlord and subject to any condition Sublandlord elects to impose and without the prior written consent of Prime Landlord which consent shall be subject to Prime Landlord's rights under the Prime Lease, provided that if Subtenant wishes to sublet a reasonably contiguous portion of the Subleased Premises of more than 5,000 square feet so that following such subletting the unsublet Subleased Premises shall constitute at least 5,000 square feet, Sublandlord will not unreasonably withhold, delay or condition its consent to such subletting provided that Subtenant has given Sublandlord not less than twenty (20) days' notice of such subletting, during which time Sublandlord may elect, by notice to Subtenant to cancel this Sublease with respect to the space proposed to be sublet, and in such event, the Rent shall thereafter be adjusted based on the portion of the Subleased Premises then remaining.

     10. MAINTENANCE. Subtenant, at its sole expense, shall maintain the Subleased Premises in a clean and healthful condition, and subject to Paragraph 6 comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal, and other agencies or bodies having any jurisdiction thereof) with reference to use, condition, or occupancy of the Subleased Premises. Sublandlord shall maintain those portions of Sublandlord's Premises outside the Subleased Premises in a clean and healthful condition and subject to Paragraph 6 comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal, and other agencies or bodies have jurisdiction thereof) with reference to use, condition, or occupancy of said portions of the Sublandlord's Premises and the Building in accordance with the Prime Lease.

     11. INDEMNITY. Neither party shall be liable for, and the other party will indemnify and save harmless said party from, any and all fines, suits, claims, costs, expenses, demands, and actions of any kind (including reasonable attorney's fees) by reason of any negligence, misconduct, or any breach, violation, or non-performance of any covenant hereof on the part of the other party or its agents, employees, and/or invitees. Neither party shall be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or other matter beyond such party's reasonable control, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except such party's negligent act or omission, or willful misconduct or intentional breach of this Sublease. This Paragraph shall not preclude one party from seeking reimbursement from the other for work or monies expended which is the responsibility of the other party. This Paragraph shall survive termination or expiration of this Sublease.

     12. RULES AND REGULATIONS. Subtenant and Subtenant's agents, employees, and invitees, shall comply fully with all requirements of the Rules and Regulations ("Rules and Regulations") of the Building, if any. Subtenant acknowledges that if pursuant to the Prime Lease, Prime Landlord may change such Rules and Regulations or amend them from time to time, then upon receipt thereof, Sublandlord shall deliver copies of all changes, and amendments thereto, to Subtenant, and Subtenant shall comply therewith.

     13. INSPECTION. Sublandlord and Prime Landlord, or their officers, agents, and representatives, may enter into and upon any and all parts of the Subleased Premises upon one (1) day's notice at all reasonable hours to inspect same or clean or make repairs or alterations or additions as Sublandlord shall reasonably deem necessary or as Prime Landlord may be entitled to under the Prime Lease, except that in cases of emergency the right to enter shall not be subject to any notice or time restrictions.

     14. CONDUCT OF BUSINESS. Subtenant shall conduct its business, and control its agents, employees, contractors, customers and invited guests in such a manner as not to unreasonably interfere with, annoy or disturb other tenants or Sublandlord or Prime Landlord in the management of the Building. Sublandlord will conduct its business, and control its agents, employees, contractors, customers and invited guests in such a manner as not to unreasonably interfere with, annoy or disturb Subtenant's normal business activities.

     15. CONDEMNATION. If the Subleased Premises shall be taken or condemned in whole or substantial part for public purposes, this Sublease shall terminate.

     In the event of a partial condemnation, either Sublandlord or Subtenant may elect, in its sole discretion, by notice to the other to terminate this Sublease provided that if this Sublease shall not terminate, there shall be an abatement of the Rent, on a square footage basis, to the extent and degree that the Subleased Premises may no longer be utilized by Subtenant as a result of the Condemnation.

     If any part of the Subleased Premises shall be so taken and this Sublease shall not be terminated under the provisions of this Paragraph, then Sublandlord shall use reasonable efforts to cause Prime Landlord to perform restoration, at Prime Landlord's own cost and expense, of the remaining portion of the Subleased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased. Sublandlord shall have no responsibility to perform such restoration or liability in connection thereto but, to the extent that Sublandlord is relieved of its obligation to pay rent pursuant to the Prime Lease, Subtenant shall have no obligation to pay Rent at any time the Subleased Premises become substantially unusable for Subtenant's normal business operations as a result of such condemnation.

     16. FIRE & OTHER CASUALTY. If the Building should be totally or partially destroyed by fire, tornado or other casualty, either Sublandlord or Subtenant may, in its sole discretion, terminate this Sublease by notice to the other, given within ninety (90) days of such casualty or, if Prime Landlord terminates the Prime Lease pursuant thereto, this Sublease shall terminate.
If this Sublease is not so terminated, Subtenant acknowledges that Prime Landlord is required under the Prime Lease to rebuild and repair Sublandlord's Premises. Sublandlord shall have no responsibility for such rebuilding and repair but, to the extent that Sublandlord is relieved of its obligation to pay rent pursuant to the Prime Lease, Subtenant shall have no obligation to pay Rent at any time the

Subleased Premises become substantially unusable for Subtenant's normal business operations as a result of such casualty.

     Sublandlord and Subtenant shall each look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty and to the extent that such insurance is in force and collectible and to the extent permitted by law. Sublandlord and Subtenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing for such a release or waiver shall not invalidate such insurance. If such coverage is available for a reasonable additional premium each party shall pay such additional premium under its policy. Subtenant acknowledges that Sublandlord will not carry insurance on Subtenant's furniture and/or furnishings or any fixtures or equipment improvements or appurtenances removable by Subtenant and agrees that Sublandlord will not be obligated to repair any damage or replace the same. Throughout the term of this Sublease, Sublandlord shall carry insurance on the leasehold improvements within the Subleased Premises to the extent of the coverage as of the date of this Sublease.

     Subtenant shall carry and maintain (a) public liability insurance in the amount of at least $1,000,000 and (b) property damage insurance in the amount of at least $500,000.

     17. HOLDING OVER. Should Subtenant, or any of its successors in interest, hold over the Subleased Premises, or any part thereof, after the expiration of the term of this Sublease or after the termination of this Sublease by Sublandlord as a result of a default by Subtenant, unless otherwise agreed in writing, such holding over shall constitute and be construed as a tenancy at will only, at 150% of the Base Rent paid for the last month of the term of this Sublease for that portion of the Subleased Premises held over. If the holding over continues for more than 180 days after notice given by Sublandlord to Subtenant to vacate such space held over, the Base Rent shall be two (2) times the above described Base Rent paid for that portion of the Subleased Premises held over. The inclusion of the preceding sentence shall not be construed as Sublandlord's consent for Subtenant to hold over, nor require any notice from Sublandlord to terminate Subtenant's tenancy, except as specifically provided for herein, it being agreed that unless otherwise specifically agreed, Sublandlord shall be entitled to immediate possession of the Subleased Premises upon any termination of this Sublease. Furthermore, in the event that such holding over shall result in additional obligations or liability on the part of Sublandlord to Prime Landlord, then Subtenant shall be responsible for such additional obligations or liability and shall promptly satisfy such obligations or liability on behalf of Sublandlord.

     18. TAXES ON SUBTENANT'S PROPERTY. Subtenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures of Subtenant situated in the Subleased Premises. If any such taxes for which Subtenant is liable are levied or assessed against Sublandlord or Prime
Landlord or Sublandlord's or Prime Landlord's property and if Sublandlord or Prime Landlord elects to pay the same or if the assessed value of Sublandlord's or Prime Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Subtenant in the Subleased Premises, and Sublandlord or Prime Landlord elects to pay the taxes based on such increase, Subtenant shall pay to the Sublandlord or Prime Landlord, as applicable, within fifteen (15) days after written notice that part of such taxes for such Subtenant is primarily liable hereunder.

     19. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall be deemed events of default by Subtenant under this Sublease.

     (a) Subtenant shall fail to pay any installment of the Base Rent or additional rent hereby reserved or late charge and such failure shall continue for ten (10) days after notice by Sublandlord of its non-receipt of such Rent.

     (b) Subtenant shall fail to comply with any material term, provision, or covenant of this Sublease, other than one payment of the Rent, and shall not have cured such failure within twenty (20) days or such further period if it is of such a nature that it cannot be reasonably cured within such twenty (20) day period after written notice thereof to Subtenant.

     (c) Subtenant shall make a statutory and/or common law assignment for the benefit of creditors.

     (d) Subtenant shall file a petition under any section or chapter of the Bankruptcy Code, as amended, or under any similar liquidation, reorganization, insolvency, dissolution or arrangement law or statute of the United States or any State thereof; or Subtenant shall be adjudged bankrupt or insolvent in proceedings filed against Subtenant thereunder and such adjudication shall not be vacated, set aside or dismissed within sixty (60) days or stayed within five
(5) working days.

     (e) A receiver, Trustee, custodian or similar official shall be appointed for all or substantially all of the assets of Subtenant and such receivership shall not be terminated or stayed within the time permitted by law.

     (f) Subtenant shall have commenced a judicial and/or non-judicial corporate dissolution proceeding.

     20. REMEDIES. On the occurrence of any event of default specified in Paragraph 19 hereof, which is not cured within five (5) business days of Subtenant's receipt of subsequent notice from Sublandlord that the respective cure periods in Paragraph 19 have expired, without Subtenant's curing, or if applicable, commencing diligent efforts to cure the same, Sublandlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

     (a) Terminate this Sublease in which event Subtenant shall immediately surrender the Subleased Premises to Sublandlord, and if Subtenant fails to do so,

Sublandlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Subtenant and any other person who may be occupying the Subleased Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages thereof; and Subtenant agrees to pay to Sublandlord or demand the amount of all loss and damage which Sublandlord may suffer by reason of such termination, whether through inability to relet the Subleased Premises or satisfactory terms or otherwise, said loss and damage to include all damages to which Sublandlord is entitled at law arising from Subtenant's breach and the termination of this Sublease.

     (b) Enter upon the Subleased Premises by reasonable force if necessary without being liable for prosecution or any claim for damages therefor, and do whatever Subtenant is obligated to do under the terms of this Sublease; and Subtenant agrees to reimburse Sublandlord on demand for any reasonable expenses which Sublandlord may incur in thus effecting compliance with Subtenant's obligations under this Sublease, and Subtenant further agrees that Sublandlord shall not be liable for any damages resulting to the Subtenant for such action.

     Pursuit any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Sublandlord hereunder or of any damages occurring to Sublandlord by reason of the violation of any of the terms, provisions and covenants herein contained. Sublandlord's acceptance of rent following an event of default hereunder shall not be construed as Sublandlord's waiver of such event of default. No waiver by Sublandlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Sublandlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. None of the foregoing shall diminish or eliminate Sublandlord's obligation to mitigate damages to the extent such obligation exists under the laws of the state in which the Subleased Premises are located.

     21. SURRENDER OF PREMISES. No act or thing done by Sublandlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Subleased Premises, and no agreement to accept a surrender of the Subleased Premises shall be valid unless the same be made in writing and subscribed by Sublandlord.

     22. ATTORNEY'S FEES. If it should be necessary or proper for either Sublandlord or Subtenant to bring any action under this Sublease to recover any amount payable hereunder, or for the enforcement of any of Sublandlord's or Subtenant's rights hereunder, the party prevailing completely on all issues shall have the right to recover in any such case a reasonable attorney's fee.

     23. RECEIPTS FROM ASSIGNEE OR SUBTENANT. The receipt by Sublandlord or Prime Landlord of rent from any assignee, subtenant or occupant of the Subleased Premises shall not be deemed a waiver of the covenant in this Sublease contained against assignment and subletting or an acceptance of the assignee, subtenant or occupant as tenant or a release of Subtenant from the further observance or performance by Subtenant of the covenants in this Sublease contained, on the part of Subtenant to be observed and performed. No provision of this Sublease shall be deemed to have been waived by the parties unless such waiver be in writing signed by said party.

     24. QUIET ENJOYMENT; SUBLANDLORD'S REPRESENTATIONS. Subtenant, upon the payment of the rentals and performance of the covenants on Subtenant's part to be performed hereunder, shall and may peaceably and quietly have, hold and enjoy the Subleased Premises during the term hereof and any extensions thereof, free from interference or disturbance from Sublandlord, but subject to the terms and conditions of this Sublease and the Prime Lease. Notwithstanding anything to the contrary, Sublandlord shall not be liable for any interference or disturbance from other tenants or third persons, nor such Subtenant be released from any of the obligations of this Sublease because of such interference or disturbance, unless such results from a third party claiming through Sublandlord or Sublandlord fails to enforce diligently its rights to cause such interference or disturbance to cease; provided that, to the extent that Sublandlord is relieved of its obligation to pay rent pursuant to the Prime Lease, Subtenant shall not be obligated to pay Rent at any time the Subleased Premises become substantially unusable for Subtenant's normal business operations as a result of any such disturbance of Subtenant's possession of the Subleased Premises.

     If Sublandlord shall fail to comply with any material term, provision, or covenant of this Sublease, Subtenant may give notice to Sublandlord to correct such default. Sublandlord shall have the right to correct or remedy such default before Subtenant may take any action under this Sublease by reason of such default. If such default shall continue for forty-five (45) days after such written notice, or such further period as may be reasonably required to cure such default if it is of such a nature that it cannot reasonably be cured within such forty-five (45) day period, the Rent shall be abated on a square footage basis during the period the Subleased Premises or a part thereof is unfit for occupancy.

     Sublandlord represents and warrants to Subtenant that:

     (a) Sublandlord has heretofore provided Subtenant with a copy of the Prime Lease and all amendments and modifications thereof;

     (b) there has been no assignment of Sublandlord's interest therein or sublease of the Subleased Premises, other than pursuant to this Sublease;

     (c) Sublandlord is fully authorized to enter into this Sublease and no consent from any third party (except Prime Landlord) is required to authorize Sublandlord to enter into this Sublease; and

     (d) to the best knowledge of Michael Manchisi, Vice President - Global Operations Administration of Sublandlord, (i) there is no current major dispute or litigation between Sublandlord and Landlord with respect to the Prime Lease,
(ii) no material default of the Landlord or Sublandlord currently exists under the Prime Lease, and (iii) Sublandlord has received no any written notice of any material problem regarding the compliance of the Subleased Premises with local and federal codes, statutes and laws, including without limitation the Americans with Disabilities Act and environmental laws.

     Sublandlord shall hold Subtenant harmless from and against any costs, damage or liability to Subtenant arising out of Sublandlord's default or failure to comply with the Prime Lease or any provision of law compliance with which is required by the Prime Lease.

     25. OTHER AGREEMENTS. Subtenant agrees that it accepts this Sublease subject to and subordinate to any mortgage or deed of trust now or any time constituting a lien or charge upon the Subleased Premises, the Sublandlord's Premises and the Building.

     26. NOTICES. Each provision of this Sublease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing, or delivery of any notice, or with reference to the making of any payment by Subtenant to Sublandlord, shall be deemed to be complied with when and if the following steps are taken:

     (a) All Rent and other payments required to be made by Subtenant to Sublandlord hereunder shall be payable to Sublandlord at the address hereinbelow set forth, or at such other address as Sublandlord may specify from time to time by written notice delivered in accordance herewith;

     (b) Except as otherwise expressly provided herein, any notice or documents required to be delivered hereunder shall be deemed to be delivered when actually hand-delivered or delivered by air express or surface courier, received (unless deliberately refused) after deposit in the United States mail, postage prepaid, certified mail (with return receipt requested), addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

      Sublandlord:
      [President]
      12115 Lackland Road
      St. Louis, Missouri 63146
      Attention: Sr. Vice-President, Operations

      With a copy to:

      [President]

      Attention: General Counsel
      Fax No: _____________________

      Subtenant:
      [Ambassador]
      _____________________________
      _____________________________
      _____________________________
      Attention:___________________
      Fax No.:_____________________

      A copy of any notice given to Sublandlord or Subtenant shall be sent by telefax at the time of dispatch of such notice.

     27. NO BROKERS. Each party hereby represents and warrants to each other that no real estate or leasing broker or agent has been employed, retained or involved in this transaction, and each party hereby agrees to indemnify and hold the other harmless from and against any liabilities and claims for commissions and fees due or claimed to be due by any party claiming to have dealt with the indemnifying party in connection with this Sublease.

     28. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by, or any obligation is required of, Sublandlord or Subtenant, other than the payment of money owed hereunder (unless payment is not due as a result of any force majeure), neither Sublandlord nor Subtenant shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays in performance due to computation for any such period of time, any delays in performance due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of said party. This Paragraph shall apply only to the extent the party has taken reasonable steps to avoid the force majeure and, once it occurs, diligently seeks to overcome it. Any force majeure occurrence will not extend the term of this Sublease.

     29. SEPARABILITY. If any clause or provision of this Sublease is illegal, invalid or unenforceable under present or future laws effective during the term of this Sublease, the remainder of this Sublease shall not be affected thereby and in lieu of each clause or provision of this Sublease that is illegal, invalid or unenforceable, there shall be deemed added as a part of this Sublease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

     30. AMENDMENTS; BINDING EFFECT. This Sublease may not be altered, changed, or amended, except by instrument in writing signed by both parties hereto. The terms, provisions, covenants and conditions contained in this Sublease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Sublease shall not be binding upon either party until it is signed and delivered by such party.

     31. GENDER. Words of any gender used in this Sublease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the contest otherwise requires.

     32. CAPTIONS. The captions contained in this Sublease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Sublease.

     33. MEMORANDUM. Subtenant agrees that it shall not record any memorandum or instrument with respect to this Sublease without the prior written consent of Sublandlord and Prime Landlord.

     34. GOVERNING LAW. This Sublease shall be construed in accordance with the law of the state in which the Subleased Premises are situate.

     35. PARKING. To the extent Sublandlord has rights to parking under the Prime Lease or by other agreement with the Prime Landlord, Subtenant shall, without additional cost, be entitled to a portion of such parking privileges based on its share of the Sublandlord's Premises.

     36. LICENSED AREAS. Also shown on Exhibit A(1) - ( ) are certain portions of the Building (the "Licensed Areas") of which Sublandlord is tenant under the Prime Lease, which Sublandlord hereby licenses to Subtenant to use, on a non-exclusive basis, to provide ingress and egress to the Subleases Premises, access to fire exits and emergency facilities and for bathrooms and access thereto. Subtenant's use of the Licensed Areas shall be limited to those uses ancillary to its occupancy of the Subleased Premises and for no other purpose and shall be exercised in a manner which shall (a) not unreasonably interfere with Sublandlord's use of such areas, (b) be in compliance with all laws, orders and regulations of federal, state, county and municipal authorities and with any directions of any public officer or officers pursuant to law, (c) be in compliance with Prime Landlord's Rules and Regulations and (d) be in compliance with such other reasonable rules and regulations as Sublandlord shall prescribe from time to time and give notice of to Subtenant. The license for the Licensed Areas shall be and extend through the term of this Sublease as the same may be shortened or terminated pursuant hereto. Subtenant's obligations to insure and indemnify Sublandlord with respect to the Subleased Premises shall also extend to the Licensed Areas. A violation by Subtenant of any provision of this License shall constitute a violation of this Sublease.

     37. SUBTENANT'S SHARE. Whenever a calculation shall be required or permitted of subtenant's share (referred to in this Sublease as "Subtenant's Share") of Sublandlord's Premises or Sublandlord's costs, such calculation shall be made by using as the numerator the area of the Subleased Premises and as the denominator the area of the Sublandlord's Premises diminished by the area of the Licensed Areas.

     IN WITNESS WHEREOF, the parties have executed this Sublease on the dates set forth below and this Sublease shall be effective as of the latter of such dates.

                                        SUBLANDLORD:

                                        [President]

                                        By:
                                           ---------------------------------
                                             Title:
                                                   -------------------------
                                        By:
                                           ---------------------------------
                                             Title:
                                                   -------------------------
                                                [Affix Corporate Seal]


                                        SUBTENANT:

                                        [Ambassador]

                                        By:
                                           ---------------------------------
                                             Title:
                                                   -------------------------

                                        By:
                                           ---------------------------------
                                             Title:
                                                   -------------------------
                                                  [Affix Corporate Seal]

                    LANDLORD'S CONSENT TO SUBLEASE AGREEMENT

     THE CITADEL, a Texas limited partnership, as Landlord ("Landlord") under that certain Lease (the "Prime Lease") dated _________________ between said Landlord and _____________________________, a _________________ corporation
("Sublandlord"), as Tenant, as said Prime Lease may have heretofore been modified and amended, does hereby consent to the within and foregoing Sublease of a portion of the premises leased under the Prime Lease by Sublandlord, as Sublandlord, to NEWCO, INC. a Georgia corporation, as Subtenant ("NEWCO") under the foregoing Sublease ("Sublease").

     IN WITNESS WHEREOF, Landlord has hereunto caused the foregoing Consent Agreement to be executed under its hand and seal, this ___ day of __________________, 1996.

                                      THE CITADEL, a Texas limited partnership

                                      By:
                                         -------------------------------------

                                         -------------------------------------
                                         Its General Partner

                                         By:
                                            ----------------------------------
                                                Title:
                                                      ------------------------
                                        By:
                                           -----------------------------------
                                             Title
                                                  ----------------------------
                                                [Affix Corporate Seal]

                                   EXHIBIT B

                  FORM OF SELLER TRANSITION SERVICES AGREEMENT

                                                                       EXHIBIT B

                                   MASTERCARD
                         TRANSITION SERVICES AGREEMENT



     THIS MASTERCARD TRANSITION SERVICES AGREEMENT (this "Agreement") is made as of March 31, 1996, by and between MASTERCARD INTERNATIONAL INCORPORATED, a Delaware corporation ("MasterCard"), and POS ACQUISITION COMPANY LLC, a Georgia limited liability company (the "Company").

     WHEREAS, National Data Corporation, the Company and MasterCard have entered into that certain Asset Purchase and Contribution Agreement (the "Purchase Agreement"), dated as of February 22, 1996, pursuant to which MasterCard has agreed to transfer and the Company has agreed to acquire certain assets and undertakings relating to MasterCard's Indirect Merchant Network Business, as defined in the Purchase Agreement (the "Business"), and

     WHEREAS, MasterCard and the Company each desires to make certain arrangements for the provision of certain services (as more fully described below) by MasterCard to the Company in connection with the operation of the Business after Closing (as defined in the Purchase Agreement); and

     WHEREAS, all capitalized terms used but not defined herein shall have the same meaning as set forth in the Purchase Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE 1
                              CERTAIN DEFINITIONS

     As used herein and in the Schedules hereto, the following terms have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "AFFILIATE" means with respect to MasterCard or the Company any entity controlling, controlled by or under common control with MasterCard or the Company, respectively.

     "AGREEMENT" means this Transition Services Agreement and Schedule 2.1 attached hereto, as the same may be supplemented, amended or modified from time to time.

     "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, laws, rules, regulations and orders of all Governmental Authorities.

     "GOVERNMENTAL AUTHORITY" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body.

     "PRIME RATE" means a rate of interest equal to the prime rate of interest announced by Citibank, N.A. at its principal office in New York, New York as its "prime rate.

     "TAXES" means all forms of taxation, whether of the United States or elsewhere and whether imposed by a local, municipal, state, federal, foreign or other body or instrumentality, and shall include any related interest and penalties imposed by any taxing authority.

     "TERM" is defined in Section 5.1.


                                   ARTICLE 2
                            SERVICES TO BE PROVIDED

     2.1 SERVICES. The parties agree that, subject to the terms and conditions of this Agreement, MasterCard shall provide to the Company the services described on SCHEDULE 2.1 hereto in connection with the Company's operation of the Business from and after the Closing Date (the "Initial Services"). MasterCard shall provide the Initial Services and any Supplemental Services (as hereinafter defined) substantially in the same manner, at the same level and quantity, with the same quality of performance, and at and from the same locations, as such Services have been provided to the Business prior to the Closing.

     2.2 THE COMPANY'S COOPERATION. The Company shall cooperate fully and provide such assistance as is reasonably required for MasterCard to provide the Services.

     2.3 ADDITIONAL SERVICES. MasterCard and the Company agree that obtaining the services required for the transition of the Business from MasterCard to the Company are important to a smooth transition. Therefore, to the extent that any services required by the Company in connection with the transition associated with the Excluded Contracts or Excluded Assets or otherwise required to operate the Business in substantially the same manner as previously conducted by MasterCard are not included in the Initial Services, the Company may request such services hereunder, and MasterCard will make a reasonable effort to perform such transition services (the "Supplemental Services") (the Initial

Services and the Supplemental Services, if any, are hereinafter collectively referred to as the "Services").


                                   ARTICLE 3
                         ADEQUATE STAFF AND FACILITIES

     MasterCard shall use commercially reasonable efforts, during the Term of this Agreement, to maintain adequate staff, support services and facilities as may be necessary to perform its responsibilities under this Agreement, in keeping with the standards of accuracy and promptness observed by MasterCard in providing the Services with respect to its own business.


                                   ARTICLE 4
                            PRICE AND PAYMENT TERMS

     4.1 PRICE FOR SERVICES. The price to be paid by the Company for each Initial Service (the "Initial Service Cost") shall initially be as set forth on
Schedule 2.1, and thereafter as the parties shall mutually agree. With respect to any Supplemental Services provided pursuant to Section 2.3 of this Agreement, the cost (the "Supplemental Service Cost") shall be the lesser of:
(a) MasterCard's actual direct cost of providing such Service (provided that such formula shall not include any amounts for depreciation, amortization, overhead, support services, profit, cost of capital, or other indirect costs); or (b) if MasterCard were to continue to own the Business after Closing, the amount that MasterCard would allocate as an intercompany charge to the Business division for such Service, applying the same formula for computing such intercompany charge that MasterCard has used consistent with prior practices as reflected in MasterCard's financial statements referred to in the Purchase Agreement.

     4.2 PAYMENT. The Initial Service Cost and the Supplemental Service Cost, if any (collectively, "Service Cost"), will be paid as follows:

     (a) Monthly Invoices. After the end of each month during the Term, MasterCard will provide to the Company an invoice for each Service showing the Service Cost therefor for such month just ended. Upon request, MasterCard will provide the Company with such supporting documentation as may be reasonably requested by the Company. Subject to the procedures for dispute set forth below, the Company shall pay the amount shown on each such invoice within ten
(10) days after receipt thereof by means of a company check. The Service Cost for any Service that is provided for only part of a month shall be appropriately prorated.

     (b) Disputes. In the event that the Company disagrees with any invoice submitted by MasterCard as required by subsection (a) immediately above, the Company shall promptly notify MasterCard of such disagreement following the Company's determination of the disagreement. The parties shall then cooperate to resolve the dispute, with MasterCard providing the Company with such supporting documentation relating to the calculation of the Service Cost as the Company may reasonably request. If the parties do not resolve the dispute within twenty (20) days after MasterCard's receipt of the Company's dispute notice, either party can submit the dispute to arbitration, in accordance with
Article 6 hereof.

     (c) Other Documents. MasterCard shall provide to the Company upon reasonable request any reports or summaries relating to the Service Costs, which the Company may need for preparing financial statements, tax returns or otherwise.

     4.3 INTEREST ON LATE PAYMENTS. Any monthly payment of the Service Cost that is not paid on or before the tenth (10th) day of the calendar month in which it is due shall bear interest from such due date until the date paid at the lesser of (a) an annual simple interest rate equal to Prime Rate plus 2%, or (b) the maximum amount permitted by Applicable Law.

     4.4 TAXES. Any transaction, excise, sales or similar Tax imposed on or measured by the rendering of a Service shall be the responsibility of the Company. All other Taxes associated with a Service shall be paid by MasterCard; provided, however, that each party shall be responsible for its own income Taxes.


                                   ARTICLE 5
                              TERM AND TERMINATION

     5.1 TERM. This Agreement shall commence on the Closing Date and, unless sooner terminated in accordance with Section 5.2 below, shall continue in effect for a term (the "Term") expiring on the third (3rd) anniversary of the Closing Date.

     5.2 TERMINATION.

     (a) By the Company. The Company shall be entitled to terminate this Agreement at any time, in whole or in part with respect to any or all of the Services, by providing thirty (30) days' written notice to MasterCard.

     (b) By MasterCard. MasterCard shall not be entitled to terminate this Agreement, except in the event that the Company is in material breach of this Agreement and such breach remains uncured for more than 30 days after notice thereof has been provided by MasterCard to the Company; provided, that if such breach is not capable of being cured within 30 days of such notice, and if the Company, upon receipt of such notice, promptly commences and diligently pursues the cure to completion as soon as reasonably possible, then such 30-day period shall be extended for the period of time which is reasonably necessary to cure the breach.

     5.3 EFFECT OF TERMINATION. Upon termination of this Agreement, all rights and obligations of each party hereunder shall cease as of the date of the termination, and any amounts owed by either party pursuant to this Agreement shall be paid in full. In addition, upon any termination of this Agreement, MasterCard shall promptly return to the Company any property of the Company used in connection with the provision of the Services. Notwithstanding the foregoing, the termination of this Agreement pursuant to any of the provisions hereof shall be without prejudice to any rights, or diminution of any obligation or liability of either party, that may have accrued prior to the effective date of such termination. In addition, the provisions of Article 7 and Section 8.1 shall survive the termination of this Agreement.


                                   ARTICLE 6
                          DISPUTE RESOLUTION PROCEDURE

     Any controversy or claim arising out of or relating to this Agreement, the breach hereof, or coverage of this arbitration provision, which is not settled by MasterCard and the Company, shall be settled by arbitration in accordance with the procedures therefor set forth in the Purchase Agreement.


                                   ARTICLE 7
                                INDEMNIFICATION

     7.1 LIMITATION OF LIABILITY.  Except to the extent provided in Sections
7.2 and 7.3 hereof, nothing in this Agreement is intended to impose upon MasterCard, and MasterCard does not intend to assume in this Agreement, any of the risks associated with operation of the Business, including, without limitation, product or service quality and liability therefor, except to the extent MasterCard is providing the services associated with such product or service quality and then subject to the provisions in Section 7.2. Except as provided elsewhere in this Agreement, neither party shall have any liability to the other party for any costs, damages, expenses, liabilities or losses incurred by such other party in connection with this Agreement or the performance of either party's obligations hereunder, whether such claim of liability arises in an action at law or in equity, and whether such claim sounds in contract or tort or otherwise.

     7.2 INDEMNIFICATION BY MASTERCARD. Subject to the provisions of Section 7.4, MasterCard hereby agrees to indemnify and hold harmless the Company, its Affiliates, and their respective directors, officers, employees, successors and assigns (collectively, "Agents"), from and against any and all claims, demands, causes of action and lawsuits ("Claims") (including Claims against the Company, its Affiliates or their respective Agents by MasterCard, its Affiliates or their respective Agents, or any third party), and liabilities, penalties, judgments, losses, injuries, damages, costs, fees and expenses (including, without limitation, costs of defense, settlement, and reasonable attorneys' fees and expenses relating to matters or actions arising under this Agreement) ("Damages"), suffered or incurred by the Company, its Affiliates or their respective Agents, arising out of or resulting from any material breach of this Agreement by MasterCard or the fraud, negligence or willful misconduct of MasterCard in connection with the performance of its obligations under this Agreement.

     7.3 INDEMNIFICATION BY THE COMPANY. Subject to the provisions of Section 7.4, the Company hereby agrees to indemnify and hold harmless MasterCard, its Affiliates, and their respective Agents from and against any and all Claims (including Claims against MasterCard, its Affiliates or their respective Agents by the Company, its Affiliates or their respective Agents, or any third party) and Damages suffered or incurred by MasterCard, its Affiliates or their respective Agents, arising out of any material breach of this Agreement by the Company or resulting from the provision of Services under this Agreement, other than any and all Claims or Damages arising out of or resulting from any material breach of this Agreement by MasterCard or the fraud, negligence or willful misconduct of MasterCard in connection with the performance of its obligations under this Agreement.

     7.4 INDEMNIFICATION PROCEDURES.

     (a) In the event that, from and after the Closing Date, a third party asserts a Claim against MasterCard, its Affiliates or their respective Agents (the "MasterCard Indemnitees"), or the Company, its Affiliates or their respective Agents (the "Company Indemnitees"), with respect to any matter to which the indemnities set forth in this Article 7 apply (a "Third Party Claim"), the MasterCard Indemnitee or the Company Indemnitee, as the case may be, against whom the Third Party Claim is asserted (the "Indemnified Party") shall give the Company or MasterCard, as the case may be (the "Indemnifying Party"), prompt notice of such Third Party Claim. The Indemnifying Party, at its own expense, shall have the right to undertake the defense of such Third Party Claim by retaining counsel of its own choosing (after giving notice of such retention of counsel to the Indemnified Party), which counsel shall be reasonably satisfactory to the Indemnified Party. If an expense or cost is found to be associated with an Indemnified Party's failure to give timely notice to the Indemnifying Party, the Indemnified Party shall pay such expense or cost; provided, that in agreeing to pay such expense or cost the Indemnified Party shall not be deemed in any way to have waived its right to indemnification hereunder, net of any such expense or cost. In the event that a party from whom indemnification is sought chooses not to undertake the defense of any Third Party Claim asserted (and hereby agrees to provide written notice of such decision to the other party), and the party seeking indemnification does undertake the defense of such Third Party Claim, and the party from whom indemnification is sought is subsequently held to be liable for such Third Party Claim, the party from whom indemnification is sought agrees that it will fully indemnify the party seeking indemnification for the Damages it may owe to such party in connection with such Third Party Claim, including, without limitation, attorneys fees and other expenses related to the defense of such Third Party Claim which are incurred by the party seeking indemnification.

     (b) Notwithstanding anything to the contrary in this Section 7.4, if there is a reasonable probability in the Indemnified Party's judgment that a Third Party Claim may materially and adversely affect the Indemnified Party other than as a result of money damages ("Non-Monetary Claims"), the Indemnified Party will have the right to defend or co-defend (in each case, at the Indemnified Party's expense), compromise or settle such Non-Monetary Claim to the extent it relates to the Indemnified Party or the Indemnified Party's business; provided that if the Indemnifying Party does not consent in writing to any such settlement or compromise (which consent shall not be unreasonably withheld, conditioned or delayed) the settlement or compromise shall be at the Indemnified Party's expense.

     (c) The Indemnifying Party will provide each Indemnified Party with access to all records and documents of the Indemnifying Party relating to any Third Party Claim. The Indemnified Party will provide the Indemnifying Party with access to all records and documents of the Indemnified Party relating to any Third Party Claim.

     (d) Notwithstanding any other provision of this Agreement, the liability of an Indemnifying Party under this Agreement shall be limited to the direct damages (which the Company and MasterCard agree shall also include lost profits only with respect to any Claim arising out of or resulting from any material breach of this Agreement or fraud or willful misconduct in connection with the performance of this Agreement) of the Indemnified Party and shall not otherwise include incidental, consequential, indirect, special, punitive, exemplary or other similar damages awarded as such directly to such party, other than compensatory damages. In calculating any amount of actual damages to be paid by MasterCard or the Company as set forth in this Article 7, the amount of such damages shall be reduced by all net tax benefits and other reimbursements credited to or received by the other party, relating to such damages.


                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1 CONFIDENTIALITY.

     (a) Each party agrees not to use, copy or disclose the trade secrets and confidential information of the other party, except as permitted by this Agreement. Each party shall treat the other's confidential and secret information with at least that degree of care it uses with respect to its own such information. Each party will give access to the other party's confidential information only to such of its personnel and representatives as have a need to such access for the purpose of providing the services hereunder, and to no other person whatsoever. The requirements herein contained with respect to non-disclosure and non-use and protection of each party's trade secrets and confidential information shall permanently survive termination of any other provisions of this Agreement. If either party is ordered by a court or Governmental Authority of competent jurisdiction to disclose trade secrets or confidential information, or if it is served with or otherwise becomes aware of a motion or similar request that such an order be issued, then such party will not be liable to the other party for disclosure of trade secrets or confidential information required by such order if the disclosing party complies with the following requirements: (1) if an already issued order calls for immediate disclosure, then the disclosing party promptly moves for or otherwise requests a stay of such order to permit the other party to respond; (2) the disclosing party promptly notifies the other party of the motion or order; and (3) the disclosing party does not oppose a motion or similar request by the other party for an order protecting the confidentiality of the trade secrets and confidential information including joining or agreeing to (or non-opposition to) a motion for leave to intervene by such other party.

     (b) The term "trade secrets" means information related to a party (1) which derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use, and (2) which is the subject of efforts by said party that are reasonable under the circumstances to maintain its secrecy.

     (c) The term "confidential information" means information that is confidential to the business of a party and is not a trade secret; provided, however, that confidential information does not include information which is or becomes generally known to the public without any breach by a party of its duties to the other party. Assuming that the foregoing criteria are met, confidential information also includes information which has been disclosed to a party and which such party is obligated to treat as confidential.

     8.2 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by any party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Company may assign or otherwise transfer all of its rights and/or obligations hereunder to any Affiliate of the Company or to any entity or entities, or any assignee of such entity or entities, which acquires, by purchase, operation or law or otherwise, all or a substantial portion of the assets of the Business.

     8.3 GOVERNING LAW. The construction, validity and enforceability of this Agreement shall be governed by the internal laws of the State of Georgia, without regard to the conflict of laws principles thereof.

     8.4 NOTICES.

             (a) If to MasterCard:


                 MasterCard International Incorporated
                 2000 Purchase Street
                 Purchase, New York 10577-2509
                 Attn: William I. Jacobs
                       Executive Vice President
                    Telephone:  (914) 249-5200
                    Telecopier: (914) 249-5475

             with a copy (which shall not constitute notice) to:

                   MasterCard International Incorporated
                   2000 Purchase Street
                   Purchase, New York 10577-2509
                   Attention: Robert E. Norton, Jr.
                              General Counsel

                    Telephone:  (914) 249-5301
                    Telecopier: (914) 249-4262

             with a copy (which shall not constitute notice) to:

                    Rogers & Wells
                    200 Park Avenue
                    New York, New York 10166
                    Attn: John A. Healy, Esq.
                    Telephone:  (212) 878-8000
                    Telecopier: (212) 878-8375

             (b) If to National Data:

                    National Data Corporation
                    National Data Plaza
                    Atlanta, Georgia 30329-2010
                    Attn: Mr. Robert A. Yellowlees
                          Chief Executive Officer
                    Telephone:   (404) 728-2000
                    Telecopier:  (404) 728-3509
     with a copy (which shall not constitute notice) to:

              National Data Corporation
              National Data Plaza
              Atlanta, Georgia 30329-2010
              Attn: E. Michael Ingram, Esq.
              General Counsel
              Telephone: (404) 728-2504
              Telecopier: (404) 728-2551

     with a copy (which shall not constitute notice) to:

              Alston & Bird
              One Atlantic Center
              1201 West Peachtree Street
              Atlanta, Georgia  30309
              Attention: B. Harvey Hill, Jr., Esq.
              Telephone: (404) 881-7446
              Telecopier: (404) 881-7777

     8.5 NO WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right under this Agreement.

     8.6 SEVERABILITY. All provisions of this Agreement are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Agreement; provided, that if the provisions of Article 7 or any part thereof are prohibited by law or otherwise declared to be unenforceable, then the parties agree to negotiate in good faith amendments to this Agreement that will carry into effect the intention of the parties at the time this Agreement was entered into, taking into account the reasonable needs of the parties for effective indemnification arrangements and the cost of the services being provided hereunder.

     8.7 ENTIRE AGREEMENT; MODIFICATIONS AND AMENDMENTS. This Agreement (including Schedule 2.1 hereto), the Purchase Agreement, and any other agreements executed and delivered by the parties contemporaneously herewith constitute the entire agreement between the parties concerning the subject matter thereof. No prior representations, inducements, promises or agreements, oral or otherwise, between the parties with reference thereto will be of any force or effect. Each party represents and warrants that, in entering into and performing its obligations under this Agreement, it does not and will not rely on any promise, inducement or representation allegedly made by or on behalf of the other party with respect to the subject matter hereof, nor on any course of dealings or custom and usage in the trade, except as such promise, inducement or representation may be expressly set forth herein. No modification or amendment to this Agreement will be valid or binding unless reduced to writing and duly executed by the party or parties to be bound thereby.

     8.8 INDEPENDENT CONTRACTOR STATUS. MasterCard shall be deemed to be an independent contractor to the Company. Nothing contained in this Agreement shall create or be deemed to create the relationship of employer and employee, and no party to this Agreement shall, by reason hereof, be deemed to be a partner or a joint venturer of any other party hereto in the conduct of their respective businesses and/or the conduct of the activities contemplated by this Agreement. Except as specifically and explicitly provided in this Agreement, and subject to and in accordance with the provisions hereof, no party to this Agreement is now, shall become, or shall be deemed to be an agent or representative of any other party hereto with respect to the subject matter hereof. Except as herein explicitly and specifically provided, neither party shall have any authority or authorization, of any nature whatsoever, to speak for or bind the other party to this Agreement with respect to the subject matter hereof.

     8.9 BINDING EFFECTS; BENEFITS. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties to it and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     8.10 SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.

     8.11 FORCE MAJEURE. MasterCard shall be excused from performing the Services under this Agreement and shall have no liability to the Company for any period it is prevented from performing the Services, in whole or in part, as a result of delays caused by an act of God, war, civil disturbance, court order, labor dispute, or other cause beyond its reasonable control, including failures or fluctuations in electrical power, heat, light, or telecommunications, and such nonperformance shall not be a default under, or grounds for termination of, this Agreement.

     8.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against either party, whether under any rule of construction or otherwise. Neither party hereto shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all parties and their lawyers and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     8.13 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument.



                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                             MASTERCARD INTERNATIONAL
                                             INCORPORATED


                                             By:
                                                --------------------------
                                             Name:
                                                  ------------------------
                                             Title:
                                                   -----------------------


                                             POS ACQUISITION COMPANY LLC


                                             By:
                                                --------------------------
                                             Name:
                                                  ------------------------
                                             Title:
                                                   -----------------------

                                   EXHIBIT C

                       FORM OF PARENT SERVICES AGREEMENT

                                                                       EXHIBIT C


                                      POS
                               SERVICE AGREEMENT

     THIS POS SERVICE AGREEMENT ("Agreement") dated as of_____________, 1996 is between POS ACQUISITION COMPANY LLC, a Georgia limited liability company, (the "Company") and NATIONAL DATA CORPORATION, a Delaware corporation ("NDC").

     WHEREAS, NDC, MasterCard International Incorporated, a Delaware corporation, and the Company have entered into an Asset Purchase and Contribution Agreement dated as of February 22, 1996 (the "Purchase Agreement"). Each capitalized term used herein but not defined herein shall have the meaning given it in the Purchase Agreement.

     WHEREAS, the Purchase Agreement provides that it shall be a condition to the consummation of the transaction provided for therein that the Company and NDC enter into this Agreement;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the Company and NDC agree as follows:

                             TERMS AND CONDITIONS

      1. NEWCO SERVICES: According to the terms of this Agreement, the Company will furnish NDC and its Affiliates with the data processing services described in Exhibits A-1 through A-3, Service Description, attached hereto and incorporated herein by reference. Additional requested Services, if available, will be furnished to NDC under the general terms and conditions of this Agreement and in accordance with pricing as set forth in Paragraph 2, below. Any such additional Services will be as described in additional Exhibits A to this Agreement, each of which shall be signed by both parties hereto. Any Exhibit A may contain terms different than those contained in this Agreement, and in such event the terms of each such Exhibit A shall control with respect to the Services described in such Exhibit A.

      2. CHARGES: Charges for the Services shall be as set forth in Exhibits B-1 through B-3, Service Pricing Schedules. Pricing for additional Services shall be as set forth in additional Exhibits B to this Agreement, each of which shall be signed by both parties hereto. The amount of usage of Services to be paid for by NDC shall be that amount recorded by the Company's computer system. Charges for requested Services for which there is no published rate shall, in the absence of prior written agreement, be at a reasonable rate as determined by the Company. In addition, NDC will be charged an amount equal to any taxes, however designated, levied or based on any of the above referred to charges or Services, including State and local taxes paid or payable by the Company, excluding any federal, State or local taxes based on the Company's net income.

      The Company will bill NDC monthly for all charges incurred by NDC, including any authorized charges incurred by the Company on NDC's behalf for NDC's use of the Services as provided for in this Agreement. NDC agrees to pay the Company upon receipt of each monthly invoice, and agrees further to pay a one percent (1%) per month service charge on all invoices that are not paid within thirty (30) days following such receipt. All payments shall be made in United States Dollars. In the event that any invoice is not timely paid as provided herein, the Company may, in addition to any other right or remedy which it may have under this Agreement or at law, terminate this Agreement and NDC's use of the Services if NDC does not effect payment in full within ten (10) days of the Company's written demand therefor. NDC agrees to reimburse the Company for all costs and expenses, including reasonable attorney's fees, incurred by the Company in enforcing collection of any moneys due it under this Agreement.

      3.   TERM AND TERMINATION:

      a. This Agreement shall remain in full force and effect for an initial term of five (5) years, beginning upon the effective date set forth above, and shall be automatically extended for successive one (1) year periods on the same terms and conditions expressed herein, or as may be amended, unless either party gives the other party written notice of termination at least thirty (30) days prior to the expiration of the initial term or any extensions or renewals thereof. Termination of this Agreement shall not terminate NDC's obligation to pay the Company for all services performed under the Agreement prior to discontinuance of performance by the Company due to termination.

      b. Except as provided in Paragraph 2 above, in the event that either party hereto fails in the performance of its obligations hereunder or breaches the terms or conditions hereof, the other party may, at its option, give written notice to the party which has failed to perform or has breached this Agreement of its intention to terminate this Agreement unless such breach or failure in performance is remedied within thirty (30) days of such notice. Failure to remedy such a breach shall make this Agreement terminable, at the option of the aggrieved party, at the end of such thirty
           (30) day period unless notification is withdrawn.

      4. CHANGE OF CHARGES: The Company shall have the right to change the prices for any of the services at any time on or after the first year's anniversary date of this Agreement upon not less than sixty (60) days prior written notice to NDC. Such new price shall be guaranteed to remain at the same level for a period of one (1) year from the effective date of such change.

      Notwithstanding the above requirements, the Company shall have the right to increase the fees and charges paid by NDC to offset any increase in rates charged by any communications common carriers utilized by the Company in the provision of Services hereunder. Any such increase shall become effective on the same day as the increase in rates charged by the communications common carrier becomes effective.

      Further notwithstanding the above requirements, the Company shall have the right to increase such fees and charges to offset any increase to the Company in the costs of providing the Services hereunder if any change in the rules, regulations or operating procedures of any Credit Card sponsor organization, service supplier or any cognizant Federal, State or local governmental agency or regulatory authority results in such cost increase. Any such increase shall become effective as of the date on which the Company notifies NDC of such increase.

      5. USE OF THE SERVICES: NDC agrees to utilize the Services in accordance with this Agreement, its exhibits, and the Company's reasonable Service instructions and specifications and to provide the Company with the necessary data in the proper format to enable the Company to properly furnish the services.

      6.        LIMITATION OF LIABILITY:

      a. The Company shall not be liable for failure to provide the Services if such failure is due to any cause or condition beyond its reasonable control. Such causes or conditions shall include but shall not be limited to, acts of God or of the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, shortages of labor or materials, freight embargoes, unusually severe weather, electrical power failures, or other similar causes beyond the Company's control and the Company shall have no liability for losses, expenses or damages, ordinary, special or consequential resulting directly or indirectly from such causes. If the Company's failure to provide the Services is caused by the default of a subcontractor, and if such default arises out of causes beyond the control of both the Company and the subcontractor, the Company shall not be liable unless the supplies or Services to be furnished by the subcontractor were obtainable from other sources in sufficient time to permit the Company to fulfill its obligations hereunder.

      b. The Company agrees to use its best efforts at all times to provide prompt and efficient services; however, the Company makes no warranties or representations regarding the Services except as specifically stated in this Paragraph 6.b. The Company shall use due care in processing all work submitted to it by NDC and agrees that it will, at its expense, correct any errors which are due solely to malfunction of the Company's computers, operating systems or programs, or errors by the Company's employees or agents. Correction shall be limited to rerunning of the job or jobs and/or recreating of data or program files. The Company shall not be responsible in any manner for errors or failures of or errors in proprietary systems and programs other than those of the Company, nor shall the company be liable for errors or failures of NDC'S software or operational systems. THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, AND SUBSCRIBER HEREBY WAIVES ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE. Should there be any failure in performance or errors or omissions with respect to the information being transmitted, the Company's liability shall be limited to using its best efforts to correct such failure in performance or errors or omissions. In no event, except as specifically set forth herein, shall the Company be liable to NDC or any third parties (including NDC's customers) for any claim, loss or damage, ordinary, special or consequential, or otherwise, even if the Company has been advised of the possibility of such damage.

           Due to the nature of the services being performed by the Company, it is agreed that in no event will the Company be liable for any claim, loss, liability, correction, cost, damage or expense caused by the Company's performance or failure to perform hereunder which is not reported by NDC within one hundred twenty (120) days of such failure to perform.


      c. NDC shall indemnify and hold harmless the company from and against any and all loss, damage, or expense or claims of damage or liability, ("claims") asserted against the Company by third parties arising out of the performance of services under this agreement or from information provided to the Company by NDC or NDC's customers, or arising out of the use of such information when furnished by the Company to NDC's customers or to other third persons at NDC's request, or to officers, employees and agents of NDC; provided, however, that such indemnity obligation does not apply in cases where such claims arise primarily from the negligence or intentional misconduct of the Company.

      d. Liability of the Company in any and all categories and for any and all causes arising out of this agreement shall, in the aggregate, not exceed six (6) month's average billing to NDC taken over the twelve (12) months preceding the month in which the damage or injury is alleged to have occurred, but if this agreement has not been in effect for twelve (12) months preceding such date, then over such fewer number of preceding months that this agreement has been in effect.

      7.       PROPRIETARY INFORMATION:

      a. All proprietary information disclosed by either party to the other in connection with this Agreement shall be identified as such in writing if not already identified as such herein, and shall be protected by the recipient party from disclosure to others. All software, data, or other intellectual property provided by the Company under this Agreement is hereby identified as proprietary to the Company and may not be copied or used in any way other than as specifically authorized in this Agreement. Any software or data furnished by NDC to the Company in connection with this Agreement is identified as proprietary to NDC, but may be used as required by the terms of this Agreement and retained by the Company until performance under this Agreement is completed or until this agreement is terminated, whichever occurs first, at which time such information and all copies thereof shall be returned to NDC upon request.


      b. The Company and NDC acknowledge that all proprietary information disclosed by either party to the other party for the purpose of work, or which comes to the attention of one of the parties, its employees, officers, and agents during the course of such work, constitutes a valuable asset. Therefore, the Company and NDC agree to hold such information in confidence and shall not, except in the performance of the duties under this agreement or with the express prior written consent of the other party, disclose or permit access to any such information to any person, firm or corporation other than persons, firms or corporations authorized by that party, and the company and ndc shall cause their officers, employees, agents, and representatives to take such action as shall be necessary or advisable to preserve and protect the confidentiality of such information.

      c. The Company's and NDC's obligations and agreements under this paragraph shall not apply to any information supplied that:

             (1)      was known to either party prior to the disclosure
                  by the other, or

             (2)      is or becomes generally available to the public other
                  than by breach of this agreement, or

             (3)       otherwise becomes lawfully available on a
                  nonconfidential basis from a third party who is not under an obligation of confidence to either party.

      8.     MISCELLANEOUS:

      a. This Agreement shall be construed in all respects under the laws of the state of georgia without reference to conflicts of laws provisions.


      b. This Agreement contains the full understanding of the parties with respect to the subject matter hereof, and no waiver, alteration or modification of any of the provisions hereof shall be binding unless in writing and signed by officers of both parties. In the event NDC issues a purchase order or memorandum or other instrument covering the services herein offered and provided, it is hereby specifically agreed and understood that such purchase order or memorandum or instrument is for ndc's internal purposes only and any and all terms and conditions contained therein, whether printed or written, shall be of no force or effect.

      c. If any part of this agreement shall be held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this agreement notwithstanding the part or parts found to be void or unenforceable.

      d. Except as otherwise provided in this agreement, notices required to be given pursuant to this agreement shall be effective when received, and shall be sufficient if given in writing, hand delivered, sent by telegraph or first class united states mail, postage prepaid and addressed to the appropriate party at the address set forth on the signature page hereof.

           The parties hereto may change the name and address of the person to whom all notices or other documents required under this Agreement must be sent at any time by giving written notice to the other party.

      e. Neither party to this Agreement may assign its rights or obligations under this Agreement without the express written consent of the other party, except that the obligations of the Company under this Agreement may be provided or fulfilled by any parent, subsidiary, affiliate, successor corporation or subcontractor of the Company so long as the Company assumes full responsibility for such obligations.

                     [SIGNATURES CONTINUED ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and to be effective as of the date first set forth above.


POS ACQUISITION COMPANY LLC           NATIONAL DATA
                                      CORPORATION


By:                                   By:
   --------------------------------      -----------------------------

- -----------------------------------

Title:                                Title:
      -----------------------------         --------------------------

- -----------------------------------

Date:                                 Date:
      -----------------------------         --------------------------

- -----------------------------------

Address:                              Address:


- -----------------------------------   --------------------------------

- -----------------------------------


- -----------------------------------   --------------------------------

- -----------------------------------


- -----------------------------------   --------------------------------

- -----------------------------------


Attn:                                 Attn:
     ------------------------------        ---------------------------

- -----------------------------------

                                                                       EXHIBIT C

                             NDC SERVICES AGREEMENT



     THIS NDC SERVICES AGREEMENT (this "Agreement") is made as of March 31, 1996, by and between NATIONAL DATA CORPORATION, a Delaware corporation ("NDC"), and POS ACQUISITION COMPANY LLC, a Georgia limited liability company (the "Company").

     WHEREAS, NDC, MasterCard International Incorporated and the Company have entered into that certain Asset Purchase and Contribution Agreement (the "Purchase Agreement"), dated as of February 22, 1996, pursuant to which NDC has agreed to transfer and the Company has agreed to acquire certain assets and undertakings relating to NDC's indirect merchant network business, as defined in the Purchase Agreement (the "Business"), and

     WHEREAS, NDC and the Company each desires to make certain arrangements for the provision of certain services (as more fully described below) by NDC to the Company in connection with the operation of the Business after Closing (as defined in the Purchase Agreement); and

     WHEREAS, all capitalized terms used but not defined herein shall have the same meaning as set forth in the Purchase Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE 1
                              CERTAIN DEFINITIONS

     As used herein and in the Exhibits hereto, the following terms have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "AFFILIATE" means with respect to NDC or the Company any entity controlling, controlled by or under common control with NDC or the Company, respectively.

     "AGREEMENT" means this NDC Services Agreement and Exhibits A-1 through A-7 and B-1 through B-7 attached hereto, as the same may be supplemented, amended or modified from time to time.

     "TAXES" means all forms of taxation, whether of the United States or elsewhere and whether imposed by a local, municipal, state, federal, foreign or other body or instrumentality, and shall include any related interest and penalties imposed by any taxing authority.

     "TERM" is defined in Section 5.1.


                                   ARTICLE 2
                            SERVICES TO BE PROVIDED

     2.1 SERVICES. The parties agree that, subject to the terms and conditions of this Agreement, NDC shall provide to the Company the services described on Exhibits A-1 through A-7 hereto in connection with the Company's operation of the Business from and after the Closing Date (the "Services"). NDC shall provide the Services substantially in the same manner, at the same level and quantity, with the same quality of performance, and at and from the same locations, as such Services have been provided to the Business prior to the Closing.

     2.2 THE COMPANY'S COOPERATION. The Company shall cooperate fully and provide such assistance as is reasonably required for NDC to provide the Services.

                                   ARTICLE 3
                         ADEQUATE STAFF AND FACILITIES

     NDC shall use commercially reasonable efforts, during the Term of this Agreement, to maintain adequate staff, support services and facilities as may be necessary to perform its responsibilities under this Agreement, in keeping with the standards of accuracy and promptness observed by NDC in providing the Services with respect to its own business.

                                   ARTICLE 4
                            PRICE AND PAYMENT TERMS

     4.1 PRICE FOR SERVICES. The price to be paid by the Company for each Service (the "Service Cost") shall initially be as set forth on Exhibits B-1 through B-7 hereto, and thereafter as the parties shall mutually agree.

     4.2 PAYMENT.  The Service Cost will be paid as follows:

         (a) Monthly Invoices. After the end of each month during the Term, NDC will provide to the Company an invoice for each Service showing the Service
Cost
therefor for such month just ended. Upon request, NDC will provide the Company with such supporting documentation as may be reasonably requested by the Company. Subject to the procedures for dispute set forth below, the Company shall pay the amount shown on each such invoice within ten (10) days after receipt thereof by means of a company check. The Service Cost for any Service that is provided for only part of a month shall be appropriately prorated.

         (b) Disputes. In the event that the Company disagrees with any invoice submitted by NDC as required by subsection (a) immediately above, the Company shall promptly notify NDC of such disagreement following the Company's determination of the disagreement. The parties shall then cooperate to resolve the dispute, with NDC providing the Company with such supporting documentation relating to the calculation of the Service Cost as the Company may reasonably request. If the parties do not resolve the dispute within twenty (20) days after NDC's receipt of the Company's dispute notice, either party can submit the dispute to arbitration, in accordance with Article 6 hereof.

         (c) Other Documents. NDC shall provide to the Company upon reasonable request any reports or summaries relating to the Service Costs, which the Company may need for preparing financial statements, tax returns or otherwise.

     4.3 TAXES. Any transaction, excise, sales or similar Tax imposed on or measured by the rendering of a Service shall be the responsibility of the Company. All other Taxes associated with a Service shall be paid by NDC; provided, however, that each party shall be responsible for its own income Taxes.

                                   ARTICLE 5
                              TERM AND TERMINATION

     5.1 TERM. This Agreement shall commence on the Closing Date and, unless sooner terminated in accordance with Section 5.2 below or any of Exhibits A-1 through A-7 hereto, shall continue in effect for a term (the "Term") expiring on the third (3rd) anniversary of the Closing Date.

     5.2 TERMINATION.

         (a) By the Company. The Company shall be entitled to terminate this Agreement at any time, in whole or in part with respect to any or all of the Services, by providing thirty (30) days' written notice to NDC.

         (b) By NDC. NDC shall not be entitled to terminate this Agreement, except in the event that the Company is in material breach of this Agreement and such breach remains uncured for more than 30 days after notice thereof has been provided by NDC to the Company; provided, that if such breach is not capable of being cured within 30 days of such notice, and if the Company, upon receipt of such notice, promptly commences and diligently pursues the cure to completion as soon as reasonably possible, then such 30-day period shall be extended for the period of time which is reasonably necessary to cure the breach.

     5.3 EFFECT OF TERMINATION. Upon termination of this Agreement, all rights and obligations of each party hereunder shall cease as of the date of the termination, and any amounts owed by either party pursuant to this Agreement shall be paid in full. In addition, upon any termination of this Agreement, NDC shall promptly return to the Company any property of the Company used in connection with the provision of the Services. Notwithstanding the foregoing, the termination of this Agreement pursuant to any of the provisions hereof shall be without prejudice to any rights, or diminution of any obligation or liability of either party, that may have accrued prior to the effective date of such termination. In addition, the provisions of Article 7 and Section 8.1 shall survive the termination of this Agreement.


                                   ARTICLE 6
                          DISPUTE RESOLUTION PROCEDURE

     Any controversy or claim arising out of or relating to this Agreement, the breach hereof, or coverage of this arbitration provision, which is not settled by NDC and the Company, shall be settled by arbitration in accordance with the procedures therefor set forth in the Purchase Agreement.

                                   ARTICLE 7
                                INDEMNIFICATION

     7.1 LIMITATION OF LIABILITY.  Except to the extent provided in Sections
7.2 and 7.3 hereof, nothing in this Agreement is intended to impose upon NDC, and NDC does not intend to assume in this Agreement, any of the risks associated with operation of the Business, including, without limitation, product or service quality and liability therefor, except to the extent NDC is providing the services associated with such product or service quality and then subject to the provisions in Section 7.2. Except as provided elsewhere in this Agreement, neither party shall have any liability to the other party for any costs, damages, expenses, liabilities or losses incurred by such other party in connection with this Agreement or the performance of either party's obligations hereunder, whether such claim of liability arises in an action at law or in equity, and whether such claim sounds in contract or tort or otherwise.

     7.2 INDEMNIFICATION BY NDC. Subject to the provisions of Section 7.4, NDC hereby agrees to indemnify and hold harmless the Company, its Affiliates, and their respective directors, officers, employees, successors and assigns (collectively, "Agents"), from and against any and all claims, demands, causes of action and lawsuits ("Claims") (including Claims against the Company, its Affiliates or their respective Agents by NDC, its Affiliates or their respective Agents, or any third party), and liabilities, penalties, judgments, losses, injuries, damages, costs, fees and expenses (including, without limitation, costs of defense, settlement, and reasonable attorneys' fees and expenses relating to matters or actions arising under this Agreement) ("Damages"), suffered or incurred by the Company, its Affiliates or their respective Agents, arising out of or resulting from:

     (a) any material breach of this Agreement by NDC;

     (b) the fraud, negligence or willful misconduct of NDC in connection with the performance of its obligations under this Agreement;

     (c) any failure of any NDC Benefit Plan (provided that, for these purposes "NDC Benefit Plan" shall include, without limitation, any agreement or plan which is otherwise an NDC Benefit Plan but is maintained in the future, rather than presently or within the immediately preceding two years) or, solely to the extent administered by NDC, Company Benefit Plan (as defined below), or the administration thereof, to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code") (including without limitation all provisions compliance with which is required for any intended favorable tax treatment) or other applicable law other than as a result of the failure of the Company to comply with its obligations under the terms of the NDC Benefit Plans, Company Benefit Plans, ERISA or the Code; provided that, for these purposes "Company Benefit Plans" shall mean the following agreements or plans which cover the Company's employees (including without limitation agreements and plans maintained by NDC), including incentive bonus, vacation and severance programs

         (i) any employee benefit plan as defined in ERISA or under which the Company, with respect to the Company's Employees, has any outstanding, present or future obligation or liability, or under which any of the Company's Employees has any present or future right to benefits which are covered by ERISA; or

         (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, or other employee benefit plan, program, policy, or arrangement, which the Company maintains or to which the Company has any outstanding present or future obligations to contribute or make payments under, whether voluntary, contingent, or otherwise; and

     (d) any pension, welfare or other benefit plan which Damages arise under ERISA or the Code solely by virtue of the Company being in a "controlled group" with NDC at any relevant time.

     7.3 INDEMNIFICATION BY THE COMPANY. Subject to the provisions of Section 7.4, the Company hereby agrees to indemnify and hold harmless NDC, its Affiliates, and their respective Agents from and against any and all Claims (including Claims against NDC, its Affiliates or their respective Agents by the Company, its Affiliates or their respective Agents, or any third party) and Damages suffered or incurred by NDC, its Affiliates or their respective Agents, arising out of any material breach of this Agreement by the Company or resulting from the provision of Services under this Agreement other than any and all Claims or Damages arising out of or resulting from any material breach of this Agreement by NDC or the fraud, negligence or willful misconduct of NDC in connection with the performance of its obligations under this Agreement.

     7.4 INDEMNIFICATION PROCEDURES.

         (a) In the event that, from and after the Closing Date, a third party asserts a Claim against NDC, its Affiliates (other than the Company) or their respective Agents (the "NDC Indemnitees"), or the Company, its Affiliates (other than NDC) or their respective Agents (the "Company Indemnitees"), with respect to any matter to which the indemnities set forth in this Article 7 apply (a "Third Party Claim"), the NDC Indemnitee or the Company Indemnitee, as the case may be, against whom the Third Party Claim is asserted (the "Indemnified Party") shall give the Company or NDC, as the case may be (the "Indemnifying Party"), prompt notice of such Third Party Claim. The Indemnifying Party, at its own expense, shall have the right to undertake the defense of such Third Party Claim by retaining counsel of its own choosing (after giving notice of such retention of counsel to the Indemnified Party), which counsel shall be reasonably satisfactory to the Indemnified Party. If an expense or cost is found to be associated with an Indemnified Party's failure to give timely notice to the Indemnifying Party, the Indemnified Party shall pay such expense or cost; provided, that in agreeing to pay such expense or cost the Indemnified Party shall not be deemed in any way to have waived its right to indemnification hereunder, net of any such expense or cost. In the event that a party from whom indemnification is sought chooses not to undertake the defense of any Third Party Claim asserted (and hereby agrees to provide written notice of such decision to the other party), and the party seeking indemnification does undertake the defense of such Third Party Claim, and the party from whom indemnification is sought is subsequently held to be liable for such Third Party Claim, the party from whom indemnification is sought agrees that it will fully indemnify the party seeking indemnification for the Damages it may owe to such party in connection with such Third Party Claim, including, without limitation, attorneys fees and other expenses related to the defense of such Third Party Claim which are incurred by the party seeking indemnification.

         (b) Notwithstanding anything to the contrary in this Section 7.4, if there is a reasonable probability in the Indemnified Party's judgment that a Third Party Claim may materially and adversely affect the Indemnified Party other than as a result of money damages ("Non-Monetary Claims"), the Indemnified Party will have the right to defend or co-defend (in each case, at the Indemnified Party's expense), compromise or settle such Non-Monetary Claim to the extent it relates to the Indemnified Party or the Indemnified Party's business; provided that if the Indemnifying Party does not consent in writing to any such settlement or compromise (which consent shall not be unreasonably withheld, conditioned or delayed) the settlement or compromise shall be at the Indemnified Party's expense.

         (c) The Indemnifying Party will provide each Indemnified Party with access to all records and documents of the Indemnifying Party relating to any Third Party Claim. The Indemnified Party will provide the Indemnifying Party with access to all records and documents of the Indemnified Party relating to any Third Party Claim.

         (d) Notwithstanding any other provision of this Agreement, the liability of an Indemnifying Party under this Agreement shall be limited to the direct damages (which the Company and NDC agree shall also include lost profits only with respect to any Claim arising out of or resulting from any material breach of this Agreement or fraud or willful misconduct in connection with the performance of this Agreement) of the Indemnified Party and shall not otherwise include incidental, consequential, indirect, special, punitive, exemplary or other similar damages awarded as such directly to such party, other than compensatory damages. In calculating any amount of actual damages to be paid by NDC or the Company as set forth in this Article 7, the amount of such damages shall be reduced by all net tax benefits and other reimbursements credited to or received by the other party, relating to such damages.


                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1 CONFIDENTIALITY.

         (a) Each party agrees not to use, copy or disclose the trade secrets and confidential information of the other party, except as permitted by this Agreement. Each party shall treat the other's confidential and secret information with at least that degree of care it uses with respect to its own such information. Each party will give access to the other party's confidential information only to such of its personnel and representatives as have a need to such access for the purpose of providing the services hereunder, and to no other person whatsoever. The requirements herein contained with respect to non-disclosure and non-use and protection of each party's trade secrets and confidential information shall permanently survive termination of any other provisions of this Agreement. If either party is ordered by a court or Governmental Authority of competent jurisdiction to disclose trade secrets or confidential information, or if it is served with or otherwise becomes aware of a motion or similar request that such an order be issued, then such party will not be liable to the other party for disclosure of trade secrets or confidential information required by such order if the disclosing party complies with the following requirements: (1) if an already issued order calls for immediate disclosure, then the disclosing party promptly moves for or otherwise requests a stay of such order to permit the other party to respond;
(2) the disclosing party promptly notifies the other party of the motion or order; and (3) the disclosing party does not oppose a motion or similar request by the other party for an order protecting the confidentiality of the trade secrets and confidential information including joining or agreeing to (or non-opposition to) a motion for leave to intervene by such other party.

         (b) The term "trade secrets" means information related to a party (1) which derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use, and (2) which is the subject of efforts by said party that are reasonable under the circumstances to maintain its secrecy.

         (c) The term "confidential information" means information that is confidential to the business of a party and is not a trade secret; provided, however, that confidential information does not include information which is or becomes generally known to the public without any breach by a party of its duties to the other party. Assuming that the foregoing criteria are met, confidential information also includes information which has been disclosed to a party and which such party is obligated to treat as confidential.

     8.2 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by any party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Company may assign or otherwise transfer all of its rights and/or obligations hereunder to any Affiliate of the Company or to any entity or entities, or any assignee of such entity or entities, which acquires, by purchase, operation or law or otherwise, all or a substantial portion of the assets of the Business.

     8.3 GOVERNING LAW. The construction, validity and enforceability of this Agreement shall be governed by the internal laws of the State of Georgia, without regard to the conflict of laws principles thereof.

     8.4 NOTICES.

             (a)    If to the Company:

                    POS Acquisition Company LLC
                    National Data Plaza
                    Atlanta, Georgia  30329-2010
                    Attention:  Mr. Robert A. Yellowlees
                                Chief Executive Officer



                    Telephone:  (404) 728-2000
                    Telecopier: (404) 728-3509

             with a copy (which shall not constitute notice) to:


                    National Data Corporation
                    National Data Plaza
                    Atlanta, Georgia  30329-2010
                    Attention:  E. Michael Ingram, Esq.
                                General Counsel



                    Telephone:  (404) 728-2504
                    Telecopier: (404) 728-2551
             with a copy (which shall not constitute notice) to:

                    Alston & Bird
                    One Atlantic Center
                    1201 West Peachtree Street
                    Atlanta, Georgia 30309
                    Attention:  B. Harvey Hill, Jr., Esq.
                    Telephone:  (404) 881-7446
                    Telecopier: (404) 881-7777

             (b)    If to National Data:

                    National Data Corporation
                    National Data Plaza
                    Atlanta, Georgia 30329-2010
                    Attn:  Mr. Robert A. Yellowlees
                           Chief Executive Officer
                    Telephone:  (404) 728-2000
                    Telecopier: (404) 728-3509

             with a copy (which shall not constitute notice) to:

                    National Data Corporation
                    National Data Plaza
                    Atlanta, Georgia 30329-2010
                    Attn:  E. Michael Ingram, Esq.
                           General Counsel
                    Telephone:  (404) 728-2504
                    Telecopier: (404) 728-2551

             with a copy (which shall not constitute notice) to:

                    Alston & Bird
                    One Atlantic Center
                    1201 West Peachtree Street
                    Atlanta, Georgia 30309
                    Attention:  B. Harvey Hill, Jr., Esq.
                    Telephone:  (404) 881-7446
                    Telecopier: (404) 881-7777

     8.5 NO WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right under this Agreement.

     8.6 SEVERABILITY. All provisions of this Agreement are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Agreement; provided, that if the provisions of Article 7 or any part thereof are prohibited by law or otherwise declared to be unenforceable, then the parties agree to negotiate in good faith amendments to this Agreement that will carry into effect the intention of the parties at the time this Agreement was entered into, taking into account the reasonable needs of the parties for effective indemnification arrangements and the cost of the services being provided hereunder.

     8.7 ENTIRE AGREEMENT; MODIFICATIONS AND AMENDMENTS. This Agreement (including Exhibits A-1 through A-7 and B-1 through B-7 hereto), the Purchase Agreement, and any other agreements executed and delivered by the parties contemporaneously herewith constitute the entire agreement between the parties concerning the subject matter thereof. No prior representations, inducements, promises or agreements, oral or otherwise, between the parties with reference thereto will be of any force or effect. Each party represents and warrants that, in entering into and performing its obligations under this Agreement, it does not and will not rely on any promise, inducement or representation allegedly made by or on behalf of the other party with respect to the subject matter hereof, nor on any course of dealings or custom and usage in the trade, except as such promise, inducement or representation may be expressly set forth herein. No modification or amendment to this Agreement will be valid or binding unless such amendment or modification is not prohibited by the terms of the Operating Agreement and is reduced to writing and duly executed by the party or parties to be bound thereby.

     8.8 INDEPENDENT CONTRACTOR STATUS. NDC shall be deemed to be an independent contractor to the Company. Nothing contained in this Agreement shall create or be deemed to create the relationship of employer and employee, and no party to this Agreement shall, by reason hereof, be deemed to be a partner or a joint venturer of any other party hereto in the conduct of their respective businesses and/or the conduct of the activities contemplated by this Agreement. Except as specifically and explicitly provided in this Agreement, and subject to and in accordance with the provisions hereof, no party to this Agreement is now, shall become, or shall be deemed to be an agent or representative of any other party hereto with respect to the subject matter hereof. Except as herein explicitly and specifically provided, neither party shall have any authority or authorization, of any nature whatsoever, to speak for or bind the other party to this Agreement with respect to the subject matter hereof.

     8.9 BINDING EFFECTS; BENEFITS. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties to it and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     8.10 SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.

     8.11 FORCE MAJEURE. NDC shall be excused from performing the Services under this Agreement and shall have no liability to the Company for any period it is prevented from performing the Services, in whole or in part, as a result of delays caused by an act of God, war, civil disturbance, court order, labor dispute, or other cause beyond its reasonable control, including failures or fluctuations in electrical power, heat, light, or telecommunications, and such nonperformance shall not be a default under, or grounds for termination of, this Agreement.

     8.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against either party, whether under any rule of construction or otherwise. Neither party hereto shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all parties and their lawyers and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     8.13 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument.



                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


NATIONAL DATA CORPORATION


By:
    --------------------------------

Name:
     -------------------------------

Title:
      ------------------------------



POS ACQUISITION COMPANY LLC


By:
   ---------------------------------

Name:
     -------------------------------

Title:
      ------------------------------

                                   EXHIBIT D

                          FORM OF OPERATING AGREEMENT


                           SUPERCEDED BY AMENDMENT

                                   EXHIBIT E

                      FORM OF OPINION OF COUNSEL TO SELLER

                                                                       EXHIBIT E


                       [FORM OF MASTERCARD LEGAL OPINION]

[Capitalized terms used and not otherwise defined in this Opinion Letter shall have the meanings assigned to such terms in the Accord or the Purchase Agreement.]

     (1) The Company is existing and in good standing under the laws of the State of Delaware.

     (2) The Company has the corporate power to execute and deliver the Acquisition Documents, to perform its obligations under the Acquisition Documents and to own and use the Acquired Assets.

     (3) The Company has duly authorized the execution and delivery of the Acquisition Documents and all performance by the Company under the Acquisition Documents and has duly executed and delivered the Acquisition Documents.

     (4) No consent, approval, authorization or other action by, or filing with, any governmental authority of the United States or the State of Delaware is required for Company's execution and delivery of the Acquisition Documents and consummation of the Transaction.

                                   EXHIBIT F

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                                       EXHIBIT F


                     ASSIGNMENT AND ASSUMPTION AGREEMENT


     This Assignment and Assumption Agreement (the "Agreement") is made as of the 31st day of March, 1996, by and between MasterCard International Incorporated, a Delaware corporation ("Seller"), and POS Acquisition Company LLC, a Georgia limited liability company ("Newco"). Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Purchase Agreement (as defined below).

     WHEREAS, pursuant to that certain Asset Purchase and Contribution Agreement dated as of February 21, 1996 (the "Purchase Agreement") by and among Seller, Newco and National Data Corporation, a Delaware corporation ("Parent"), Seller has agreed to sell and assign the Purchased Assets to Newco and to contribute the Seller Contributed Assets to Newco, and Newco has agreed to purchase from Seller the Purchased Assets; and

     WHEREAS, as partial consideration for the contribution of the Seller Contributed Assets, Newco has agreed to assume the Assumed Liabilities; and

     WHEREAS, the parties hereto desire to execute this Agreement to further evidence the assignment by Seller and assumption by Newco;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

     1. Assignment. Seller hereby sells, assigns, transfers and conveys to Newco, its successors and assigns, all of the Purchased Assets and all of the Seller Contributed Assets, including, without limitation, all Seller's Real Property Leases, Contracts (other than Excluded Contracts), Seller's Permits, commitments and undertakings which constitute a portion of the Purchased Assets and the Seller Contributed Assets (all of the foregoing Seller's Real Property Leases, Contracts (other than Excluded Contracts), Seller's Permits, commitments and undertakings being collectively hereinafter referred to as the "Assigned Agreements").

     2. Assumption of Assumed Liabilities. Newco hereby assumes and undertakes to pay, perform and discharge the Assumed Liabilities.

     3. No Other Liabilities Assumed. Except for the Assumed Liabilities, Newco shall not be responsible for, does not assume, and shall not pay or perform any obligations or liabilities of Seller, whether known or unknown, fixed or contingent.

     4. Assignability of Assigned Agreements. To the extent that any of the Assigned Agreements are not assignable without the consent of another party and such consent has not been obtained on or prior to the Closing Date, this Agreement shall not constitute an assignment or attempted assignment if such assignment or attempted assignment would constitute a breach thereof. Any obligation of Seller under the Purchase Agreement to effect the transfer of any Assigned Agreement to Newco shall not be terminated or abridged by this provision.

     5. Cooperation. Seller agrees to cooperate with Newco in obtaining any consents or waivers of third parties necessary to transfer to Newco all property, rights and benefits in and under the Assigned Agreements.

     6. Further Assurances. At any time and from time to time after the date hereof, at the request of Newco, and without further consideration, Seller shall execute and deliver such other instruments of sale, assignment, transfer or conveyance confirmation and take such other action as Newco may reasonably request as necessary or desirable in order to more effectively transfer, convey and assign to Newco the Purchased Assets and the Seller Contributed Assets.

     7. Amendments. No amendment, modification, or waiver of any provision of this Agreement shall be valid or binding unless in writing and signed by each of the parties hereto.

     8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written

                          MASTERCARD INTERNATIONAL INCORPORATED


                          By:
                               -------------------------------
                               Name:
                               Title:


                          POS ACQUISITION COMPANY LLC


                          By:
                               -------------------------------
                               Name:
                               Title:

                                   EXHIBIT G

                      FORM OF OPINION OF COUNSEL TO PARENT


                           SUPERCEDED BY AMENDMENT

                                   EXHIBIT H

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT H


                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of this 31st day of March, 1996, among POS ACQUISITION COMPANY LLC, a Georgia limited liability company (the "Company"), and MASTERCARD INTERNATIONAL INCORPORATEDMASTERCARD, a Delaware corporation ("MasterCard");

                              W I T N E S S E T H:

     WHEREAS, MasterCard and National Data Corporation, a Delaware corporation ("NDC"), jointly formed the Company pursuant to that certain Asset Purchase and Contribution Agreement dated as of February 22, 1996 (the "Purchase Agreement") by contributing certain of the assets utilized in their respective businesses and having the Company assume certain of the liabilities of their respective businesses;

     WHEREAS, NDC and MasterCard have respective ownership interests (the "Membership Interests") in the Company of ninety-two and one-half percent (92.5%) and seven and one-half percent (7.5%);

     WHEREAS, pursuant to the Company's Operating Agreement dated as of March 31, 1996 by and between MasterCard and NDC, the Membership Interests may be converted into shares of stock (the "Shares") upon a Conversion (as defined in the Operating Agreement), or the Membership Interests may be converted into or exchanged for other equity securities ("Other Securities"), in connection with a business combination or other extraordinary transaction with respect to the Company; and

     WHEREAS, it is in the best interests of the Company and MasterCard that certain aspects of their relationship be regulated and that certain registration rights be granted to MasterCard;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     (a) "Affiliate" means, as to any Person, any other Person which, directly or indirectly, controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, or partnership or other ownership interests, by contract or otherwise).

     (b) "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia or New York, New York are authorized by law to close.

     (c) "Commission" means the Securities and Exchange Commission and any successor commission or agency having similar powers.

     (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (e) "Holders" means MasterCard and its successors, transferees and assigns, and any combination of them, and the term "Holder" shall mean any such person.

     (f) "IPO" means (i) a public offering of any class of equity securities of the Issuer that is effected through a firm commitment underwriting and pursuant to a registration statement declared effective under the Securities Act (any such offering will be deemed to have occurred for purposes of this Agreement on the date of the first closing at which the Issuer receives payment for the securities offered and sold thereby); (ii) any transaction which results in any class of equity securities of the Issuer being publicly traded in an established market and (iii) any transaction as a result of which the Issuer becomes subject (by law or by contract) to periodic reporting obligations under the Exchange Act.

     (g) "Issuer" means the Company and any successor entity, including without limitation any issuer of Shares or Other Securities.

     (h) "Minimum Registration Amount" means that number of Registrable Securities which represent not less than 30% of the Registrable Securities then outstanding.

     (i) "NASD" means the National Association of Securities Dealers, Inc..

     (j) "Operating Agreement" means that certain Operating Agreement by and between MasterCard and Ambassador dated as of March 31, 1996.

     (k) "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     (l) "Registrable Securities" means the Membership Interests, the Shares and the Other Securities that are beneficially owned from time to time by a Holder or Holders.. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
(ii) when they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) or may be distributed to the public without registration pursuant to Rule 144(k) (or any successor provision) under the Securities Act, (iii) when they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Issuer and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (iv) when they shall have ceased to be outstanding.

     (m) "Registration Expenses" means all expenses incident to the Issuer's performance of or compliance with Sections 3.1 and 3.3, including, without limitation, all printing expenses, messenger, telephone, duplication, word processing and delivery expenses incurred by the Issuer, the fees and disbursements of counsel for the Issuer and of its independent public accountants, and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, but not including such holders' proportionate share of underwriting discounts and commissions, applicable transfer taxes, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, fees and other expenses associated with filings with the NASD and the fees and disbursements of counsel retained by such holders.

     (n) "Securities Act" means the Securities Act of 1933, as amended.

                                   ARTICLE II
                            RESTRICTIONS ON TRANSFER

     2.1. General Restrictions.

     (a) Prior to any proposed transfer of any Registrable Securities (other than under the circumstances described in Article III hereof), the Holder thereof shall give written notice to the Issuer of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Issuer, shall be accompanied by an opinion of counsel reasonably satisfactory to the Issuer (it being agreed that Rogers & Wells shall be acceptable to render such opinion) to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon such Holder shall be entitled to transfer the Registrable Securities in accordance with the terms of its notice. Each certificate or instrument transferred as above provided shall bear the legend set forth in Section 2.1(b), except that such certificate or instrument shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 under the Securities Act (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such Registrable Securities in a public sale without registration under the Securities Act.

     (b) Except as provided in Section 2.1(a) and (c), each certificate evidencing Registrable Securities issued to any Holder shall bear a legend in substantially the following form:

      PURCHASERS OF THESE SECURITIES WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN REGISTERED (i) UNDER ANY STATE SECURITIES LAW (THE "STATE ACT"), OR
      (ii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), AND NEITHER THE SECURITIES NOR ANY PART THEREOF MAY BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER EACH APPLICABLE STATE ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACT OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED, AND (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED.

     (c) In the event that any Registrable Securities shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Issuer shall, upon the written request of the Holder thereof, issue to such Holder a new certificate evidencing such Registrable Securities without the legend required by Section 2.1(b) hereof endorsed thereon.

                                  ARTICLE III
                              REGISTRATION RIGHTS

     Section 3.1 Registration on Request of Holders.

     (a) The Holders shall have the right, at any time following the end of the eleventh month after an IPO, by written notice (the "Demand Notice") given to the Issuer, to request the Issuer to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Securities designated by such Holders, provided that the number of securities to be registered are not less than the Minimum Registration Amount. Upon receipt of any such Demand Notice, the Company shall promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Shares held by them in the proposed registration by submitting their own Demand Notice. Notwithstanding the foregoing, the following limitations shall be applicable to any such requested registration:

           (i) The right to participate in the requested registration shall be determined in accordance with Section 3.1(d) and (e) hereof.

           (ii) The Issuer shall be entitled on two occasions during each Demand Period (as defined in Section 3.1(b)) to postpone the filing of any registration statement otherwise required to be prepared and filed by the Issuer pursuant to this Section 3.1 for a reasonable period of time, but not in excess of 90 days (a "Delay Period"), if any executive officer of the Issuer determines in good faith that in such executive officer's reasonable judgment the registration and distribution of the Registrable Securities covered or to be covered by such registration statement would materially interfere with any pending or contemplated material public offering of equity securities by the Issuer or would require premature disclosure by the Issuer of any material corporate development (including potential material business combination and merger and acquisition transactions) affecting the Issuer and the Issuer promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days include in all Delay Periods during any Demand Period (as defined in Section 3.1(b)) shall not exceed the aggregate of
      (x) 90 days minus (y) the number of days occuring during all Hold Back Periods (as defined in Section 3.3) (other than any Hold Back Period with respect to an offering in which the Holders had the opportunity to participate and in which the Holders were able to sell at least 50% of the Registrable Securities that the Holders requested be included in such Registration Statement) during the Demand Period, and (ii) a period of at least 90 days shall elapse between the termination of any Delay Period or Hold Back Period and the commencement of the next succeeding Delay Period (regardless of whether the commencement of such succeeding Delay Period occurs during the same Demand Period as the preceding Delay Period). If the Issuer shall so postpone the filing of a registration statement, the Holders of Registrable Securities to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Securities that were to be registered to the Issuer (x) within 30 days after receipt of the notice of postponement or, if earlier, (y) the date such Delay Period is terminated (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Securities are entitled pursuant to this Section 3.1). The Issuer shall not be entitled to initiate a Delay Period pursuant to Section 3.1 unless it shall (A) concurrently prohibit sales by other security holders of the Issuer under registration statements covering securities held by such other security holders and (B) in accordance with the Issuer's policies from time to time in effect, prohibit purchases and sales in the open market by officers and directors (and persons holding equivalent positions) of the Issuer.

           (iii) Holders of a majority in number of the Registrable Securities to be included in a registration statement pursuant to this Section 3.1 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by providing a written notice to the Issuer revoking such request. The Holders who revoke such request shall reimburse the Issuer for all its out-of-pocket expenses incurred in the preparation, filing and processing of the registration statement through the date of revocation; provided, however, that, if such revocation was based on the Issuer's failure to comply in any material respect with its obligations under this Agreement, such reimbursement shall not be required. In the event the Holder revokes such request for registration and such revocation was not based upon the Issuer's failure to comply in any material respect with the obligations hereunder, the Holders whose Registrable Securities were to be included in such registration may not submit a Demand Request for 180 days after such revocation.

     (b) Except as otherwise provided in this Agreement, the Issuer shall be obligated to register Registrable Securities pursuant to this Section 3.1 on three occasions only; provided that (i) the Issuer shall only be obligated to effect one registration of Registrable Securities pursuant to this Section 3.1 during each 12 month period commencing following the end of the eleventh month after an IPO (each such period referred to as "Demand Period"); and (ii) such obligation shall not be deemed satisfied if (x) the registration statement does not become effective because of a material adverse change in the Issuer;
(y) such registration statement does become effective and the method of disposition is an underwritten public offering and any of the Registrable Securities included in such registration are not sold after execution of an underwriting agreement with respect thereto because the obligations of any underwriter to purchase any Registrable Securities are excused for any reason other than default or consent by a Holder; or (iii) the number of Registrable Securities to be sold is reduced by greater than 15 percent pursuant to Section 3.1(d) or (e).

     (c) Subject to Section 3.1(a)(ii), from the date of receipt of a Demand Notice from the Holders pursuant to Section 3.1(a) until the completion of the period of distribution of the registration contemplated therein not to exceed the period determined in accordance with Section 3.5(b), the Issuer will not file with the Commission any other registration statement with respect to its equity securities, whether for its own account or that of other security holders, provided that the Issuer shall not be prohibited from filing any registration statements on Forms S-4 or S-8 or any successor form. Except for a period of 120 days from receipt of a Demand Notice from the Holders (or from the end of any Delay Period if such Demand Notice has not been withdrawn or revoked during such Delay Period) with respect to a requested registration which provides for offers and sales of Registrable Securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor provision), the restriction on the filing of a registration statement by the Issuer set forth in this Section 3.1(c) shall not apply.The Issuer shall be entitled to include in any registration statement referred to in this
Section 3.1 shares of its capital stock to be sold by the Issuer for its own account or by other stockholders of the Issuer pursuant to other registration rights agreements, provided the registration statement relates to an underwritten public offering and in the opinion of the managing underwriter such inclusion would not adversely affect the marketing of the securities to be sold by the Holders of Registrable Securities.

     (d) Notwithstanding anything to the contrary in this Section 3.1, the amount of Registrable Securities to be included in an underwritten public offering may be reduced if and to the extent the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the Registrable Securities to be sold in such underwritten public offering including the price at which such Registrable Securities will be sold. If such a determination is made, (i) the number of shares to be included by the Issuer and the number of shares to be included by stockholders other than the Holders shall be reduced first; and then (ii) the number of Registrable Securities to be sold shall be reduced as provided in Section 3.1(e).

     (e) If a requested registration pursuant to this Section 3.1 involves an underwritten public offering and the number of Registrable Securities requested to be included in such registration is required to be reduced as described in
Section 3.1(d), then the Issuer will reduce the number of Registrable Securities requested to be included by each Holder pro rata in the proportion that the percentage of Restricted Shares requested by that Holder to be included bears to the total number of Registrable Securities requested to be included in that registration; provided, however, that the Holders requesting registration may agree among themselves a different priority.

     (f) If any requested registration pursuant to this Section 3.1 is in the form of an underwritten public offering, the Holders of a majority in number of the Registrable Securities to be included in the offering shall be entitled, after consultation with the Issuer, to select the manager or co-managers that will administer the offering.

     3.2. Incidental Registration. If the Issuer at any time proposes to register any of its equity securities under the Securities Act (other than pursuant to a registration statement on Forms S-4 or S-8, or any successor forms), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it shall at such time give each Holder of Registrable Securities prompt written notice of its intentions and, upon the written request of any such Holder made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Issuer shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Issuer has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

     (a) if, at any time after giving written notice of its intention to register any securities and, prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register such securities, the Issuer may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith);

     (b) if such registration shall be in connection with the Issuer's initial underwritten public offering (the "Initial Offering"), the Holders shall only be entitled to request registration of up to the number of Registrable Securities equal to one-half of the number of Registrable Securities (the "Maximum Number") which Maximum Number shall be reduced by the number of Registrable Securities previously sold pursuant to exercise of the Put Right (as defined in the Operating Agreement) ; and further provided, that if the managing underwriter advises the Issuer that, in its view, the registration and distribution of the number of equity securities of the Issuer (including the Registrable Securities) which the Issuer, the Holders, and all other persons intend to include in such registration exceeds the largest number of equity securities which can be sold without materially adversely affecting the marketing of the securities to be sold in such underwritten public offering (including the price at which such securities may be sold)(the "Maximum Offering Size"), the Issuer shall include in such registration, in the following priority, up to the Maximum Offering Size: (i) first, the number of Registrable Securities proposed to be sold by the Holders , which shall have priority in being included in such registration, (ii) second, all securities proposed to be sold by the Issuerthe ), and (iii) third, the number of shares proposed to be sold by all other security holders; and

     (c) if such registration shall be in connection with an underwritten public offering other than the Initial Offering and the managing underwriter advises the Issuer that, in its view, the registration and distribution of the number of equity securities of the Issuer (including the Registrable Securities) which the Issuer, the Holders, and all other persons intend to include in such registration exceeds the Maximum Offering Size, the Issuer shall include in such registration, in the following priority, up to the
Maximum Offering Size:   (i) first, all securities being sold by the Issuer,
which shall have priority in being included in such registration, (ii) second, all securities proposed to be sold by the Holders and all security holders other than Ambassador pro rata in proportion to the number of shares proposed to be sold by them (or based on the proposed offering price of the total number of securities included in such underwritten public offering requested to be included by them if shares of common stock are not being offered), and (iii) third, the securities proposed to be sold by Ambassador.

     3.3. Holdback Agreements.

     (a) If requested by the managing underwriter in connection with any underwritten public offering by the Issuer, each Holder of Registrable Securities, if requested by the managing underwriter of such public offering, will agree not to effect any public sale or distribution under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Issuer or other security convertible into or exchangeable or exercisable for any equity security of the Issuer (in each case, other than as part of such public offering) during the five (5) Business Days prior to, and during the 120-day period (or such longer period as requested by the underwriters and agreed to by the Holders) which begins on the effective date of such registration statement (each such period being referred to in this Agreement as a "Hold

Back Period"), provided that (i) Ambassador and the executive officers and directors of the Issuer shall be bound by the same selling restrictions as are applied to the Holders and the managing underwriter will not grant waiver of such restrictions to any other Person unless waivers on substantially the same terms are granted to the Holders; and (ii) each Holder of Registrable Securities shall receive written notice of such registration at least two (2) Business Days prior to the anticipated beginning of the five (5) day period referred to above.

     (b) The Issuer shall not effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Issuer (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Issuer or any subsidiary of the Issuer or the acquisition by the Issuer or a subsidiary of the Issuer of the capital stock or substantially all the assets of any other person or in connection with an employee stock ownership or other benefit plan) during the five (5) Business Days prior to the effective date of such registration statement.

     3.4 Designation of Underwriter. In the case of any registration pursuant to the provisions of Section 3.2 hereof which is proposed to be effected pursuant to a firm commitment underwriting, the Issuer shall select the managing underwriter after consultation with MasterCard, and all Holders of Registrable Securities participating in the registration shall sell their Registrable Securities only pursuant to such underwriting.

     3.5. Registration Procedures. If and whenever the Issuer is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Act, the Issuer shall:

     (a) promptly, and in any event within 30 days, prepare and file with the Commission a registration statement with respect to such securities, make all required filings with the NASD and use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable thereafter;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective; provided, however, that in the case of a registration statement on Form S-3 (or any successor form) which the Holders shall have requested providing for offers and sales of Registrable Securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor provision), the Issuer's obligations under this paragraph 3.5(b) shall not be subject to the foregoing six month limitation;

     (c) furnish to the Holders and to counsel (if any) selected by Holders of a majority in number of the Registrable Securities covered by such registration statement for review and comment (but not approval of the Holders or their counsel except with respect to any statement in the registration statement which relates to the Holder) copies of all documents proposed to be filed with the Commission in connection with such registration;

     (d) furnish to each Holder of the securities being sold such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Issuer shall not be obligated to furnish any Holder with more than two copies of such exhibits), such number of copies of the prospectus included in such registration statement (including such preliminary prospectus and any summary prospectus), in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the disposition of the securities owned by such selling Holder;

     (e) use its commercially reasonable efforts to register or qualify such securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller of the Registrable Securities shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Issuer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to service of process in any such jurisdiction other than process served in connection with alleged violations by the Issuer of the securities laws of such jurisdiction;

     (f) notify the Holders of any Registrable Securities covered by such registration statement promptly and (if requested) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such registration statement or the related prospectus or for additional information regarding such Holders, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such registration statement, prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen
(18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act;

     (h) use its commercially reasonable efforts to list such securities on any stock market on which the Shares are then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement.

     (i) if such registration is with respect to an underwritten offering undertaken pursuant to Section 3.1, take all appropriate and commercially reasonable actions requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities;

     (j) if such offering is in connection with an underwritten public offering
(i) use commercially reasonable efforts to obtain opinions of counsel to the Issuer and updates thereof (which opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and their counsel) as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters and have such opinions addressed to each selling Holder of Registrable Securities, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the registration statement), addressed to each selling Holder of Registrable Securities covered by the registration statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (iii) if requested, provide indemnification provisions and procedures substantially to the effect set forth in Section 3.7 hereof with respect to all parties to be indemnified pursuant to said Section (the above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder).

     For purposes of paragraph (b) of this Section 3.5, (i) the period of distribution of securities in an underwritten public offering shall be deemed to extend until the later of the date each underwriter has completed the distribution of all securities purchased by it and the termination of the period in which prospectuses must be delivered under Rule 174 of the Securities Act, and (ii) the period of distribution of securities in any other registration shall be deemed to extend until the earlier of the sale of all securities covered thereby and one hundred twenty (120) days after the effective date thereof; provided, however, in the case of a registration statement on Form S-3 (or any successor provision) which the Holders shall have requested providing for offers and sales pursuant to Rule 415 under the Securities Act (or any successor provision), the Issuer shall comply with its obligations under Section 5(b) until the Registrable Securities covered by such registration statement have been disposed of, but no more than a period of one year following the filing of such registration statement, it being understood and agreed that the Issuer may suspend its obligations to amend or supplement such registration statement for reasonable periods of time not to exceed 90 days from time to time (a "Suspension Period") if any executive officer of the Issuer determines in good faith that such amendment or supplement would require disclosure of any material corporate development affecting the Issuer and the Issuer promptly gives notice to the Holders of the Registrable Securities included in such Registration Statement of such determination. The one year period during which the Issuer is obligated to maintain such registration statement shall be extended for the duration of any Suspension Period.

     The Issuer may require each Holder of any securities as to which any registration is being effected to furnish to the Issuer such information regarding such Holder and the distribution of such securities as the Issuer may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such Holder agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading.

     In connection with each registration pursuant to Section 3.1 or 3.2 hereof covering an underwritten public offering, the Issuer and each selling Holder agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Issuer's size and investment stature and selling security holders, provided that such agreement shall not contain any such provision applicable to the Issuer or any Holder which is inconsistent with the provisions hereof.

     By acquisition of Registrable Securities, each Holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 3.5(f) hereof, such Holder shall promptly discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.5(f) hereof. If so directed by the Issuer, each Holder of Registrable Securities shall deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Issuer shall give any such notice, the period mentioned in Section 3.5(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.5(f).

     3.6. Expenses. Except as otherwise expressly provided in this Agreement, the Issuer shall pay all Registration Expenses in connection with each registration of Registrable Securities.

     3.7. Indemnification by the Issuer. The Issuer shall indemnify and hold harmless each Holder of Registrable Securities, each person who controls such Holder of Registrable Securities within the meaning of either Section 15 of the Act or Section 20(a) of the Exchange Act and the officers, directors, employees and agents of each such Holder and control Person (each such Person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities, costs (including costs of preparation and attorneys' fees) and expenses (including expenses of investigation) (collectively, "Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information relating to such Indemnified Holder and furnished in writing to the Issuer by such Indemnified Holder expressly for use therein. This indemnity shall be in addition to any liability which the Issuer may otherwise have.

     If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Issuer, such Indemnified Holder shall promptly notify the Issuer in writing, and the Issuer shall, at its expense, assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Holder and the payment of all expenses. The failure so to notify the Issuer shall not relieve the Issuer from any obligation or liability except to the extent (but only to the extent) that it shall finally be determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Issuer has been materially prejudiced by such failure. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (i) the Issuer has agreed to pay such fees and expenses or (ii) the Issuer shall have failed promptly to assume the defense of such action or proceeding or has failed to employ counsel satisfactory to such Indemnified Holder or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Issuer or an Affiliate of the Issuer, and there may be one or more defenses available to such Indemnified Holder which are additional to, or in conflict with, those available to the Issuer or such Affiliate (in which case, if such Indemnified Holder notifies the Issuer in writing that it elects to employ separate counsel at the expense of the Issuer, the Issuer shall have the right to approve such counsel (and such approval may not be unreasonably withheld) and the Issuer shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Issuer shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Holder. The Issuer shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Issuer agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment. Whether or not such defense is assumed by the Issuer, no Indemnified Holder shall be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). The Issuer shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Holder of a release, in form and substance satisfactory to the Indemnified Holder, from all liability in respect of such proceeding for which such Indemnified Holder would be entitled to indemnification hereunder (whether or not any Indemnified Holder is a party thereto).

     3.8. Indemnification by Holders of Registrable Securities. Each Holder of Registrable Securities agrees (severally but not jointly) to indemnify and hold harmless the Issuer, its directors and officers and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Holders, but only to the extentthat such Losses arise from information relating to such Holder furnished in writing by such holder expressly for use in any registration statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Issuer or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given to the Issuer and the Issuer or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

     3.9. Contribution. If the indemnification provided for in this Article III is unavailable to or insufficient to hold harmless an indemnified party under Section 3.7 or Section 3.8 hereof (other than by reason of exceptions or other limitations provided in those Sections) in respect of any Losses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Holders on the other hand from their sale of Registrable Securities or if such allocation is not permitted by applicable law, the relative fault of the Issuer on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 3.7, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Issuer and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 3.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     3.10. Participation in Public Offering. No Holder may participate in any public offering under Section 3.2 unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements complying with the requirements set forth in Section 3.5, including provisions for indemnification of underwriters and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

     3.11. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Issuer and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority other than the Securities Act.

     3.12 Public Reports. If the Issuer shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Issuer thereafter shall use its commercially reasonable efforts to file the reports required to be filed by it under the Exchange Act on a timely basis.

                                   ARTICLE IV
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

     The Company represents, warrants and covenants to each Holder as follows:

     (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Organization or Operating Agreement, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

     (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     (c) Neither the Company nor any successor Issuer will consummate a Conversion or other transaction resulting in the issuance of Shares or Other Securities unless and until proper provision shall have been made for the assumption and performance by the successor Issuer of all the Company's and Issuer's obligations under this Agreement.

                                   ARTICLE V
                                 MISCELLANEOUS

     5.1. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions thereof.

     5.3. No Inconsistent Agreements. The Issuer will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement. The Issuer has not previously entered into any continuing agreement with respect to any of its debt or equity securities granting any registration rights to any person.

     5.4. Remedies. The Issuer acknowledges and agrees that in the event of any breach of this agreement by it, the Holders would be irreparably harmed and could not be made whole by monetary damages. The Issuer accordingly agrees (a) to waive the defense in any action for specific performance that a remedy at law would be adequate, and (b) that the Holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

     5.5. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

     5.6. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be delivered (a) in person or by courier, (b) mailed by first class registered or certified mail, or (c) delivered by facsimile transmission, as follows:

     (a) If to MasterCard:


         MasterCard International Incorporated
         2000 Purchase Street
         Purchase, New York  10577-2509
         Attention:  William I. Jacobs
                     Executive Vice President

         Telephone:  (914) 249-5200
         Telecopier: (914) 249-5475

     with a copy (which shall not constitute notice) to:

         MasterCard International Incorporated
         2000 Purchase Street
         Purchase, New York  10577-2509
         Attention:  Robert E. Norton, Jr.
                     General Counsel

         Telephone:  (914) 249-5301
         Telecopier: (914) 249-4262

     with a copy (which shall not constitute notice) to:

         Rogers & Wells
         200 Park Avenue
         New York, New York 10166-0153
         Attention:  John A. Healy, Esq.

         Telephone:  (212) 878-8281
         Telecopier: (212) 878-8375

     (b) If to the Issuer:

          POS Acquisition Company LLC
          National Data Plaza
          Atlanta, Georgia 30329-2010
          Attention:  Mr. Robert A. Yellowlees
                      Chief Executive Officer

          Telephone:  (404) 728-2000
          Telecopier: (404) 728-3509

     with a copy (which shall not constitute notice) to:

          POS Acquisition Company LLC
          National Data Plaza
          Atlanta, Georgia 30329-2010
          Attention:  E. Michael Ingram, Esq.

          Telephone:  (404) 728-2504
          Telecopier: (404) 728-2551

     with a copy (which shall not constitute notice) to:

          Alston & Bird
          One Atlantic Center
          1201 West Peachtree Street
          Atlanta, Georgia 30309
          Attention:  B. Harvey Hill, Jr., Esq.

          Telephone:  (404) 881-7446
          Telecopier: (404) 881-7777

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 5.6. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

     5.7. Applicable Law. The laws of the State of Georgia shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

     5.8. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     5.9. Successors, Assigns, Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors, and assigns. Without limiting the generality of the foregoing, the registration rights conferred herein on the Holders of the Registrable Securities shall inure to the benefit of any and all subsequent Holders from time to time of the Registrable Securities, unless otherwise agreed to by such subsequent Holders; provided that such subsequent Holders promptly provide the Issuer with their names and addresses.

     5.10. Defaults. A default by any party to this Agreement in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party.

     5.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

     5.12. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     5.13. Recapitalization, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Shares or any other change in capital structure of the Issuer, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights of the Holders under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        HOLDER:MASTERCARD
                                        MASTERCARD INTERNATIONAL
                                        INCORPORATED:MASTERCARD


                                        By:
                                            -----------------------------
                                            Name:
                                                 ------------------------
                                            Title:
                                                  -----------------------



                                        THE COMPANY:


                                        POS ACQUISITION COMPANY LLC


                                        By:
                                            -----------------------------
                                            Name:
                                                 ------------------------
                                            Title:
                                                  -----------------------

                                   EXHIBIT I

               FORM OF NEWCO ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                                       EXHIBIT I


                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement (the "Agreement") is made as of the 31st day of March, 1996, by and between National Data Corporation, a Delaware corporation ("Parent"), and POS Acquisition Company LLC, a Georgia limited liability company ("Newco"). Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Purchase Agreement (as defined below).

     WHEREAS, pursuant to that certain Asset Purchase and Contribution Agreement dated as of February 22, 1996 (the "Purchase Agreement") by and among Parent, Newco and MasterCard International Incorporated, a Delaware corporation, Parent has agreed to contribute the Parent Contributed Assets to Newco; and

     WHEREAS, as partial consideration for the contribution of the Parent Contributed Assets, Newco has agreed to assume the Newco Assumed Liabilities; and

     WHEREAS, the parties hereto desire to execute this Agreement to further evidence the assignment by Parent and assumption by Newco;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

     1. Assignment. Parent hereby assigns, transfers and conveys to Newco, its successors and assigns, all of the Parent Contributed Assets, including, without limitation, all Parent's Real Property Leases, Parent Contracts (other than Parent Excluded Contracts), commitments and undertakings which constitute a portion of the Parent Contributed Assets (all of the foregoing Parent's Real Property Leases, Parent Contracts (other than Parent Excluded Contracts), commitments and undertakings being collectively hereinafter referred to as the "Assigned Agreements").

     2. Assumption of Assumed Liabilities. Newco hereby assumes and undertakes to pay, perform and discharge the Newco Assumed Liabilities.

     3. No Other Liabilities Assumed. Except for the Newco Assumed Liabilities, Newco shall not be responsible for, does not assume, and shall not pay or perform any obligations or liabilities of Parent, whether known or unknown, fixed or contingent.

     4. Assignability of Assigned Agreements. To the extent that any of the Assigned Agreements are not assignable without the consent of another party and such consent has not been obtained on or prior to the Closing Date, this Agreement shall not constitute an assignment or attempted assignment if such assignment or attempted assignment would constitute a breach thereof. Any obligation of Parent under the Purchase Agreement to effect the transfer of any Assigned Agreement to Newco shall not be terminated or abridged by this provision.

     5. Cooperation. Parent agrees to cooperate with Newco in obtaining any consents or waivers of third parties necessary to transfer to Newco all property, rights and benefits in and under the Assigned Agreements.

     6. Further Assurances. At any time and from time to time after the date hereof, at the request of Newco, and without further consideration, Parent shall execute and deliver such other instruments of assignment, transfer or conveyance confirmation and take such other action as Newco may reasonably request as necessary or desirable in order to more effectively transfer, convey and assign to Newco the Parent Contributed Assets.

     7. Amendments. No amendment, modification, or waiver of any provision of this Agreement shall be valid or binding unless in writing and signed by each of the parties hereto.

     8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                NATIONAL DATA CORPORATION


                                By:
                                    ---------------------------------------
                                Name:
                                      -------------------------------------
                                Title:
                                      -------------------------------------




                                POS ACQUISITION COMPANY LLC


                                By:
                                    ---------------------------------------
                                Name:
                                      -------------------------------------
                                Title:
                                      -------------------------------------


                                     -2-